FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207132-19

September 17, 2018

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,147,029,582

 (Approximate Initial Mortgage Pool Balance)

$1,000,201,000

(Offered Certificates)

Benchmark 2018-B6 Mortgage Trust

 As Issuing Entity

Citigroup Commercial Mortgage Securities Inc.

As Depositor

Commercial Mortgage Pass-Through Certificates, Series 2018-B6

German American Capital Corporation

 JPMorgan Chase Bank, National Association

Citi Real Estate Funding Inc.

As Sponsors and Mortgage Loan Sellers

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Citigroup	Deutsche Bank Securities	J.P. Morgan

Co-Lead Managers and Joint Bookrunners

Drexel Hamilton	The Williams Capital Group, L.P.
Co-Manager	Co-Manager

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the preliminary prospectus, dated on or about September 17, 2018, included as part of our registration statement (SEC File No. 333-207132) (the “Preliminary Prospectus”). The Preliminary Prospectus contains material information that is not contained in this Term Sheet (including, without limitation, a detailed discussion of risks associated with an investment in the offered securities under the heading “Risk Factors” in the Preliminary Prospectus). The Preliminary Prospectus is available upon request from Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC or The Williams Capital Group, L.P. This Term Sheet is subject to change.

For information regarding certain risks associated with an investment in this transaction, refer to “Risk Factors” in the Preliminary Prospectus. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus.

The Securities May Not Be a Suitable Investment for You

The securities offered by this Term Sheet are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity of, the aggregate amount and timing of distributions on and the market value of the offered securities are subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the securities. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in this Term Sheet.

The securities offered by these materials are being offered when, as and if issued. This Term Sheet is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this Term Sheet may not pertain to any securities that will actually be sold. The information contained in this Term Sheet may be based on assumptions regarding market conditions and other matters as reflected in this Term Sheet. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this Term Sheet should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this Term Sheet may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this Term Sheet or derivatives thereof (including options). Information contained in this Term Sheet is current as of the date appearing on this Term Sheet only. Information in this Term Sheet regarding the securities and the mortgage loans backing any securities discussed in this Term Sheet supersedes all prior information regarding such securities and mortgage loans. None of Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC or The Williams Capital Group, L.P. provides accounting, tax or legal advice.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates” in the Preliminary Prospectus). See also “Legal Investment” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CERTIFICATE SUMMARY

OFFERED CERTIFICATES

Offered Classes	Expected Ratings (S&P / Fitch / DBRS)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Initial Pass-Through Rate(4)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(5)	Expected Principal Window(5)
Class A-1	AAA(sf) / AAAsf / AAA(sf)	$19,640,000	30.000%	%	(6)	2.66	11/18 - 5/23
Class A-2	AAA(sf) / AAAsf / AAA(sf)	$159,660,000	30.000%	%	(6)	4.84	5/23 - 9/23
Class A-3	AAA(sf) / AAAsf / AAA(sf)	(7)	30.000%	%	(6)	(7)	(7)
Class A-4	AAA(sf) / AAAsf / AAA(sf)	(7)	30.000%	%	(6)	(7)	(7)
Class A-AB	AAA(sf) / AAAsf / AAA(sf)	$32,741,000	30.000%	%	(6)	7.29	9/23 - 3/28
Class X-A	NR / AAAsf / AAA(sf)	$910,798,000(8)	N/A	%	Variable IO(9)	N/A	N/A
Class X-B	NR / A-sf / A(high)(sf)	$89,403,000(8)	N/A	%	Variable IO(9)	N/A	N/A
Class A-S	NR / AAAsf / AAA(sf)	$128,518,000	18.500%	%	(6)	9.90	8/28 - 9/28
Class B	NR / AA-sf / AA(sf)	$46,099,000	14.375%	%	(6)	9.92	9/28 - 9/28
Class C	NR / A-sf / A(sf)	$43,304,000	10.500%	%	(6)	9.92	9/28 - 9/28

NON-OFFERED CERTIFICATES

Non-Offered Classes	Expected Ratings (S&P / Fitch / DBRS)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Initial Pass-Through Rate(4)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(5)	Expected Principal Window(5)
Class X-D	NR / BBB-sf / BBB(sf)	$50,290,000(8)	N/A	%	Variable IO(9)	N/A	N/A
Class D	NR / BBBsf / BBB(high)(sf)	$27,939,000	8.000%	%	(6)	9.92	9/28 - 9/28
Class E	NR / BBB-sf / BBB(low)(sf)	$22,351,000	6.000%	%	(6)	9.92	9/28 - 9/28
Class F-RR(10)	NR / BB+sf / BB(high)(sf)	$11,175,000	5.000%	%	(6)	9.92	9/28 - 9/28
Class G-RR(10)	NR / BB-sf / BB(sf)	$11,176,000	4.000%	%	(6)	9.92	9/28 - 9/28
Class J-RR(10)	NR / B-sf / B(sf)	$11,175,000	3.000%	%	(6)	9.96	9/28 - 10/28
Class NR-RR(10)	NR / NR / NR	$33,527,108	0.000%	%	(6)	10.02	10/28 - 11/28
Class S(11)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Class R(11)	N/A	N/A	N/A	N/A	N/A	N/A	N/A

NON-OFFERED VERTICAL RISK RETENTION INTEREST

Non-Offered Eligible Vertical Interest	Expected Ratings (S&P / Fitch / DBRS)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Initial Pass-Through Rate(4)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(5)	Expected Principal Window(5)
VRR Interest(12)	NR / NR / NR	$29,485,474	N/A	%	WAC(13)	8.89	11/18 - 11/28

(1)	It is a condition of issuance that the offered certificates and certain classes of non-offered certificates receive the ratings set forth above. The anticipated ratings shown are those of S&P Global Ratings, a Standard & Poor’s Financial Services LLC business (“S&P”), Fitch Ratings, Inc. (“Fitch”) and DBRS, Inc. (“DBRS”). Subject to the discussion under “Ratings” in the Preliminary Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Preliminary Prospectus. S&P, Fitch and DBRS have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites. Credit ratings referenced throughout this Term Sheet are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

(2)	Approximate, subject to a variance of plus or minus 5% and further subject to (i) any variation in the certificate balances of the Class A-3 certificates and the Class A-4 certificates, as described in footnote (7) below, and (ii) any variation in the certificate balances of the VRR Interest (as defined in footnote (12) below) following calculation of the actual fair value of all of the “ABS interests” (as such term is defined in Regulation RR) issued by the issuing entity, as described in under “Credit Risk Retention” in the Preliminary Prospectus. The certificate balance of the VRR Interest is not included in the certificate balance or notional amount of any other class of certificates listed in the table above, and the VRR Interest is not offered hereby. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D certificates may vary depending upon the final pricing of the classes of Principal Balance Certificates (as defined in footnote (3) below) whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B or Class X-D certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the Closing Date.

(3)	The approximate initial credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates are represented in the aggregate. The approximate initial credit support percentages shown in the table above do not take into account the VRR Interest. However, losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class J-RR and Class NR-RR certificates (collectively, the “Non-Vertically Retained Principal Balance Certificates”), on the other hand, pro rata in accordance with their respective outstanding certificate balances. See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus. The VRR Interest and the Non-Vertically Retained Principal Balance Certificates are collectively referred to in this Term Sheet as the “Principal Balance Certificates”.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

CERTIFICATE SUMMARY (continued)

(4)	Approximate per annum rate as of the Closing Date.

(5)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus.

(6)	For any distribution date, the pass-through rate for each class of the Non-Vertically Retained Principal Balance Certificates will generally be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate described in clause (ii), or (iv) the weighted average rate described in clause (ii) less a specified percentage, but no less than 0.000%, as described under “Description of the Certificates—Distributions—Pass-Through Rates” in the Preliminary Prospectus.

(7)	The exact initial certificate balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, weighted average lives and principal windows of the Class A-3 and Class A-4 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-3 and Class A-4 certificates is expected to be approximately $570,239,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Window
Class A-3	$100,000,000 - $265,000,000	9.48 – 9.64	3/28 - 6/28 / 3/28 - 7/28
Class A-4	$305,239,000 - $470,239,000	9.82 – 9.79	7/28 - 8/28 / 6/28 - 8/28

(8)	The Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X Certificates”) will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each class of Class X Certificates at the related pass-through rate based upon the related notional amount. The notional amount of each class of the Class X Certificates will be equal to the certificate balance or the aggregate of the certificate balances, as applicable, from time to time of the class or classes of the Non-Vertically Retained Principal Balance Certificates identified in the same row as such class of Class X Certificates in the chart below (as to such class of Class X Certificates, the “Corresponding Principal Balance Certificates”):

Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S
Class X-B	Class B and Class C
Class X-D	Class D and Class E

(9)	The pass-through rate for each class of Class X Certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the class or classes of Corresponding Principal Balance Certificates as in effect from time to time, as described in the Preliminary Prospectus.

(10)	In partial satisfaction of the risk retention obligations of Citi Real Estate Funding Inc. (“CREFI”), as “retaining sponsor” (as such term is defined in Regulation RR)) with respect to this transaction, all of the Class F-RR, Class G-RR, Class J-RR and Class NR-RR certificates (collectively, the “HRR Certificates”), with an aggregate fair value expected to represent approximately 2.479% of the fair value, as of the Closing Date, of all ABS interests issued by the issuing entity, will collectively constitute an “eligible horizontal residual interest” (as such term is defined in Regulation RR) that is to be purchased and retained by KKR Real Estate Credit Opportunity Partners Aggregator I L.P., a Delaware limited partnership, in accordance with the credit risk retention rules applicable to this securitization transaction. See “Credit Risk Retention” in the Preliminary Prospectus.

(11)	Neither the Class S certificates nor the Class R certificates will have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. Excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates as set forth in “Description of the Certificates—Distributions—Excess Interest” in the Preliminary Prospectus. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in the Preliminary Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

(12)	In satisfaction of CREFI’s remaining risk retention obligations as retaining sponsor, CREFI is expected to acquire (or cause one or more other retaining parties to acquire) from the depositor, on the Closing Date, portions of an “eligible vertical interest” (as such term is defined in Regulation RR) in the form of a “single vertical security” (as defined in Regulation RR) with an initial certificate balance of approximately $29,485,474 (the “VRR Interest”), which is expected to represent approximately 2.571% of the aggregate initial certificate balance of all of the ABS interests issued by the issuing entity on the Closing Date. The VRR Interest will be retained by certain retaining parties in accordance with the credit risk retention rules applicable to this securitization transaction. See “Credit Risk Retention” in the Preliminary Prospectus. The VRR Interest is a class of certificates.

(13)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance(2)	$1,147,029,582
Number of Mortgage Loans	55
Number of Mortgaged Properties	211
Average Cut-off Date Balance	$20,855,083
Weighted Average Mortgage Rate	4.63573%
Weighted Average Remaining Term to Maturity/ARD (months)(3)	109
Weighted Average Remaining Amortization Term (months)(4)	354
Weighted Average Cut-off Date LTV Ratio(5)	56.1%
Weighted Average Maturity Date/ARD LTV Ratio(3)(5)	53.0%
Weighted Average UW NCF DSCR(6)	2.15x
Weighted Average Debt Yield on Underwritten NOI(7)	11.6%
% of Initial Pool Balance of Mortgage Loans that are Amortizing Balloon	17.3%
% of Initial Pool Balance of Mortgage Loans that are Interest Only then Amortizing Balloon	22.8%
% of Initial Pool Balance of Mortgage Loans that are Interest Only	59.9%
% of Initial Pool Balance of Mortgaged Properties with Single Tenants	24.6%
% of Initial Pool Balance of Mortgage Loans with Mezzanine Debt	16.7%
% of Initial Pool Balance of Mortgage Loans with Subordinate Debt	15.7%

(1)	The Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR, Debt Yield on Underwritten NOI and Cut-off Date Balance Per SF / Rooms information for each mortgage loan is presented in this Term Sheet (i) if such mortgage loan is part of a loan combination (as defined under “Collateral Overview—Loan Combination Summary” below), based on both that mortgage loan and any related pari passu companion loan(s) but, unless otherwise specifically indicated, without regard to any related subordinate companion loan(s), and (ii) unless otherwise specifically indicated, without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	Unless otherwise indicated, mortgage loans with anticipated repayment dates are presented as if they were to mature on the anticipated repayment date.

(4)	Excludes mortgage loans that are interest-only for the entire term.

(5)	The Cut-off Date LTV Ratios and Maturity Date/ARD LTV Ratios presented in this Term Sheet are generally based on the “as-is” appraised values of the related mortgaged properties (as set forth on Annex A to the Preliminary Prospectus), provided that such LTV ratios may be calculated based on (i) “as-stabilized” or similar values in certain cases where the completion of certain hypothetical conditions or other events at the property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, (ii) the “as-is” appraised value for a mortgaged property plus either (1) a property improvement reserve, which has been established at origination of the related mortgage loan, or (2) the net present value of a real estate tax abatement benefitting the related mortgaged property, or (iii) the Cut-off Date Balance or Balloon Balance, as applicable, net of a related earnout or holdback reserve, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(6)	The UW NCF DSCR for each mortgage loan is generally calculated by dividing the UW NCF for the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due.

(7)	The Debt Yield on Underwritten NOI for each mortgage loan is generally calculated as the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is generally calculated as the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of such mortgage loan; provided, that such Debt Yields may be calculated based on the Cut-off Date Balance net of a related earnout or holdback reserve, as further described in the definitions of “Debt Yield on Underwritten NOI” and “Debt Yield on Underwritten NCF” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Citigroup Global Markets Inc. Deutsche Bank Securities Inc. J.P. Morgan Securities LLC
Co-Managers:	Drexel Hamilton, LLC The Williams Capital Group, L.P.
Depositor:	Citigroup Commercial Mortgage Securities Inc.
Initial Pool Balance:	$1,147,029,582
Master Servicer:	KeyBank National Association
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Certificate Administrator:	Citibank, N.A.
Trustee:	Wilmington Trust, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Risk Retention Consultation Parties:	Citi Real Estate Funding Inc., Deutsche Bank AG, acting through its New York Branch and JPMorgan Chase Bank, National Association
Credit Risk Retention:

For a discussion on the manner in which the U.S. credit risk retention requirements are being satisfied by Citi Real Estate Funding Inc., as retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus. Note that this securitization transaction is not structured to satisfy the EU risk retention and due diligence requirements

Closing Date:	On or about October 9, 2018
Cut-off Date:	With respect to each mortgage loan, the due date in October 2018 for that mortgage loan (or, in the case of any mortgage loan that has its first due date subsequent to October 2018, the date that would have been its due date in October 2018 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month)
Determination Date:	The 6th day of each month or next business day, commencing in November 2018
Distribution Date:	The 4th business day after the Determination Date, commencing in November 2018
Interest Accrual:	Preceding calendar month
ERISA Eligible:	The offered certificates are expected to be ERISA eligible, subject to the exemption conditions described in the Preliminary Prospectus
SMMEA Eligible:	No
Payment Structure:	Sequential Pay
Day Count:	30/360
Tax Structure:	REMIC
Rated Final Distribution Date:	November 2051
Cleanup Call:	1.0%
Minimum Denominations:

$10,000 minimum for the offered certificates (other than the Class X-A and Class X-B certificates); $1,000,000 minimum for the Class X-A and Class X-B certificates; and integral multiples of $1 thereafter for all the offered certificates

Delivery:	Book-entry through DTC
Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

TRANSACTION HIGHLIGHTS

▪	$1,000,201,000 (Approximate) New-Issue Multi-Borrower CMBS:

—	Overview: The mortgage pool consists of 55 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $1,147,029,582 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $20,855,083 and are secured by 211 mortgaged properties located throughout 27 states

—	LTV: 56.1% weighted average Cut-off Date LTV Ratio

—	DSCR: 2.15x weighted average Underwritten Debt Service Coverage Ratio

—	Debt Yield: 11.6% weighted average Debt Yield on Underwritten NOI

—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-AB

▪	Loan Structural Features:

—	Amortization: 40.1% of the mortgage loans by Initial Pool Balance have scheduled amortization:

-	17.3% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity

-	22.8% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity

—	Hard Lockboxes: 66.1% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—	Cash Traps: 98.2% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than (i) a 1.05x coverage or (ii) a 6.0% debt yield, that fund an excess cash flow reserve

—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

-	Real Estate Taxes: 47 mortgage loans representing 73.9% of the Initial Pool Balance

-	Insurance: 23 mortgage loans representing 29.6% of the Initial Pool Balance

-	Replacement Reserves (Including FF&E Reserves): 47 mortgage loans representing 66.0% of the Initial Pool Balance

-	Tenant Improvements / Leasing Commissions: 26 mortgage loans representing 70.5% of the portion of the Initial Pool Balance that is secured by office, retail, industrial and mixed use properties

—	Predominantly Defeasance Mortgage Loans: 69.8% of the mortgage loans by Initial Pool Balance permit defeasance only after an initial lockout period

▪	Multiple-Asset Types > 5.0% of the Initial Pool Balance:

—	Office: 46.7% of the mortgaged properties by allocated Initial Pool Balance are office properties

—	Retail: 19.1% of the mortgaged properties by allocated Initial Pool Balance are retail properties (6.5% are anchored retail properties)

—	Multifamily: 11.7% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties

—	Hospitality: 10.4% of the mortgaged properties by allocated Initial Pool Balance are hospitality properties

—	Industrial: 8.3% of the mortgaged properties by allocated Initial Pool Balance are industrial properties

▪	Geographic Diversity: The 211 mortgaged properties are located throughout 27 states, with only 3 states having greater than 10.0% of the allocated Initial Pool Balance: California (18.9%), Florida (17.1%) and New York (15.0%)

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW

Mortgage Loans by Loan Seller

Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Citi Real Estate Funding Inc.	27	29	$365,738,273	31.9%
German American Capital Corporation	15	21	364,645,767	31.8
JPMorgan Chase Bank, National Association	12	160	306,645,542	26.7
JPMorgan Chase Bank, National Association/German American Capital Corporation(1)	1	1	110,000,000	9.6
Total	55	211	$1,147,029,582	100.0%

(1)	The Aventura Mall mortgage loan is part of a loan combination that was co-originated by JPMorgan Chase Bank, National Association, Wells Fargo Bank, National Association, Deutsche Bank AG, acting through its New York Branch, and Morgan Stanley Bank, N.A. Such mortgage loan is evidenced by two (2) promissory notes: (i) note A-2-A-4, with an outstanding principal balance of $75,000,000 as of the cut-off date, as to which JPMorgan Chase Bank, National Association is acting as mortgage loan seller; and (ii) note A-2-B-4, with an outstanding principal balance of $35,000,000 as of the cut-off date, as to which German American Capital Corporation is acting as mortgage loan seller.

Ten Largest Mortgage Loans(1)(2)

#	Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF/Units	Cut-off Date Balance Per SF/Units	UW NCF DSCR		UW NOI Debt Yield	Cut-off Date LTV Ratio(3)
1	Aventura Mall	$110,000,000	9.6%	Retail	1,217,508	1,155	2.58	x	11.0%	40.8%
2	Moffett Towers II - Building 1	76,000,000	6.6	Office	350,633	479	2.00	x	11.5%	46.8%
3	The Delmar	74,000,000	6.5	Multifamily	188	393,617	1.69	x	8.2%	62.1%
4	Willow Creek Corporate Center	72,500,000	6.3	Office	421,785	210	1.92	x	9.5%	65.0%
5	West Coast Albertsons Portfolio	65,000,000	5.7	Industrial	2,798,877	34	4.17	x	18.0%	31.6%
6	636 11th Avenue	50,000,000	4.4	Office	564,004	426	2.39	x	10.3%	56.1%
7	Town Park Commons	47,610,000	4.2	Office	350,012	136	2.05	x	11.1%	64.8%
8	Workspace	40,000,000	3.5	Various	9,884,763	59	3.60	x	21.6%	35.4%
9	1800 Vine Street	34,900,000	3.0	Office	60,684	575	1.85	x	9.0%	60.9%
10	One American Place	31,464,484	2.7	Office	333,084	94	1.55	x	11.7%	72.3%
	Top 10 Total / Wtd. Avg.	$601,474,484	52.4%				2.40	x	11.9%	51.7%
	Remaining Total / Wtd. Avg.	545,555,098	47.6				1.86	x	11.4%	60.9%
	Total / Wtd. Avg.	$1,147,029,582	100.0%				2.15	x	11.6%	56.1%

(1)	See footnotes to table entitled “Mortgage Pool Characteristics” above.

(2)	With respect to each mortgage loan that is part of a loan combination (as identified under “Collateral Overview—Loan Combination Summary” below), the UW NCF DSCR, UW NOI Debt Yield and Cut-off Date LTV Ratio are calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s) or other indebtedness.

(3)	With respect to certain of the mortgage loans identified above, the Cut-off Date LTV Ratios have been calculated using “as-stabilized”, “portfolio premium” or similar hypothetical values. Such mortgage loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Loan Combination Summary

Mortgaged Property Name(1)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Controlling Pooling/Trust and Servicing Agreement (“Controlling PSA”)(2)	Master Servicer / Outside Servicer	Special Servicer / Outside Special Servicer
Aventura Mall	$110,000,000	9.6%	$1,296,700,000	$343,300,000	$1,750,000,000	Aventura Mall Trust 2018-AVM	Wells Fargo	CWCapital
Moffett Towers II – Building 1	$76,000,000	6.6%	$92,000,000	—	$168,000,000	BMARK 2018-B6	KeyBank	Midland
Willow Creek Corporate Center	$72,500,000	6.3%	$16,225,000	—	$88,725,000	BMARK 2018-B6	KeyBank	Midland
West Coast Albertsons Portfolio	$65,000,000	5.7%	$29,000,000	—	$94,000,000	BMARK 2018-B6	KeyBank	Midland
636 11th Avenue	$50,000,000	4.4%	$190,000,000	—	$240,000,000	Benchmark 2018-B4	Wells Fargo	CWCapital
Workspace	$40,000,000	3.5%	$539,000,000	$696,000,000	$1,275,000,000	JPMCC 2018-WPT	KeyBank	KeyBank
TriBeCa House	$30,000,000	2.6%	$160,000,000	$67,000,000	$257,000,000	COMM 2018-HOME	Wells Fargo	AEGON
Overland Park Xchange	$28,000,000	2.4%	$50,000,000	—	$78,000,000	BMARK 2018-B6	KeyBank	Midland
JAGR Hotel Portfolio	$20,000,000	1.7%	$29,000,000	—	$49,000,000	Benchmark 2018-B4	Wells Fargo	CWCapital
Concord Plaza	$20,000,000	1.7%	$19,000,000	—	$39,000,000	BMARK 2018-B6	KeyBank	Midland

(1)	Each of the mortgage loans included in the issuing entity that is secured by a mortgaged property or portfolio of mortgaged properties identified in the table above, together with the related companion loan(s) (none of which is included in the issuing entity), is referred to in this Term Sheet as a “loan combination”. See “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus.

(2)	Each loan combination will be serviced under the related Controlling PSA and, in the event the Controlling Note is included in the related securitization transaction, the controlling class representative (or an equivalent entity) under such Controlling PSA will generally be entitled to exercise the rights of controlling note holder for the subject loan combination. See, however, the chart entitled “Loan Combination Controlling Notes and Non-Controlling Notes” below and “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus for a discussion of who will be entitled to exercise such rights in the event the Controlling Note is held by a third party or included in a separate securitization transaction.

Mortgage Loans with Existing Mezzanine Debt or Subordinate Debt(1)

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Mezzanine Debt Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance(2)	Wtd. Avg Cut-off Date Total Debt Interest Rate(2)	Cut-off Date Mortgage Loan LTV(3)	Cut-off Date Total Debt LTV(2)	Cut-off Date Mortgage Loan UW NCF DSCR(3)		Cut-off Date Total Debt UW NCF DSCR(2)		Cut-off Date Mortgage Loan UW NOI Debt Yield(3)	Cut-off Date Total UW NOI Debt Yield(2)
Aventura Mall	$110,000,000	$1,296,700,000	—	$343,300,000	$1,750,000,000	4.12125%	40.8%	50.7%	2.58	x	2.07	x	11.0%	8.8%
Moffett Towers II – Building 1	$76,000,000	$92,000,000	$112,000,000	—	$280,000,000	4.73638%	46.8%	78.1%	2.00	x	1.17	x	11.5%	6.9%
West Coast Albertsons Portfolio	$65,000,000	$29,000,000	$106,000,000	—	$200,000,000	4.76955%	31.6%	67.3%	4.17	x	1.66	x	18.0%	8.4%
Workspace	$40,000,000	$539,000,000	—	$696,000,000	$1,275,000,000	5.34560%	35.4%	78.0%	3.60	x	1.63	x	21.6%	9.8%
TriBeCa House	$30,000,000	$160,000,000	$103,000,000	$67,000,000	$360,000,000	4.50600%	32.8%	62.1%	2.43	x	1.12	x	9.9%	5.2%
JAGR Hotel Portfolio	$20,000,000	$29,000,000	$5,000,000	—	$54,000,000	5.55007%	66.7%	73.5%	1.80	x	1.55	x	11.7%	10.6%

(1)	See footnotes to table entitled “Mortgage Pool Characteristics” above.

(2)	All “Total Debt” calculations set forth in the table above include any related pari passu companion loan(s), any related subordinate companion loan(s) and any related mezzanine debt.

(3)	“Cut-off Date Mortgage Loan LTV”, “Cut-off Date Mortgage Loan UW NCF DSCR” and “Cut-off Date Mortgage Loan UW NOI Debt Yield” calculations include any related pari passu companion loan(s).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Loan Combination Controlling Notes and Non-Controlling Notes(1)(2)

Mortgaged Property Name	Servicing of Loan Combination	Note Detail	Controlling Note	Current Holder of Unsecuritized Note(3)(4)	Current or Anticipated Holder of Securitized Note(3)	Aggregate Cut-off Date Balance
Aventura Mall	Outside Serviced	Notes A-1-A, A-1-B, A-1-C, A-1-D	Yes (Note A-1-A)	—	Aventura Mall Trust 2018-AVM	$406,700,000
		Notes A-2-A-1, A-2-B-3	No	—	Benchmark 2018-B4	$115,000,000
		Notes A-2-A-2, A-2-B-2-A	No	—	Benchmark 2018-B5	$103,000,000
		Notes A-2-A-4, A-2-B-4	No	—	Benchmark 2018-B6	$110,000,000
		Notes A-2-A-3, A-2-A-5	No	JPMorgan Chase Bank, National Association	Not Identified	$125,000,000
		Notes A-2-B-2-B, A-2-B-2-C, A-2-B-5	No	Deutsche Bank AG, acting through its New York Branch	Not Identified	$47,000,000
		Note A-2-B-1	No	—	CD 2018-CD7	$60,000,000
		Notes A-2-C-1, A-2-C-2, A-2-C-3, A-2-C- 4, A-2-C-5	No	Morgan Stanley Mortgage Capital Holdings, Inc.	Not Identified	$220,000,000
		Notes A-2-D-1, A-2-D-3, A-2-D-4, A-2-D-5	No	Wells Fargo Bank, National Association	Not Identified	$170,000,000
		Note A-2-D-2	No	—	CSAIL 2018-CX12	$50,000,000
		Notes B-1, B-2, B-3, B-4	No	—	Aventura Mall Trust 2018-AVM	$343,300,000

Moffett Towers II - Building 1	Serviced	Notes A-1, A-3-1	Yes (Note A-1)	—	Benchmark 2018-B6	$76,000,000
		Note A-2	No	Deutsche Bank AG, acting through its New York Branch	Not Identified	$40,000,000
		Note A-3-2	No	Deutsche Bank AG, acting through its New York Branch	Not Identified	$10,000,000
		Note A-4	No	Barclays Bank PLC	Not Identified	$22,000,000
		Note A-5	No	—	WFCMT 2018-C46	$20,000,000

Willow Creek Corporate Center	Serviced	Note A-1	Yes	—	Benchmark 2018-B6	$52,500,000
		Note A-2-1	No	—	Benchmark 2018-B6	$20,000,000
		Note A-2-2	No	Deutsche Bank AG, acting through its New York Branch	Not Identified	$16,225,000

West Coast Albertsons Portfolio	Serviced	Note A-1	Yes	—	Benchmark 2018-B6	$45,000,000
		Note A-2	No	Deutsche Bank AG, acting through its New York Branch	Not Identified	$29,000,000
		Note A-3	No	—	Benchmark 2018-B6	$20,000,000

636 11th Avenue	Outside Serviced	Note A-1	Yes	—	Benchmark 2018-B4	$50,000,000
		Note A-2	No	JPMorgan Chase Bank, National Association	Not Identified	$60,000,000
		Note A-3	No	—	Benchmark 2018-B6	$50,000,000
		Note A-4	No	—	CGCMT 2018-C5	$65,000,000
		Note A-5	No	—	MSC 2018-H3	$15,000,000

Workspace	Outside Serviced	Notes A-1, A-2, A-3, A-4	Yes (Note A-1)	—	JPMCB 2018-WPT	$548,200,000
		Notes A-5, A-6	No	—	Benchmark 2018-B5	$50,000,000
		Notes A-7, A-8	No	—	Benchmark 2018-B6	$40,000,000
		Notes A-9, A-10	No	JPMorgan Chase Bank, National Association	Not Identified	$80,000,000
		Notes B-1, B-2	No	—	JPMCB 2018-WPT	$556,800,000

TriBeCa House	Outside Serviced	Notes A-1, A-2, A-3, A-4, A-5	(5)	—	COMM 2018-HOME	$160,000,000
		Notes A-6, A-7	No	—	Benchmark 2018-B6	$30,000,000
		Note B-1	(5)	Prima Mortgage Investment Trust, LLC	Not Applicable	$37,000,000
		Note B-2	(5)	New York State Teachers’ Retirement System	Not Applicable	$30,000,000

Overland Park Xchange	Serviced	Note A-1	No	—	Benchmark 2018-B5	$25,000,000
		Note A-2A	Yes	—	Benchmark 2018-B6	$28,000,000
		Note A-2B	No	JPMorgan Chase Bank, National Association	Not Identified	$25,000,000

JAGR Hotel Portfolio	Outside Serviced	Note A-1	Yes	—	Benchmark 2018-B4	$29,000,000
		Note A-2	No	—	Benchmark 2018-B6	$20,000,000

Concord Plaza	Serviced	Note A-1	Yes	—	Benchmark 2018-B6	$20,000,000
		Note A-2	No	Citi Real Estate Funding Inc.	Not Identified	$19,000,000

(1)	The holder(s) of one or more specified controlling notes (collectively, the “Controlling Note”) will be the “controlling note holder(s)” (collectively, the “Controlling Note Holder”) entitled (directly or through a representative) to (a) approve or, in some cases, direct material servicing decisions involving the related loan combination (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard), and (b) in some cases, replace the applicable special servicer with respect to such loan combination with or without cause. See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Directing Holder” in the Preliminary Prospectus.

(2)	The holder(s) of the note(s) other than the Controlling Note (each, a “Non-Controlling Note”) will be the “non-controlling note holder(s)” generally entitled (directly or through a representative) to certain non-binding consultation rights with respect to any decisions as to which the holder of the Controlling Note has consent rights involving the related loan combination, subject to certain exceptions, including that in certain cases where the related Controlling Note is a B-note, C-note or other subordinate note, such consultation rights will not be afforded to the holder(s) of the Non-Controlling Notes until after a control trigger event has occurred with respect to either such Controlling Note(s) or certain certificates backed thereby, in each case as set forth in the related co-lender agreement. See “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus.

(3)	Unless otherwise specified, with respect to each loan combination, any related unsecuritized Controlling Note and/or Non-Controlling Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Controlling Notes or Non-Controlling Notes, as the case may be, subject to the terms of the related co-lender agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with the foregoing, any such split, modified, combined or re-issued Controlling Note or Non-Controlling Note, as the case may be, may be transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

(4)	Unless otherwise specified, with respect to each loan combination, each related unsecuritized pari passu companion loan (whether controlling or non-controlling) is expected to be contributed to one or more future commercial mortgage securitization transactions. Under the column “Current or Anticipated Holder of Securitized Note”, (i) the identification of a securitization trust means we have identified an outside securitization that has closed or as to which a preliminary prospectus or final prospectus has been filed with the SEC that has included or is expected to include the subject Controlling Note or Non-Controlling Note, as the case may be, (ii) “Not Identified” means the subject Controlling Note or Non-Controlling Note, as the case may be, has not been securitized and no preliminary prospectus or final prospectus has been filed with the SEC that identifies the future outside securitization that is expected to include the subject Controlling Note or Non-Controlling Note, and (iii) “Not Applicable” means the subject Controlling Note or Non-Controlling Note is not intended to be contributed to a future commercial mortgage securitization transaction. Under the column “Current Holder of Unsecuritized Note”, “—” means the subject Controlling Note or Non-Controlling Note is not an unsecuritized note and is currently held by the securitization trust referenced under the “Current or Anticipated Holder of Securitized Note” column.

(5)	With respect to the TriBeCa House loan combination, pursuant to the related co-lender agreement, the Controlling Note Holder is (a) so long as no “control appraisal period” under the related co-lender agreement is in effect and no holder of an interest in note B-1 or note B-2 is a borrower-related party, the holder(s) of a majority of note B-1 and note B-2 (by principal balance); and (b) otherwise, the holder of note A-1.

Previously Securitized Mortgaged Properties(1)

Mortgaged Property Name	Mortgage Loan Seller	City	State	Property Type	Cut-off Date Balance / Allocated Cut-off Date Balance	% of Initial Pool Balance	Previous Securitization
Aventura Mall	JPMCB/GACC	Aventura	Florida	Retail	$110,000,000	9.6%	AVMT 2013-AVM
Aloft Portland Airport	CREFI	Portland	Oregon	Hospitality	$24,969,345	2.2%	COMM 2013-CR12
445 Hutchinson	CREFI	Columbus	Ohio	Office	$20,974,486	1.8%	WFRBS 2013-C11
Elgin Office Campus	JPMCB	Elgin	Illinois	Office	$20,750,000	1.8%	JPMBB 2013-C14
One Hamden Center	CREFI	Hamden	Connecticut	Office	$15,581,531	1.4%	GSMS 2012-GC6
Hampton Inn Portland Airport	CREFI	Portland	Oregon	Hospitality	$14,974,395	1.3%	COMM 2013-CR12
Dimond Crossing	CREFI	Anchorage	Alaska	Retail	$10,000,000	0.9%	GSMS 2012-GCJ7
Timber Creek Apartments	CREFI	Niles	Ohio	Multifamily	$6,420,000	0.6%	GSMS 2013-GC10
9951 Atlantic Boulevard	CREFI	Jacksonville	Florida	Office	$3,519,682	0.3%	M360 2018-CRE1

(1)	The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such mortgaged properties was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the mortgage loan sellers.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Property Types

Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Wtd. Avg. Underwritten NCF DSCR(2)(3)		Wtd. Avg. Cut-off Date LTV Ratio(2)(3)	Wtd. Avg. Debt Yield on Underwritten NOI(2)(3)
Office	105	$535,892,050	46.7%	2.06	x	59.7%	11.6%
Suburban	100	323,527,566	28.2	2.13	x	61.0%	12.1%
CBD	4	177,464,484	15.5	1.96	x	57.0%	11.1%
Single Tenant Office	1	34,900,000	3.0	1.85	x	60.9%	9.0%
Retail	16	$218,982,938	19.1%	2.15	x	51.3%	10.6%
Super Regional Mall	1	110,000,000	9.6	2.58	x	40.8%	11.0%
Anchored	8	74,560,000	6.5	1.64	x	65.3%	10.5%
Unanchored	2	25,000,000	2.2	2.10	x	47.1%	10.0%
Single Tenant Retail	4	9,412,000	0.8	1.24	x	74.5%	8.1%
Freestanding	1	10,938	0.0	3.60	x	35.4%	21.6%
Multifamily	8	$133,991,375	11.7%	1.83	x	56.9%	9.2%
High Rise	3	104,000,000	9.1	1.90	x	53.6%	8.7%
Garden	4	27,094,714	2.4	1.56	x	70.3%	10.8%
Garden (Co-Living)	1	2,896,661	0.3	1.61	x	50.8%	11.1%
Hospitality	11	$119,854,470	10.4%	1.93	x	60.0%	13.4%
Full Service	5	48,147,560	4.2	1.96	x	58.1%	13.3%
Limited Service	3	27,821,006	2.4	1.86	x	59.6%	14.0%
Select Service	1	24,969,345	2.2	1.82	x	62.6%	12.7%
Extended Stay	2	18,916,559	1.6	2.11	x	61.8%	13.7%
Industrial	63	$94,648,750	8.3%	3.58	x	38.1%	16.8%
Warehouse/Distribution	2	65,000,000	5.7	4.17	x	31.6%	18.0%
Flex	60	15,948,750	1.4	3.01	x	39.9%	17.9%
Manufacturing	1	13,700,000	1.2	1.45	x	67.2%	9.7%
Self Storage	5	$27,285,000	2.4%	1.70	x	60.6%	9.9%
Mixed Use	3	$16,375,000	1.4%	1.70	x	63.3%	9.4%
Office/Retail	2	11,875,000	1.0	1.80	x	64.6%	10.2%
Multifamily/Retail	1	4,500,000	0.4	1.41	x	60.0%	7.4%
Total	211	$1,147,029,582	100.0%	2.15	x	56.1%	11.6%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(3)	See footnotes to the table entitled “Mortgage Pool Characteristics” above.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Geographic Distribution

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Aggregate Appraised Value(2)	% of Total Appraised Value	Underwritten NOI(2)(3)	% of Total Underwritten NOI
California	6	$216,937,234	18.9%	$727,070,000	8.9%	$41,036,161	9.0%
Florida	54	196,584,995	17.1	4,119,565,000	50.5	204,742,972	44.9
New York	7	172,550,000	15.0	1,167,800,000	14.3	51,321,912	11.2
Washington	2	79,170,000	6.9	145,700,000	1.8	9,023,591	2.0
Georgia	1	47,610,000	4.2	73,500,000	0.9	5,297,310	1.2
Ohio	4	47,057,094	4.1	75,930,000	0.9	5,912,867	1.3
Illinois	4	45,846,661	4.0	81,500,000	1.0	6,066,509	1.3
Texas	8	42,985,390	3.7	71,320,000	0.9	5,345,747	1.2
Oregon	2	39,943,740	3.5	65,400,000	0.8	5,287,029	1.2
Louisiana	1	31,464,484	2.7	43,500,000	0.5	3,679,666	0.8
Kansas	1	28,000,000	2.4	119,700,000	1.5	8,501,019	1.9
Arizona	15	23,641,828	2.1	297,360,000	3.6	19,544,150	4.3
Virginia	4	21,649,040	1.9	32,850,000	0.4	2,599,013	0.6
Delaware	1	20,000,000	1.7	52,600,000	0.6	3,994,724	0.9
Alaska	2	19,000,000	1.7	31,780,000	0.4	2,305,258	0.5
New Mexico	2	17,769,506	1.5	26,500,000	0.3	2,038,369	0.4
Pennsylvania	69	16,101,250	1.4	656,125,000	8.0	53,115,781	11.6
Connecticut	1	15,581,531	1.4	25,900,000	0.3	1,586,456	0.3
Kentucky	1	14,000,000	1.2	20,750,000	0.3	1,198,518	0.3
Colorado	1	13,484,952	1.2	26,100,000	0.3	1,595,770	0.3
Wisconsin	1	8,100,000	0.7	11,600,000	0.1	784,480	0.2
Michigan	1	7,361,111	0.6	28,000,000	0.3	1,841,086	0.4
Mississippi	1	6,944,444	0.6	25,000,000	0.3	2,289,175	0.5
Maryland	1	5,694,444	0.5	20,500,000	0.3	1,600,428	0.4
Minnesota	19	5,191,875	0.5	210,735,000	2.6	15,338,358	3.4
New Hampshire	1	2,420,000	0.2	3,250,000	0.0	195,092	0.0
West Virginia	1	1,940,000	0.2	2,600,000	0.0	156,396	0.0
Total	211	$1,147,029,582	100.0%	$8,162,635,000	100.0%	$456,397,836	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2)	Aggregate Appraised Values and Underwritten NOI reflect the aggregate values without any reduction for the pari passu companion loan(s).

(3)	For multi-property loans that do not have underwritten cash flow information reported on a property level basis, Underwritten NOI is allocated based on each respective property’s allocated loan amount.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Distribution of Cut-off Date Balances
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
2,896,661 - 4,999,999	7	$26,918,270	2.3%
5,000,000 - 9,999,999	14	109,115,221	9.5
10,000,000 - 19,999,999	15	201,327,775	17.6
20,000,000 - 29,999,999	8	178,193,831	15.5
30,000,000 - 39,999,999	3	96,364,484	8.4
40,000,000 - 49,999,999	2	87,610,000	7.6
50,000,000 - 59,999,999	1	50,000,000	4.4
60,000,000 - 110,000,000	5	397,500,000	34.7
Total	55	$1,147,029,582	100.0%

Distribution of UW NCF DSCRs(1)
Range of UW DSCR (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
1.20 - 1.20	2	$17,165,000	1.5%
1.21 - 1.50	14	128,411,870	11.2
1.51 - 2.00	21	486,722,369	42.4
2.01 - 2.50	11	251,430,343	21.9
2.51 - 3.00	5	158,300,000	13.8
3.01 - 4.17	2	105,000,000	9.2
Total	55	$1,147,029,582	100.0%
(1) See footnotes (1) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Amortization Types(1)
Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	20	$572,472,500	49.9%
Interest Only, Then Amortizing(2)	18	261,552,000	22.8
Amortizing (30 Years)	12	175,043,070	15.3
Amortizing (25 Years)	3	22,962,012	2.0
Interest Only – ARD	2	115,000,000	10.0
Total	55	$1,147,029,582	100.0%
(1) All of the mortgage loans will have balloon payments at maturity date or have an anticipated repayment date, as applicable.
(2) Original partial interest only periods range from 12 to 60 months.

Distribution of Lockboxes
Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Hard	26	$647,703,182	56.5%
Springing	25	347,776,400	30.3
Hard; Master Lease Rents (Soft Springing)	1	110,000,000	9.6
Springing Soft (Multifamily); Springing Hard (Retail)	1	30,000,000	2.6
Soft	2	11,550,000	1.0
Total	55	$1,147,029,582	100.0%
Distribution of Cut-off Date LTV Ratios(1)
Range of Cut-off Date LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
31.6 - 39.9	4	$144,000,000	12.6%
40.0 - 49.9	5	219,800,000	19.2
50.0 - 59.9	11	163,940,245	14.3
60.0 - 69.9	26	519,288,396	45.3
70.0 - 74.9	9	100,000,941	8.7
Total	55	$1,147,029,582	100.0%
(1) See footnotes (1) and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Maturity Date/ARD LTV Ratios(1)
Range of Maturity Date/ARD LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
31.6 - 39.9	5	$164,750,000	14.4%
40.0 - 49.9	11	281,177,211	24.5
50.0 - 59.9	14	197,431,430	17.2
60.0 - 69.9	24	483,670,941	42.2
70.0 - 72.1	1	20,000,000	1.7
Total	55	$1,147,029,582	100.0%
(1) See footnotes (1), (3) and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Loan Purpose
Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Refinance	34	$706,264,196	61.6%
Acquisition	19	351,280,434	30.6
Recapitalization	2	89,484,952	7.8
Total	55	$1,147,029,582	100.0%

Distribution of Mortgage Rates
Range of Mortgage Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
3.894 - 4.000	2	$106,000,000	9.2%
4.001 - 4.500	7	287,221,737	25.0
4.501 - 5.000	25	499,429,878	43.5
5.001 - 5.500	19	247,693,284	21.6
5.501 - 5.900	2	6,684,682	0.6
Total	55	$1,147,029,582	100.0%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

COLLATERAL OVERVIEW (continued)

Distribution of Debt Yield on Underwritten NOI(1)
Range of Debt Yields on Underwritten NOI (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
7.4 - 7.9	1	$4,500,000	0.4%
8.0 - 8.9	6	124,772,000	10.9
9.0 - 9.9	12	238,215,721	20.8
10.0 - 10.9	9	152,253,085	13.3
11.0 - 14.9	23	486,876,168	42.4
15.0 - 21.6	4	140,412,608	12.2
Total	55	$1,147,029,582	100.0%
(1) See footnotes (1) and (7) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Debt Yield on Underwritten NCF(1)
Range of Debt Yields on Underwritten NCF (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
7.4 - 7.9	1	$4,500,000	0.4%
8.0 - 8.9	11	159,627,000	13.9
9.0 - 9.9	13	308,524,753	26.9
10.0 - 10.9	12	276,391,294	24.1
11.0 - 14.9	16	292,986,535	25.5
15.0 - 19.5	2	105,000,000	9.2
Total	55	$1,147,029,582	100.0%
(1) See footnotes (1) and (7) to the table entitled “Mortgage Pool Characteristics” above.

Mortgage Loans with Original Partial Interest Only Periods
Original Partial Interest Only Period (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
12	2	$28,850,000	2.5%
18	1	$3,165,000	0.3%
24	3	$19,207,000	1.7%
36	7	$91,670,000	8.0%
48	1	$6,720,000	0.6%
60	4	$111,940,000	9.8%

Distribution of Original Terms to Maturity/ARD(1)
Original Term to Maturity/ARD (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
60	6	$125,759,166	11.0%
61	1	40,000,000	3.5
116	1	76,000,000	6.6
120	46	897,170,416	78.2
122	1	8,100,000	0.7
Total	55	$1,147,029,582	100.0%
(1) See footnote (3) to the table entitled “Mortgage Pool Characteristics” above.
Distribution of Remaining Terms to Maturity/ARD(1)
Range of Remaining Terms to Maturity/ARD (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
55 - 60	7	$165,759,166	14.5%
113 - 121	48	981,270,416	85.5
Total	55	$1,147,029,582	100.0%
(1) See footnote (3) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Original Amortization Terms(1)
Original Amortization Term (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	22	$687,472,500	59.9%
300	4	43,712,012	3.8
360	29	415,845,070	36.3
Total	55	$1,147,029,582	100.0%
(1) All of the mortgage loans will have balloon payments at maturity or have an anticipated repayment date, as applicable.

Distribution of Remaining Amortization Terms(1)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	22	$687,472,500	59.9%
299 - 300	4	43,712,012	3.8
356 - 360	29	415,845,070	36.3
Total	55	$1,147,029,582	100.0%
(1) All of the mortgage loans will have balloon payments at maturity or have an anticipated repayment date, as applicable.

Distribution of Prepayment Provisions
Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Defeasance	41	$800,200,146	69.8%
Yield Maintenance	10	227,959,436	19.9
Defeasance or Yield Maintenance	4	118,870,000	10.4
Total	55	$1,147,029,582	100.0%

Distribution of Escrow Types
Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Real Estate Tax	47	$847,305,082	73.9%
Replacement Reserves(1)	47	$828,117,082	72.2%
TI/LC(2)	26	$571,074,237	66.0%
Insurance	23	$339,048,045	29.6%
(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of the portion of the Initial Pool Balance secured by office, retail, industrial and mixed use properties.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

SHORT TERM CERTIFICATE PRINCIPAL PAY DOWN SCHEDULE

Class A-2 Principal Pay Down(1)(2)

Mortgage Loan Name	Property Type	Cut-off Date Balance	% of Initial Pool Balance	Remaining Loan Term	Underwritten NCF DSCR	Debt Yield on Underwritten NOI	Cut-off Date LTV Ratio
Town Park Commons	Office	$47,610,000	4.2%	59	2.05x	11.1%	64.8%
Workspace	Various	$40,000,000	3.5%	57	3.60x	21.6%	35.4%
One American Place	Office	$31,464,484	2.7%	59	1.55x	11.7%	72.3%
JAGR Hotel Portfolio	Hospitality	$20,000,000	1.7%	55	1.80x	11.7%	66.7%
Concord Plaza	Office	$20,000,000	1.7%	59	1.36x	10.2%	74.1%
9951 Atlantic Boulevard	Office	$3,519,682	0.3%	59	1.34x	11.3%	74.9%
CityLine Riverview Storage	Self Storage	$3,165,000	0.3%	58	1.20x	9.0%	70.3%

(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the certificate balance of the Class A-2 certificates assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and applying the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus, including the assumptions that (i) no mortgage loan in the pool experiences prepayments prior to its stated maturity date or anticipated repayment date, as applicable, or defaults or losses; (ii) there are no extensions of the maturity date of any mortgage loan in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or, if applicable, anticipated repayment date. Each class of certificates, including the Class A-2 certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account any subordinate debt (whether or not secured by the mortgaged property) that currently exists or is allowed under the terms of any mortgage loan. See Annex A to the Preliminary Prospectus. See the footnotes to the table entitled “Mortgage Pool Characteristics” above.

(2)	See footnotes to the table entitled “Mortgage Pool Characteristics” above.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Allocation Between

VRR Interest and

Non-Vertically

Retained Certificates	The aggregate amount available for distribution to holders of the certificates (including the VRR Interest) on each distribution date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, advances (with interest thereon), costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®; and (ii) allocated to amounts available for distribution to the holders of the VRR Interest, on the one hand, and amounts available for distribution to the holders of the remaining certificates (the “Non-Vertically Retained Certificates”), on the other hand. On each distribution date, the portion of such aggregate available funds allocable to: (a) the VRR Interest will be the product of such aggregate available funds multiplied by a fraction, expressed as a percentage, the numerator of which is the initial certificate balance of the VRR Interest, and the denominator of which is the aggregate initial certificate balance of all the classes of Principal Balance Certificates (the “Vertically Retained Percentage”); and (b) the Non-Vertically Retained Certificates will at all times be the product of such aggregate available funds multiplied by the difference between 100% and the Vertically Retained Percentage (such difference, the “Non-Vertically Retained Percentage”). See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.

Distributions	On each Distribution Date, funds available for distribution to holders of the Non-Vertically Retained Certificates (exclusive of any portion thereof that represents the Non-Vertically Retained Percentage of (i) any yield maintenance charges and prepayment premiums and/or (ii) any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) (“Non-Vertically Retained Available Funds”) will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.	Class A-1, A-2, A-3, A-4, A-AB, X-A, X-B and X-D certificates: to interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B and Class X-D certificates, up to, and pro rata in accordance with, their respective interest entitlements.

2.	Class A-1, A-2, A-3, A-4 and A-AB certificates: to the extent of Non-Vertically Retained Available Funds allocable to principal received or advanced on the mortgage loans, (i) to principal on the Class A-AB certificates until their certificate balance is reduced to the Class A-AB scheduled principal balance set forth in Annex F to the Preliminary Prospectus for the relevant Distribution Date, then (ii) to principal on the Class A-1 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-AB certificates in clause (i) above, then (iii) to principal on the Class A-2 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-1 certificates in clause (ii) above, then (iv) to principal on the Class A-3 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-2 certificates in clause (iii) above, then (v) to principal on the Class A-4 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-3 certificates in clause (iv) above and then (vi) to principal on the Class A-AB certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-4 certificates in clause (v) above. However, if the certificate balances of each and every class of the Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class J-RR and Class NR-RR certificates have been reduced to zero as a result of the allocation of mortgage loan losses and other unanticipated expenses to those certificates, then Non-Vertically Retained Available Funds allocable to principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate balances (and the schedule for the Class A-AB principal distributions will be disregarded).

3.	Class A-1, A-2, A-3, A-4 and A-AB certificates: to reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest at their respective pass-through rates.

4.	Class A-S certificates: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) next, to the extent of Non-Vertically Retained Available Funds allocable to principal remaining after distributions in respect of principal to each class of Non-Vertically Retained Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class A-S certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Distributions

(continued)	5.	Class B certificates: (i) first, to interest on the Class B certificates in the amount of their interest entitlement; (ii) next, to the extent of Non-Vertically Retained Available Funds allocable to principal remaining after distributions in respect of principal to each class of Non-Vertically Retained Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse Class B certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

6.	Class C certificates: (i) first, to interest on the Class C certificates in the amount of their interest entitlement; (ii) next, to the extent of Non-Vertically Retained Available Funds allocable to principal remaining after distributions in respect of principal to each class of Non-Vertically Retained Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class C certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

7.	After the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class X-D, Class A-S, Class B and Class C certificates are paid all amounts to which they are entitled on such Distribution Date, the remaining Non-Vertically Retained Available Funds will be used to pay interest and principal and to reimburse (with interest) any unreimbursed losses to the Class D, Class E, Class F-RR, Class G-RR, Class J-RR and Class NR-RR certificates, sequentially in that order and with respect to each such class in a manner analogous to the Class C certificates pursuant to clause 6 above.

Realized Losses	The certificate balances of the Principal Balance Certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to such class on such Distribution Date. On each Distribution Date, the Vertically Retained Percentage of any such losses will be applied to the VRR Interest until the related certificate balance is reduced to zero, and the Non-Vertically Retained Percentage of any such losses will be applied to the respective classes of Non-Vertically Retained Principal Balance Certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class NR-RR certificates; second, to the Class J-RR certificates; third, to the Class G-RR certificates; fourth, to the Class F-RR certificates; fifth, to the Class E certificates; sixth, to the Class D certificates; seventh, to the Class C certificates; eighth, to the Class B certificates; ninth, to the Class A-S certificates; and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their then current respective certificate balances. The notional amount of each class of Class X Certificates will be reduced to reflect reductions in the certificate balance(s) of the class (or classes, as applicable) of Corresponding Principal Balance Certificates as a result of allocations of losses realized on the mortgage loans to such class(es) of Principal Balance Certificates.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums

and Yield Maintenance

Charges	On each Distribution Date, until the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, each yield maintenance charge collected on the mortgage loans during the related one-month collection period (or, in the case of an outside serviced mortgage loan, that accompanied a principal prepayment included in the aggregate available funds for such Distribution Date) is required to be distributed to certificateholders (excluding holders of the Class F-RR, Class G-RR, Class J-RR, Class NR-RR, Class S and Class R certificates) as follows: (1)(a) first the Non-Vertically Retained Percentage of such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class A-S certificates, (ii) the group (the “YM Group BC”) of the Class X-B, Class B and Class C certificates and (iii) the group (the “YM Group DE” and, together with the YM Group A and the YM Group BC, the “YM Groups”) of the Class X-D, Class D and Class E certificates, pro rata, based upon the aggregate amount of principal distributed to the class or classes of Non-Vertically Retained Principal Balance Certificates in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of certificates in such YM Group, in the following manner: (i) each class of Non-Vertically Retained Principal Balance Certificates in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (X) a fraction whose numerator is the amount of principal distributed to such class of certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Non-Vertically Retained Principal Balance Certificates in that YM Group on such Distribution Date, (Y) the Base Interest Fraction (as defined in the Preliminary Prospectus) for the related principal prepayment and such class of certificates, and (Z) the portion of such yield maintenance charge allocated to such YM Group, and (ii) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions with respect to the Non-Vertically Retained Principal Balance Certificates in such YM Group will be distributed to the class of Class X Certificates in such YM Group; and (2) the Vertically Retained Percentage of such yield maintenance charge will be distributed to holders of the VRR Interest. If there is more than one class of Non-Vertically Retained Principal Balance Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes, the aggregate portion of such yield maintenance charges allocated to such YM Group will be allocated among all such classes of Non-Vertically Retained Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the prior sentence of this paragraph.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

After the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be allocated: (1) to the extent of the Non-Vertically Retained Percentage thereof, to the holders of the Class F-RR, Class G-RR, Class J-RR and Class NR-RR certificates (collectively), allocable between such classes as provided in the Benchmark 2018-B6 pooling and servicing agreement; and (2) to the extent of the Vertically Retained Percentage thereof, to the holders of the VRR Interest. No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class S or Class R certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Preliminary Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Advances	The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan in the issuing entity and, with respect to all of the mortgage loans serviced under the pooling and servicing agreement for this transaction, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of servicing advances, any related companion loans as described below. P&I advances are subject to reduction in connection with any appraisal reductions that may occur. The special servicer will have no obligation to make any advances, provided that, in an urgent or emergency situation requiring the making of a property protection advance, the special servicer may, in its sole discretion, make a property protection advance and will be entitled to reimbursement from the master servicer for such advance. The master servicer, the special servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate, compounded annually.

Serviced Mortgage

Loans/Outside Serviced

Mortgage Loans	Each loan combination for which the Benchmark 2018-B6 pooling and servicing agreement is not the Controlling PSA (each such other servicing agreement, an “outside servicing agreement”) constitutes an “outside serviced loan combination,” each related mortgage loan constitutes an “outside serviced mortgage loan” and each related companion loan constitutes an “outside serviced companion loan.”

One or more loan combinations may be identified in the Preliminary Prospectus as a “servicing shift loan combination”, in which case the related mortgage loan constitutes a “servicing shift mortgage loan” and each related companion loan constitutes a “servicing shift companion loan”. Any servicing shift loan combination will initially be serviced pursuant to the Benchmark 2018-B6 pooling and servicing agreement during which time such mortgage loan, such loan combination and each related companion loan will be a serviced mortgage loan, a serviced loan combination and a serviced companion loan (each as defined below), respectively. However, upon the inclusion of the related controlling pari passu companion loan in a future securitization transaction, the servicing of such mortgage loan will shift to the servicing agreement governing such securitization transaction, and such mortgage loan, such loan combination and each related companion loan will be an outside serviced mortgage loan, an outside serviced loan combination and an outside serviced companion loan, respectively.

All of the mortgage loans transferred to the issuing entity (other than any outside serviced mortgage loan) are sometimes referred to in this Term Sheet as the “serviced mortgage loans” and, together with any related companion loans, as the “serviced loans” (which signifies that they are being serviced by the master servicer and the special servicer under the Benchmark 2018-B6 pooling and servicing agreement); each related loan combination constitutes a “serviced loan combination”; and each related companion loan constitutes a “serviced companion loan.” See “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus.

Appraisal Reduction

Amounts	An Appraisal Reduction Amount generally will be created with respect to a required appraisal loan (which is a serviced loan as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus)) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan; provided that, if so provided in the related co-lender agreement, the holder of a subordinate companion loan may be permitted to post cash or a letter of credit to offset some or all of an Appraisal Reduction Amount. In the case of an outside serviced mortgage loan, any Appraisal Reduction Amounts will be calculated pursuant to, and by a party to, the related outside servicing agreement. In general, any Appraisal Reduction Amount calculated with respect to a loan combination will be allocated first, to any related subordinate companion loan(s) (up to the outstanding principal balance(s) thereof), and then, to the related mortgage loan and any related pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. As a result of an Appraisal Reduction Amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the VRR Interest (to the extent of the Vertically Retained Percentage of the reduction in such P&I advance) and to the most subordinate class(es) of Non-Vertically Retained Certificates (exclusive of the Class S and Class R certificates) then outstanding (i.e., first, to the Class NR-RR certificates, then, to the Class J-RR certificates, then, to the Class G-RR certificates, then, to the Class F-RR certificates, then, to the Class E certificates, then, to the Class D certificates, then, to the Class C certificates, then, to the Class B certificates, then, to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B and Class X-D certificates) (to the extent of the Non-Vertically Retained Percentage of the reduction in such P&I advance). In general, a serviced loan will cease to be a required appraisal loan, and no longer be subject to an Appraisal Reduction Amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Appraisal Reduction

Amounts (continued)	For purposes of determining the identity of the Controlling Class and the existence of a Control Termination Event and an Operating Advisor Consultation Trigger Event, as well as the allocation and/or exercise of voting rights for certain purposes, the Vertically Retained Percentage of any Appraisal Reduction Amounts will be allocated to notionally reduce the certificate balance of the VRR Interest, and the Non-Vertically Retained Percentage of any Appraisal Reduction Amounts will be allocated to notionally reduce the certificate balances of the Non-Vertically Retained Principal Balance Certificates as follows: first, to the Class NR-RR, Class J-RR, Class G-RR, Class F-RR, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance is notionally reduced to zero; and then to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata based on certificate balance.

Cumulative Appraisal

Reduction Amounts	A “Cumulative Appraisal Reduction Amount”, as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loans, any Collateral Deficiency Amounts then in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a loan combination, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of an outside serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. For purposes of determining the identity of the Controlling Class and the existence of a Control Termination Event, the Non-Vertically Retained Percentage of Collateral Deficiency Amounts will be allocable to the respective classes of Control Eligible Certificates (as defined below), in reverse alphabetical order of class designation, in a manner similar to the allocation of Appraisal Reduction Amounts to such classes.

“AB Modified Loan” means any corrected mortgage loan that became a corrected mortgage loan (which includes for purposes of this definition any outside serviced mortgage loan that became a “corrected” mortgage loan (or any term substantially similar thereto) pursuant to the related outside servicing agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the trust or the original unmodified mortgage loan.

Age of Appraisals	Appraisals (which can be an update of a prior appraisal) with respect to a serviced loan are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Preliminary Prospectus.

Sale of Defaulted Loans	There will be no “Fair Market Value Purchase Option”. Instead defaulted mortgage loans will be sold in a process similar to the sale process for REO property. With respect to an outside serviced loan combination, the party acting as special servicer with respect to such outside serviced loan combination pursuant to the related outside servicing agreement (the “outside special servicer”) may offer to sell to any person (or may offer to purchase) for cash such outside serviced loan combination in accordance with the terms of the related outside servicing agreement during such time as such outside serviced loan combination constitutes a defaulted mortgage loan qualifying for sale thereunder and, in connection with any such sale, the related outside special servicer is required to sell both the applicable outside serviced mortgage loan and the related outside serviced pari passu companion loan(s) and, if so provided in the related co-lender agreement or the Controlling PSA, any related subordinate companion loan(s), together as one defaulted loan.

Directing Holder	The “Directing Holder” with respect to any mortgage loan or loan combination serviced under the Benchmark 2018-B6 pooling and servicing agreement will be:

●	in the case of any servicing shift loan combination, the holder of the related controlling pari passu companion loan; and

●	in the case of any other serviced mortgage loan or serviced loan combination, the Controlling Class Representative.

The applicable directing holder (or equivalent party) with respect to any outside serviced mortgage loan will be, in general, (i) in the event the related Controlling Note is included in the subject outside securitization transaction, the controlling class representative (or equivalent entity) under the related outside servicing agreement, and (ii) in all other cases, the third party holder of the related Controlling Note or its representative (which may be a controlling class representative (or equivalent entity) under a separate securitization transaction to which such note has been transferred), as provided in the related co-lender agreement.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Controlling Class

Representative	The “Controlling Class Representative” will be the controlling class certificateholder or other representative designated by at least a majority of the controlling class certificateholders, by certificate balance. The “Controlling Class” is, as of any time of determination, the most subordinate class of the Control Eligible Certificates that has an aggregate outstanding certificate balance as notionally reduced by any Cumulative Appraisal Reduction Amount allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates; provided that (except under the circumstances set forth in the next proviso) if no such class meets the preceding requirement, then the Class F-RR certificates will be the controlling class; provided, further, however, that if, at any time, the aggregate outstanding certificate balance of the classes of Non-Vertically Retained Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts), then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates with an outstanding certificate balance greater than zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts). The “Control Eligible Certificates” consist of the Class F-RR, Class G-RR, Class J-RR and Class NR-RR certificates. See “The Pooling and Servicing Agreement—Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an excluded mortgage loan.

On the Closing Date, (i) KKR Real Estate Credit Opportunity Partners Aggregator I L.P., a Delaware limited partnership, is expected to purchase the Class F-RR, Class G-RR, Class J-RR and Class NR-RR certificates and will also receive the Class S certificates, and (ii) KKR Real Estate Credit Opportunity Partners Aggregator I L.P. (or an affiliate) is expected to be appointed the initial Controlling Class Representative.

Control Termination

Event	A “Control Termination Event” will either (a) occur when none of the classes of the Control Eligible Certificates has an outstanding certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to such class) that is at least equal to 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described in the Preliminary Prospectus; provided, however, that a Control Termination Event will in no event exist at any time that the certificate balance of each class of the Non-Vertically Retained Principal Balance Certificates senior to the Control Eligible Certificates (without regard to the allocation of Cumulative Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans, a Control Termination Event will be deemed to exist.

The holders of Certificates representing the majority of the certificate balance of the most senior class of Control Eligible Certificates whose certificate balance is notionally reduced to less than 25% of the initial certificate balance of that class as a result of an allocation of an Appraisal Reduction Amount or a Collateral Deficiency Amount, as applicable, to such class will have the right to challenge the Special Servicer’s Appraisal Reduction Amount determination or a Collateral Deficiency Amount determination, as applicable, and, at their sole expense, obtain a second appraisal of any serviced loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount, under the circumstances described in the Preliminary Prospectus.

Consultation Termination

Event	A “Consultation Termination Event” will either (a) occur when none of the classes of the Control Eligible Certificates has an outstanding certificate balance, without regard to the allocation of any Cumulative Appraisal Reduction Amount, that is equal to or greater than 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described in the Preliminary Prospectus; provided, however, that a Consultation Termination Event will in no event exist at any time that the certificate balance of each class of the Non-Vertically Retained Principal Balance Certificates senior to the Control Eligible Certificates (without regard to the allocation of Cumulative Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans, a Consultation Termination Event will be deemed to exist.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Control/Consultation

Rights	So long as a Control Termination Event does not exist, the Controlling Class Representative will be entitled to have consent and/or consultation rights under the Benchmark 2018-B6 pooling and servicing agreement with respect to certain major decisions (including with respect to assumptions, waivers, certain loan modifications and workouts) and other matters with respect to each serviced mortgage loan, except with respect to (i) any serviced mortgage loan as to which the Controlling Class Representative or a holder of more than 50% of the Controlling Class (by certificate balance) is a Borrower Party (as defined in the Preliminary Prospectus) (any such mortgage loan, an “excluded mortgage loan”) and (ii) any servicing shift mortgage loan.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain non-binding consultation rights under the Benchmark 2018-B6 pooling and servicing agreement with respect to certain major decisions and other matters with respect to the serviced mortgage loans, other than (i) any excluded mortgage loan and (ii) any servicing shift mortgage loan.

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the Controlling Class Representative with respect to the serviced mortgage loans will terminate.

With respect to any servicing shift loan combination (for so long as it is serviced under the Benchmark 2018-B6 pooling and servicing agreement), the holder of the related Controlling Note identified above under the table entitled “Loan Combination Controlling Notes and Non-Controlling Notes” under “Collateral Overview” above (which holder will not be the Controlling Class Representative) will instead be entitled to exercise the above-described consent and consultation rights, to the extent provided under the related co-lender agreement.

With respect to each outside serviced loan combination, the applicable outside controlling class representative or other related controlling noteholder pursuant to, and subject to the limitations set forth in, the related outside servicing agreement and the related co-lender agreement will have consent, consultation, approval and direction rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such outside serviced loan combination, as provided for in the related co-lender agreement and in the related outside servicing agreement, and as described under “Description of the Mortgage Pool—The Loan Combinations” in the Preliminary Prospectus. To the extent permitted under the related co-lender agreement, the Controlling Class Representative (so long as a Consultation Termination Event does not exist) may have certain consultation rights with respect to each outside serviced loan combination.

Risk Retention

Consultation Parties	The “risk retention consultation parties”, with respect to any serviced mortgage loan or, if applicable, serviced loan combination will be: (i) the party selected by Citi Real Estate Funding Inc., (ii) the party selected by Deutsche Bank AG, acting through its New York Branch, and (iii) the party selected by JPMorgan Chase Bank, National Association. Each risk retention consultation party will have certain non-binding consultation rights in certain circumstances, (i) for so long as no Consultation Termination Event is continuing, with respect to any specially serviced loan (other than any outside serviced mortgage loan), and (ii) during the continuance of a Consultation Termination Event, with respect to any mortgage loan (other than any outside serviced mortgage loan), as further described in the Preliminary Prospectus. Notwithstanding the foregoing, none of the risk retention consultation parties will have any consultation rights with respect to any mortgage loan that is an excluded RRCP mortgage loan with respect to such party. Citi Real Estate Funding Inc., Deutsche Bank AG, acting through its New York Branch, and JPMorgan Chase Bank, National Association are expected to be appointed as the initial risk retention consultation parties.

With respect to any risk retention consultation party, an “excluded RRCP mortgage loan” is a mortgage loan or loan combination with respect to which such risk retention consultation party, or the person(s) entitled to appoint such risk retention consultation party, is a Borrower Party.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Termination of

Special Servicer	At any time, prior to the occurrence and continuance of a Control Termination Event, the special servicer (but not any outside special servicer for any outside serviced loan combination) may be removed and replaced by the Controlling Class Representative (except with respect to any excluded mortgage loan) with or without cause upon satisfaction of certain conditions specified in the Benchmark 2018-B6 pooling and servicing agreement.

After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class S and Class R certificates) (without regard to the application of any Appraisal Reduction Amounts) may request a vote to replace the special servicer (but not any outside special servicer for any outside serviced loan combination). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 66-2/3% of the voting rights allocable to the certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum voted on the matter), or (b) more than 50% of the voting rights of each class of Non-Reduced Certificates vote affirmatively to so replace.

“Non-Reduced Certificates” means each class of Principal Balance Certificates that has an outstanding certificate balance as may be notionally reduced by any Appraisal Reduction Amounts allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate balance of that class of certificates minus all principal payments made on such class of certificates.

Notwithstanding the foregoing, but subject to the discussion in the next paragraph, solely with respect to a servicing shift loan combination, for so long as it is serviced pursuant to the Benchmark 2018-B6 pooling and servicing agreement, only the holder of the related controlling pari passu companion loan may terminate the special servicer without cause (solely with respect to the related loan combination) and appoint a replacement special servicer for that loan combination.

At any time, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders (as a collective whole), the operating advisor will have the right to recommend the replacement of the special servicer with respect to the serviced mortgage loans (but not any outside special servicer for any outside serviced loan combination), resulting in a solicitation of a certificateholder vote. The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of at least a majority of the aggregate outstanding principal balance of the certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) vote affirmatively to so replace.

“Certificateholder Quorum” means a quorum that, (a) for purposes of a vote to terminate and replace the special servicer or the asset representations reviewer at the request of the holders of certificates evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes of Principal Balance Certificates) of all certificates (other than the Class S and Class R certificates), on an aggregate basis, and (b) for purposes of a vote to terminate and replace the special servicer based on a recommendation of the operating advisor, consists of the holders of certificates evidencing at least 20% of the aggregate of the outstanding principal balances of all certificates, with such quorum including at least three (3) holders that are not affiliated with each other.

The related outside special servicer under each outside servicing agreement generally may be (or, if the applicable outside servicing agreement has not yet been executed, it is anticipated that such outside special servicer may be) replaced by the related outside controlling class representative (or an equivalent party), or the vote of the requisite holders of certificates issued, under the applicable outside servicing agreement (depending on whether or not the equivalent of a control termination event or a consultation termination event exists under that outside servicing agreement) or by any applicable other controlling noteholder under the related co-lender agreement in a manner generally similar to the manner in which the special servicer may be replaced under the Benchmark 2018-B6 pooling and servicing agreement as described above in this “Termination of Special Servicer” section (although there will be differences, in particular as regards certificateholder votes and the timing of when an outside special servicer may be terminated based on the recommendation of an operating advisor).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Termination of

Special Servicer

(continued)	If the special servicer, to its knowledge, becomes a Borrower Party with respect to a mortgage loan, the special servicer will not be permitted to act as special servicer with respect to that mortgage loan. Subject to certain limitations described in the Preliminary Prospectus, the Directing Holder (so long as it is not itself a Borrower Party with respect to the applicable mortgage loan and, if the Directing Holder is the Controlling Class Representative, so long as no Control Termination Event shall have occurred and be continuing) will be entitled to appoint a replacement special servicer for that mortgage loan. If the Directing Holder is precluded from appointing a replacement special servicer or, if not so precluded, does not take action to appoint a replacement special servicer, a replacement special servicer will be appointed in the manner specified in the Benchmark 2018-B6 pooling and servicing agreement.

Voting Rights	At all times during the term of the Benchmark 2018-B6 pooling and servicing agreement, the voting rights for the certificates will be allocated among the respective classes of certificateholders in the following percentages:

(1)	1% in the aggregate in the case of the respective classes of the Class X Certificates, allocated pro rata based upon their respective notional amounts as of the date of determination (for so long as the notional amount of at least one class of the Class X Certificates is greater than zero), and

(2)	in the case of any class of Principal Balance Certificates, a percentage equal to the product of 99% (or, if the notional amounts of all classes of the Class X Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the certificate balance of such class of Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the certificate balances of all classes of the Principal Balance Certificates, in each case, as of the date of determination, provided, that in certain circumstances described under “The Pooling and Servicing Agreement” in the Preliminary Prospectus, voting rights will only be exercisable by holders of the Non-Reduced Certificates and/or may otherwise be exercisable or allocated in a manner that takes into account the allocation of Appraisal Reduction Amounts.

The voting rights of any class of certificates are required to be allocated among certificateholders of such class in proportion to their respective percentage interests.

The Class S and Class R certificates will not be entitled to any voting rights.

Servicing

Compensation	Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer. Within any prior 12 month period, all such excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided, that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced mortgage loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan.

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan, and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such rate as would result in a liquidation fee of $1,000,000, for each serviced loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000. For any serviced loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest and excess interest) on the related serviced loan from the date such serviced loan becomes a corrected mortgage loan through and including the then related maturity date, subject in any case to a minimum workout fee of $25,000.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default, but the special servicer may collect and retain appropriate fees from the related borrower in connection with the subject liquidation or workout.

In the case of an outside serviced loan combination, calculation of the foregoing amounts payable to the related outside servicer or outside special servicer may be different than as described above. For example, the extent to which modification fees and penalty fees are applied to offset expenses may be different and liquidation fees and workout fees may be subject to different caps or no caps.

Operating Advisor	The operating advisor will, in general and under certain circumstances described in the Preliminary Prospectus, have the following rights and responsibilities with respect to the serviced mortgage loans:

●	reviewing the actions of the special servicer with respect to specially serviced loans and with respect to certain major decisions regarding non-specially serviced loans as to which the operating advisor has consultation rights;

●	reviewing reports provided by the special servicer to the extent set forth in the Benchmark 2018-B6 pooling and servicing agreement;

●	reviewing for accuracy certain calculations made by the special servicer;

●	issuing an annual report generally setting forth, among other things, its assessment of whether the special servicer is performing its duties in compliance with the servicing standard and the Benchmark 2018-B6 pooling and servicing agreement and identifying any material deviations therefrom;

●	recommending the replacement of the special servicer if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders (as a collective whole); and

●	after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, consulting on a non-binding basis with the special servicer with respect to certain major decisions (and such other matters as are set forth in the Benchmark 2018-B6 pooling and servicing agreement) in respect of the applicable serviced mortgage loan(s) and/or related companion loan(s).

An “Operating Advisor Consultation Trigger Event” will occur when the aggregate outstanding certificate balance of the HRR Certificates (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to the HRR Certificates) is 25% or less of the initial aggregate certificate balance of the HRR Certificates. With respect to excluded mortgage loans, an Operating Advisor Consultation Trigger Event will be deemed to exist.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the Benchmark 2018-B6 pooling and servicing agreement with respect to any outside serviced mortgage loan or any related REO property.

The operating advisor will be subject to termination and replacement if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such termination and replacement is affirmatively voted for by the holders of more than 50% of the voting rights allocable to the Non-Reduced Certificates of those holders that exercise their right to vote (provided that holders entitled to exercise at least 50% of the voting rights allocable to the Non-Reduced Certificates exercise their right to vote within 180 days of the initial request for a vote). The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

See “The Pooling and Servicing Agreement—Operating Advisor” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Asset Representations

Reviewer	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans) held by the issuing entity as of the end of the applicable collection period are at least 60 days delinquent in respect of their related monthly payments or balloon payment, if any (for purposes of this paragraph, “delinquent loans”) or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the aggregate outstanding principal balance of such delinquent loans constitutes at least 20% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans) held by the issuing entity as of the end of the applicable collection period.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice of such request to all certificateholders and the asset representations reviewer by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the affirmative vote of certificateholders evidencing at least 75% of the voting rights allocable to those holders that exercise their right to vote (provided that holders representing the applicable Certificateholder Quorum exercise their right to vote within 180 days of the initial request for a vote), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the Benchmark 2018-B6 pooling and servicing agreement by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution

Provisions	The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the Benchmark 2018-B6 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In addition, any other certificateholder or certificate owner may deliver, within the time frame provided in the Benchmark 2018-B6 pooling and servicing agreement, a written notice requesting the right to participate in any dispute resolution consultation that is conducted by the enforcing servicer following the enforcing servicer’s receipt of the notice described in the preceding sentence.

“Resolved” means, with respect to a Repurchase Request, (i) that any material breach of representations and warranties or a material document defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a “loss of value payment”, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Benchmark 2018-B6 pooling and servicing agreement. See “The Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

STRUCTURAL OVERVIEW (continued)

Liquidated Loan Waterfall	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied (after allocation to offset certain advances) so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts and any interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan.

Credit Risk Retention	This securitization transaction will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. An economic interest in the credit risk of the mortgage loans in this transaction is expected to be retained pursuant to Regulation RR (17 CFR § 246.1 et seq) promulgated under Section 15G (“Regulation RR”), as a combination of (A) an “eligible vertical interest” in the form of the VRR Interest, and (B) an “eligible horizontal residual interest” in the form of the HRR Certificates. Citi Real Estate Funding Inc. will act as retaining sponsor under Regulation RR and is expected, on the Closing Date, to partially satisfy its risk retention obligation through (i) the acquisition by each of Deutsche Bank AG, acting through its New York Branch, and JPMorgan Chase Bank, National Association (or, in each case, a “majority-owned affiliate” (as defined in Regulation RR) thereof) of a pro rata portion (based on the applicable percentages of the mortgage loans originated by Deutsche Bank AG, acting through its New York Branch, and JPMorgan Chase Bank, National Association, respectively) of the VRR Interest, and (ii) the purchase by a third party purchaser of the HRR Certificates. For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied by Citi Real Estate Funding Inc., as retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.

Investor Communications	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the Benchmark 2018-B6 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the Benchmark 2018-B6 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

Deal Website	The certificate administrator will maintain a deal website including, but not limited to:

—all special notices delivered.

—summaries of final asset status reports.

—all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.

—an “Investor Q&A Forum” and a voluntary investor registry.

Cleanup Call	On any Distribution Date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates and the notional amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the Benchmark 2018-B6 pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class S and Class R certificates) for the mortgage loans remaining in the issuing entity, as further described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in the Preliminary Prospectus.

The Certificates involve certain risks and may not be suitable for all investors. For information regarding certain risks associated with an investment in the Certificates, see “Risk Factors” in the Preliminary Prospectus. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: Aventura mall

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: Aventura mall

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: Aventura mall

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: Aventura mall

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: Aventura mall

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: Aventura mall

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: Aventura mall

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller(4)	JPMCB/GACC
Location (City/State)	Aventura, Florida		Cut-off Date Balance(5)	$110,000,000
Property Type	Retail		Cut-off Date Balance per SF	$1,155.39
Size (SF)	1,217,508		Percentage of Initial Pool Balance	9.6%
Total Occupancy as of 2/14/2018(1)	92.8%		Number of Related Mortgage Loans	None
Owned Occupancy as of 2/14/2018(1)	92.8%		Type of Security	Fee Simple
Year Built / Latest Renovation	1983 / 2017		Mortgage Rate	4.12125%
Appraised Value	$3,450,000,000		Original Term to Maturity (Months)	120
Appraisal Date	4/16/2018		Original Amortization Term (Months)	NAP
Borrower Sponsors	Simon Property Group, L.P.,		Original Interest Only Period (Months)	120
	Jacquelyn Soffer and Jeffrey Soffer		First Payment Date	8/1/2018
Property Management	TB All Fees Operating LP		Maturity Date	7/1/2028

Underwritten Revenues	$185,479,647
Underwritten Expenses	$30,620,668		Escrows(6)
Underwritten Net Operating Income (NOI)(2)	$154,858,979			Upfront	Monthly
Underwritten Net Cash Flow (NCF)(2)	$151,571,708		Taxes	$0	$0
Cut-off Date LTV Ratio(3)	40.8%		Insurance	$0	$0
Maturity Date LTV Ratio(3)	40.8%		Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(3)	2.63x / 2.58x		TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(3)	11.0% / 10.8%		Other(6)	$26,168,910	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Combination Amount	$1,406,700,000	80.4%	Existing CMBS Mortgage Loan Payoff	$1,230,695,723	70.3%
Subordinate Companion Loan Amount	343,300,000	19.6	Construction Debt Payoff (Expansion)	200,853,019	11.5
			Upfront Reserves	26,168,910	1.5
			Closing Costs	13,967,630	0.8
			Return of Equity	278,314,718	15.9
Total Sources	$1,750,000,000	100.0%	Total Uses	$1,750,000,000	100.0%

(1)	Total Occupancy and Owned Occupancy includes square footage to be leased by 12 tenants (33,813 SF) with leases out for signature that are covered under a master lease as described under “—Master Lease” herein.

(2)	Underwritten NOI and Underwritten NCF are based on the February 14, 2018 rent roll, executed leases and lender adjustments. See “—Cash Flow Analysis” herein.

(3)	Calculated based on the aggregate outstanding principal balance of the Aventura Mall Senior Pari Passu Notes (as defined below). See “—The Mortgage Loan” below.

(4)	The Aventura Mall Loan Combination (as defined below) was co-originated by JPMCB, Wells Fargo Bank, N.A., DBNY (as defined below) and Morgan Stanley Bank, N.A.

(5)	The Aventura Mall Loan (as defined below) is part of a loan combination comprised of (i) 26 senior pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $1.41 billion and (ii) four subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $343.3 million.

(6)	For a full description of Escrows, please refer to “—Escrows” below. Other Upfront Escrows refers to two deposits made at closing by the Aventura Mall Borrower (as defined below) comprised of (i) $19,392,145 for certain outstanding tenant improvement allowances and/or leasing commissions due in connection with certain leases at the Aventura Mall Property and (ii) $6,776,765 for certain free rent credits remaining in connection with certain leases at the Aventura Mall Property.

■	The Mortgage Loan. The mortgage loan (the “Aventura Mall Loan”) is part of a loan combination (the “Aventura Mall Loan Combination”) evidenced by 30 notes comprised of (i) 26 senior pari passu notes (collectively, the “Aventura Mall Senior Pari Passu Notes”) with an aggregate principal balance as of the Cut-off Date of $1,406,700,000, and (ii) four subordinate notes (collectively, the “Aventura Mall Junior Non-Trust Notes”) with an aggregate principal balance as of the Cut-off Date of $343,300,000. The Aventura Mall Junior Non-Trust Notes are subordinate to the Aventura Mall Senior Pari Passu Notes as and to the extent described in “Description of the Mortgage Pool—The Loan Combinations—The Aventura Mall Pari Passu-AB Loan Combination” in the Preliminary Prospectus. The aggregate outstanding principal balance as of the Cut-off Date of all notes evidencing the Aventura Mall Loan Combination is $1,750,000,000. The Aventura Mall Loan Combination is secured by a first mortgage lien on the borrower’s fee simple interest in an approximately 1.2 million SF super-regional mall in Aventura, Florida (the “Aventura Mall Property”). The Aventura Mall Loan, which is evidenced by the non-controlling notes A-2-A-4 and A-2-B-4, has an aggregate outstanding principal balance as of the Cut-off Date of $110,000,000 and represents approximately 9.6% of the Initial Pool Balance. The related companion loans are evidenced by 24 senior pari passu notes (collectively, the “Aventura Mall Senior Pari Passu Companion Loans”) which have an aggregate outstanding principal balance as of the Cut-off Date of $1,296,700,000, and the Aventura Mall Junior Non-Trust Notes, as detailed in the Loan Combination Summary table below. The Aventura Mall Loan Combination was co-originated by JPMCB, Wells Fargo Bank, National Association, Deutsche Bank AG, acting through its New York Branch (“DBNY”) and Morgan Stanley Bank, N.A. on June 7, 2018. The Aventura Mall Senior Pari Passu Notes have an interest rate of 4.12125% per annum and the Aventura Mall Junior Non-Trust Notes have an interest rate of 4.12125% per annum resulting in a weighted average interest rate of 4.12125% per annum on the Aventura Mall Loan Combination. The Aventura Mall Borrower utilized the proceeds of the Aventura Mall Loan Combination to partially prepay existing debt, return equity to the borrower sponsors, fund reserves and pay origination costs. The Aventura Mall Loan received a credit assessment of Asf by Fitch and BBB(high) by DBRS. S&P confirmed that the Aventura Mall Loan exhibits credit characteristics that are consistent with investment grade credit.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: Aventura mall

Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A, A-1-B, A-1-C, A-1-D	$406,700,000	$406,700,000	Aventura Mall Trust 2018-AVM	Yes (Note A-1-A)
A-2-A-1, A-2-B-3	$115,000,000	$115,000,000	Benchmark 2018-B4	No
A-2-A-2, A-2-B-2-A	$103,000,000	$103,000,000	Benchmark 2018-B5	No
A-2-A-4, A-2-B-4	$110,000,000	$110,000,000	Benchmark 2018-B6	No
A-2-B-1	$60,000,000	$60,000,000	CD 2018-CD7	No
A-2-D-2	$50,000,000	$50,000,000	CSAIL 2018-CX12	No
A-2-A-3, A-2-A-5	$125,000,000	$125,000,000	JPMCB(1)	No
A-2-B-2-B, A-2-B-2-C, A-2-B-5	$47,000,000	$47,000,000	DBNY(1)	No
A-2-C-1, A-2-C-2, A-2-C-3, A-2-C-4, A-2-C-5	$220,000,000	$220,000,000	Morgan Stanley Mortgage Capital Holdings, Inc. (1)	No
A-2-D-1, A-2-D-3, A-2-D-4, A-2-D-5	$170,000,000	$170,000,000	Wells Fargo Bank, National Association(1)	No
B-1, B-2, B-3, B-4	$343,300,000	$343,300,000	Aventura Mall Trust 2018-AVM	No
Total	$1,750,000,000	$1,750,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

Loan Combination Metrics

	% of Total Debt	Cut-off Date Cumulative LTV	UW Cumulative NOI Debt Yield	UW Cumulative NCF DSCR
A-Notes	80.4%	40.8%	11.0%	2.58x
$1,406,700,000
B-Notes	19.6%	50.7%	8.8%	2.07x
$343,300,000

The Aventura Mall Loan Combination had an initial term of 120 months and has a remaining term of 117 months as of the Cut-off Date. The Aventura Mall Loan Combination requires monthly payments of interest only for the entire term of the loan. The scheduled maturity date of the Aventura Mall Loan Combination is the due date in July 2028. Provided no event of default has occurred and is continuing, at any time after the earlier to occur of (i) August 1, 2021, or the date that is two years from the closing date of the securitization that includes the last note to be securitized (the “REMIC Prohibition Date”), the Aventura Mall Loan Combination may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Aventura Mall Loan documents. If the REMIC Prohibition Date has not occurred by August 1, 2021, the Aventura Mall Loan Combination may be prepaid in full, provided the applicable prepayment is accompanied by payment of the greater of 1% of the unpaid principal balance or a yield maintenance premium (as described in the Aventura Mall Loan documents), and any portion of the Aventura Mall Loan Combination that has been securitized as of the projected date of such prepayment for more than two years from the closing of such securitization is contemporaneously defeased. Voluntary prepayment of the Aventura Mall Loan Combination is permitted on or after the due date occurring in January 2028 without payment of any prepayment premium.

■	The Mortgaged Property. Aventura Mall is an approximately 2.2 million SF, super regional mall that was developed by Turnberry in 1983 and subsequently expanded and renovated in 1997, 1998, 2006-2008 and 2017. Of the 2.2 million SF, 1,217,508 SF serves as collateral for the Aventura Mall Loan Combination which also includes four anchor pad sites ground leased from the Aventura Mall Borrower (as defined below). The collateral does not include 942,842 SF of tenant-owned anchor improvements on those sites.

The Aventura Mall Property is located approximately 17 miles from downtown Miami and is surrounded by master-planned residential areas including Turnberry Isle, Porto Vita and the Waterways of Biscayne Bay. The Aventura Mall Property is the largest mall in Florida and the third largest mall in the United States. According to the appraisal, the Aventura Mall Property is the second most-visited shopping center in the United States with more than 28 million annual visitors. The Aventura Mall Property is anchored by a number of traditional mall anchors, including Macy’s, Bloomingdale’s, Macy’s Men’s & Home, Nordstrom and J.C. Penney Co., as well as a number of non-traditional mall anchors. The Aventura Mall has a mix of luxury, bridge to luxury and mass market tenants that appeal to a variety of shoppers.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: Aventura mall

The Aventura Mall Property, inclusive of 942,842 SF of tenant-owned anchor improvements, was 92.8% leased as of February 14, 2018. The Aventura Mall Property is one of the top-performing malls in the U.S., with comparable in-line sales of $1,681 per SF, total gross reported sales of approximately $1.2 billion and an occupancy cost of approximately 13.0% as of the trailing 12 months ending February 2018.

In November 2017, the owners of the Aventura Mall Borrower opened a new 225,641 SF expansion (the “Expansion Parcel”) at a cost of a $230.0 million, which Expansion Parcel is included in the collateral for the Aventura Mall Loan Combination. The Expansion Parcel features an approximately 20,000 SF, two-level Apple store along with Tesla, Topshop, Zara, Serafina and Shake Shack. The Expansion Parcel is 72.2% leased as of February 14, 2018.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Aventura Mall Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(3)	Tenant Sales $ per SF	Occupancy Cost	Lease Expiration(4)	Renewal / Extension Options
Zara(5)(6)	NR / NR / NR	34,454	2.8%	$4,120,000	2.9%	$119.58	$971	16.3%	10/31/2029	N/A
Apple (2 Levels)(5)(7)	AA+ / NR / Aa1	20,218	1.7%	3,500,000	2.5%	173.11	$31,124	0.5%	1/31/2030	1, 5-year option
H & M	NR / NR / NR	28,830	2.4%	3,375,705	2.4%	117.09	$666	18.4%	1/31/2027	N/A
Abercrombie & Fitch	BB- / NR / NR	11,246	0.9%	3,164,399	2.2%	281.38	$1,555	20.9%	1/31/2020	N/A
Victoria’s Secret	BB+ / BB+ / Ba1	18,387	1.5%	3,033,855	2.1%	165.00	$1,041	12.7%	7/31/2026	N/A
Banana Republic	BB+ / BB+ / Baa2	16,857	1.4%	2,950,818	2.1%	175.05	$580	37.8%	2/29/2020	N/A
Topshop(5)	NR / NR / NR	23,296	1.9%	2,842,112	2.0%	122.00	NAV	NAV	10/31/2029	N/A
XXI Forever	NR / NR / NR	32,504	2.7%	2,464,387	1.7%	75.82	$381	22.6%	MTM%	N/A
Restoration Hardware	NR / NR / NR	11,988	1.0%	2,399,638	1.7%	200.17	$2,150	11.4%	2/28/2019	N/A
Champs Sports	BB+ / NR / Ba1	7,331	0.6%	2,374,830	1.7%	323.94	$1,555	22.8%	5/31/2023	N/A
Ten Largest Owned Tenants		205,111	16.8%	$30,225,744	21.3%	$147.36
Remaining Owned Tenants		924,170	75.9%	111,430,450	78.7%	120.57
Vacant Spaces (Owned Space)		88,227	7.2%	0	0.0%	0.00
Totals / Wtd. Avg. All Owned Tenants		1,217,508	100.0%	$141,638,194	100.0%	$125.42

(1)	Based on the underwritten rent roll dated February 14, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent $ per SF reflects the following: (a) in-place leases based on the February 14, 2018 rent roll, (b) contractual rent steps through June 2019 totaling approximately $6.5 million including the $1.4 million contractual rent step that is scheduled to occur in August 2019 for the executed renewal of Victoria's Secret (included in the bridge rent and reimbursement reserve), (c) ground rent in an amount of approximately $1.3 million for tenants that own their improvements (Macy's, Bloomingdale's, Macy's Men's & Home and Nordstrom) and (d) $3.4 million associated with 12 tenants (33,813 SF) with leases out for signature that are covered under a master lease as described under “—Master Lease” herein.

(4)	Certain tenants may have termination or contraction options due to co-tenancy provisions in the related leases (which may become exercisable prior to the originally stated expiration date of the tenant lease).

(5)	A full year of sales and occupancy costs are not available for Expansion Parcel tenants.

(6)	Zara was originally a tenant in the non-expansion portion of Aventura Mall, occupying approximately 19,000 SF, before departing for Bal Harbour Shops in 2012. Zara has since returned to the Aventura Mall Property and opened in the Expansion Parcel in November 2017. The Tenant Sales $ per SF are based on the tenant's annualized sales from November 2017 through April 2018.

(7)	Tenant Sales $ per SF for Apple are based on the tenant's 6,303 SF space in the pre-existing portion of the Aventura Mall Property. Apple recently executed a lease for approximately 20,000 SF at the Expansion Parcel.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: Aventura mall

The following table presents certain information relating to the lease rollover schedule at the Aventura Mall Property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants(4)
2018 & MTM(5)	94,330	7.7%	7.7%	$10,950,745	7.7%	$116.09	49
2019	91,803	7.5	15.3%	12,376,749	8.7	$134.82	31
2020	96,193	7.9	23.2%	18,375,213	13.0	$191.02	36
2021	54,397	4.5	27.7%	13,685,691	9.7	$251.59	24
2022	76,594	6.3	33.9%	12,967,832	9.2	$169.31	24
2023	352,941	29.0	62.9%	16,933,820	12.0	$47.98	29
2024	79,905	6.6	69.5%	13,311,865	9.4	$166.60	27
2025	19,020	1.6	71.1%	5,163,035	3.6	$271.45	13
2026	46,368	3.8	74.9%	7,858,163	5.5	$169.47	9
2027	78,035	6.4	81.3%	10,641,238	7.5	$136.36	20
2028	41,146	3.4	84.7%	6,126,042	4.3	$148.89	13
2029 & Thereafter(6)	98,549	8.1	92.8%	13,247,802	9.4	$134.43	13
Vacant	88,227	7.2	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	1,217,508	100.0%		$141,638,194	100.0%	$125.42	288

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	UW Base Rent reflects the following: (a) in-place leases based on the February 14, 2018 rent roll, (b) contractual rent steps through June 2019 totaling approximately $6.5 million including the $1.4 million contractual rent step that is scheduled to occur in August 2019 for the executed renewal of Victoria's Secret (included in the bridge rent and reimbursements reserve), and (c) ground rent in an amount of approximately $1.3 million for tenants that own their improvements (Macy’s, Bloomingdale’s, Macy’s Men’s & Home and Nordstrom).

(4)	# of Expiring Tenants excludes approximately 30 temporary/kiosk tenants who operate under short term leases.

(5)	2018 & MTM includes temporary tenants.

(6)	2029 & Thereafter includes the recently executed Apple lease square footage and lease expiration for the Expansion Parcel.

The following table presents certain information relating to historical occupancy and estimated tenant sales at the Aventura Mall Property:

Historical Leased % & In-line Sales(1)(2)(3)

	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	Current
Total Occupancy(4)	93.3%	98.1%	98.2%	98.8%	98.2%	99.6%	99.2%	99.2%	99.1%	99.1%	92.8%
Owned Occupancy(4)	84.1%	94.9%	95.2%	96.6%	94.9%	98.9%	97.8%	97.8%	97.3%	97.7%	91.4%
In-line Tenant (<10,000 SF) Sales per SF	NAP	NAP	NAP	NAP	NAP	NAP	NAP	$1,626	$1,544	$1,630	$1,681
In-line Tenant (<10,000 SF) Sales per SF (excl. Apple)(3)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	$1,229	$1,114	$1,147	$1,162

(1)	Historical Occupancy is based on the average of each respective year. Current occupancy is based on the February 14, 2018 rent roll, including recently executed leases and master leased tenants.

(2)	Not all tenants at the Aventura Mall Property are required to report sales.

(3)	Apple’s sales are based on the tenant’s 6,303 SF of space in the existing mall.

(4)	In 2008, occupancy declined due to a challenging corporate environment for several tenants including Stride Rite, Kay Bee Toys, The Sharper Image, Walden Books and Sigrid Olsen. 2008 occupancy as of December 31 was 87.9% and 96.1% for Owned Occupancy and Total Occupancy, respectively.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: Aventura mall

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Aventura Mall Property:

Cash Flow Analysis

	2015	2016	2017	TTM 3/31/2018	Underwritten	Underwritten $ per SF
Rents in Place(1)	$99,418,818	$103,197,968	$106,500,453	$109,896,747	$141,638,194	$116.33
Vacant Income	0	0	0	0	13,640,745	11.20
Overage / Percentage Rent	5,466,448	4,115,391	3,447,721	3,326,930	3,627,027	2.98
Specialty Leasing Income	3,536,265	3,076,589	4,453,595	4,900,785	3,805,199	3.13
Operating Expenses (CAM)	19,688,611	19,575,848	20,433,861	21,105,933	23,842,585	19.58
Real Estate Tax Reimbursement	6,816,452	6,485,969	6,686,407	6,884,359	8,185,974	6.72
Utility Reimbursement	222,483	225,783	209,187	205,224	224,555	0.18
Other Income(2)	3,628,986	3,701,438	3,994,113	4,090,769	4,156,114	3.41
Gross Revenue	$138,778,063	$140,378,986	$145,725,336	$150,410,748	$199,120,392	$163.55
Vacancy Loss	(272,229)	(422,401)	(438,454)	(634,418)	(13,640,745)	(11.20)
Effective Gross Income	$138,505,834	$139,956,585	$145,286,882	$149,776,330	$185,479,647	$152.34

Real Estate Taxes	$7,007,052	$6,847,815	$6,884,165	$7,141,240	$8,335,861	$6.85
Insurance	3,978,711	4,052,359	4,144,382	4,399,950	5,417,905	4.45
Utility Expense	2,016,869	1,777,356	1,680,980	1,807,715	2,323,663	1.91
Repairs & Maintenance	4,755,667	4,406,013	4,673,026	4,950,354	5,557,808	4.56
Management	5,575,944	5,587,389	5,827,467	6,096,925	1,000,000	0.82
Security and Information Booth	4,598,954	4,763,903	4,835,219	5,095,990	5,872,655	4.82
Administrative Expense	1,122,456	1,385,624	1,348,391	1,531,890	1,583,365	1.30
Non-Recoverable Expenses	141,541	151,312	213,911	241,940	204,365	0.17
Professional Fees	283,301	331,411	438,778	218,929	325,045	0.27
Total Operating Expenses	$29,480,495	$29,303,182	$30,046,320	$31,484,933	$30,620,668	$25.15

Net Operating Income(1)	$109,025,339	$110,653,403	$115,240,562	$118,291,397	$154,858,979	$127.19
Tenant Improvements	0	0	0	0	1,188,974	0.98
Leasing Commissions	0	0	0	0	1,854,796	1.52
Replacement Reserves	0	0	0	0	243,502	0.20
Net Cash Flow	$109,025,339	$110,653,403	$115,240,562	$118,291,397	$151,571,708	$124.49

Occupancy	99.2%	99.1%	99.1%	92.8%	92.9%
NOI Debt Yield(3)	7.8%	7.9%	8.2%	8.4%	11.0%
NCF DSCR(3)	1.85x	1.88x	1.96x	2.01x	2.58x

(1)	The increase in Rents in Place and Net Operating Income from TTM 3/31/2018 to Underwritten is primarily driven by the inclusion of the executed leases on the new Expansion Parcel which opened in November 2017 and is based on the February 14, 2018 annualized rent roll. Rents in Place also includes $1.3 million of ground rent paid by Bloomingdales, Macy’s, Macy’s Men’s & Home, and Nordstrom and approximately $3.4 million of master lease rent for current leases that are out for signature. Contractual rent steps were underwritten through June 2019 totaling approximately $6.5 million, including the $1.4 million contractual rent step for the executed renewal of Victoria’s Secret that is scheduled to occur in August 2019 (included in the bridge rent and reimbursements reserve).

(2)	Other Income includes fee income (revenues associated with license fees and valet management fees) and miscellaneous revenues (revenue associated with commissions, late charges, and other miscellaneous sources).

(3)	NOI Debt Yield and NCF DSCR calculations are based on the aggregate outstanding principal balance of the Aventura Mall Senior Pari Passu Notes and exclude the aggregate outstanding principal balance of the Aventura Mall Junior Non-Trust Notes.

■	Appraisal. According to the appraisal, the Aventura Mall Property had an “as-is” appraised value of $3,450,000,000 as of April 16, 2018.

Appraisal Approach	As-Is Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$3,631,500,000	N/A	4.25%
Income Capitalization Approach(1)	$3,331,500,000	6.25%	4.75%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to a Phase I environmental report, dated April 27, 2018, there are no recognized environmental conditions or recommendations for further action at the Aventura Mall Property, except that the environmental report characterized the former presence of an underground storage tank (“UST”) as a historical recognized environmental condition. The Aventura Mall Property received a no further action letter from the state environmental agency in 2002 indicating that no further action was required with respect to the former presence of the UST.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: Aventura mall

■	Market Overview and Competition. Regional access to the Aventura Mall is provided by I-95 and Biscayne Boulevard (U.S. Highway 1). The William Lehman Causeway, which connects the beach areas with U.S. Highway 1, also provides access to the Aventura Mall. The Aventura Mall is located approximately 17 miles from downtown Miami and is surrounded by Turnberry Isle, Porto Vita and the Waterways of Biscayne Bay. According to the appraisal, as of year-end 2017, Aventura Mall’s local trade area within a 15-mile radius is home to over 2.3 million people with an average income of $66,306. As a destination retail mall north of Miami, Aventura Mall also appeals to a large international customer base, primarily from South America, Mexico and Europe.

The following table presents certain information relating to the primary competition for the Aventura Mall Property:

Competitive Set(1)

	Aventura Mall	Bal Harbour Shops	Sawgrass Mills	Dadeland Mall	Pembroke Lakes Mall	Galleria Mall	Dolphin Mall
Distance from Subject	-	5 miles	19 miles	22 miles	11 miles	13 miles	16 miles
Property Type	Super-Regional Mall	Regional Mall	Super-Regional Mall	Super-Regional Mall	Super-Regional Mall	Super-Regional Mall	Super-Regional Mall
Year Built	1983	1965	1990	1962	1992	1980	2001
Total GLA	2,156,203	460,000	2,384,000	1,488,000	1,136,000	955,000	1,403,000
Total Occupancy	95%	99%	89%	95%	96%	80%	97%
Sales per SF	$1,447	$2,200	$1,100	$1,400	$490	$870	$950
Anchors & Jr. Anchors	Bloomingdale’s, JC Penney, Macy’s, Macy’s Men’s/Home Furnishings, Nordstrom	Neiman Marcus, Saks Fifth Avenue	Super Target, Bloomingdale’s Outlet, Neiman Marcus, Last Call, Nordstrom Rack, Saks Off Fifth, Burlington, Dick’s Sporting, Goods	JC Penney, Macy’s, Nordstrom, Saks Fifth Avenue	Dillard’s, Dillard’s Men’s & Home, Macy’s, Macy’s Home Store, JC Penney, Sears	Dillard’s, Macy’s, Neiman Marcus	Burlington, Bass Pro, Outdoor World, Bloomingdale’s Outlet, Cobb Theater

(1)	Source: Appraisal.

■	The Borrower. The borrower is Aventura Mall Venture, a Florida general partnership structured to be a bankruptcy remote entity with two independent directors in its organizational structure (the “Aventura Mall Borrower”). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Aventura Mall Loan Combination.

The borrower sponsors and non-recourse carveout guarantors are Simon Property Group, L.P. (the “Simon Guarantor”), Jacquelyn Soffer and Jeffrey Soffer (together, the “Turnberry Guarantors” and collectively, with the Simon Guarantor, the “Guarantors”). The liability of the Guarantors for breaches or violations of the non-recourse carveout provisions in the Aventura Mall Loan documents is capped at $350.0 million plus all reasonable, out-of-pocket costs and expenses (including, but not limited to, court costs and fees and reasonable attorney’s fees) incurred by the lender in connection with the enforcement of, or preservation of the lender’s rights, under the guaranty. The liability as between the Turnberry Guarantors and the Simon Guarantor is several but not joint. Turnberry Aventura Mall Company, Ltd., an affiliate of the Turnberry Guarantors, and SDG Aventura Limited Partnership, an affiliate of the Simon Guarantor, have joint approval rights with respect to certain major decisions of the Aventura Mall Borrower relating to the Aventura Mall Property.

■	Escrows. On the origination date, the Aventura Mall Borrower deposited $6,776,765 for free rent credits remaining in connection with certain leases at the Aventura Mall Property and $19,392,145 for outstanding tenant improvement allowances and/or leasing commissions due in connection with certain leases at the Aventura Mall Property.

If the debt service coverage ratio (as calculated pursuant to the loan agreement based on the trailing four quarters) falls below 1.50x for two consecutive calendar quarters (among other conditions in certain cases), on each monthly due date, the borrower is required to fund (i) one-twelfth of projected annual property taxes for real estate taxes, (ii) one-twelfth of projected annual insurance premiums (insurance reserve is also required if there is no blanket insurance policy in effect), (iii) replacement funds (approximately $20,292 monthly (or $0.20 per SF annually), subject to a cap of $487,003) and (iv) tenant rollover funds (approximately $253,647 monthly (or $2.50 per SF annually), subject to a cap of $6,087,540).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: Aventura mall

■	Lockbox and Cash Management. The Aventura Mall Loan Combination is structured with a hard lockbox and springing cash management. The Aventura Mall Borrower is required to notify each tenant under each lease (except the master leases) that has not received instructions from the Aventura Mall Borrower to send all payments of rents directly to the lender-controlled lockbox account at Wells Fargo Bank, National Association. Provided no Lockbox Event (as defined below) has occurred, all sums in the lockbox account are required to be transferred daily to an account designated by the Aventura Mall Borrower. In the event a Lockbox Event has occurred and is continuing, all funds in the lockbox account are required to be swept weekly into a cash management account controlled by the lender. In the event a Lockbox Event is caused only by the occurrence of a DSCR Trigger Event, as defined below, all funds in the cash management account are required to be applied by the lender each business day to payments of taxes, insurance, debt service, operating expenses, capital expenditure reserves, rollover reserves, and any remaining funds in the cash management account are required to be released to the Aventura Mall Borrower only to the extent necessary to reimburse the Aventura Mall Borrower for extraordinary expenses approved by the lender. All additional funds in the cash management account will be held by the lender as additional collateral for the Aventura Mall Loan Combination. In the event any Lockbox Event other than the DSCR Trigger Event has occurred and is continuing, all amounts in the cash management account may be applied to any obligations of the Aventura Mall Borrower under the Aventura Mall Loan documents in the lender’s sole discretion. In addition, following the occurrence and during the continuance of a Lockbox Event or a DSCR Trigger Event, all master lease rents are also required to be deposited directly into the lockbox account.

A “Lockbox Event” means the occurrence of (i) an event of default under the Aventura Mall Loan documents, (ii) any bankruptcy or insolvency action of the Aventura Mall Borrower, (iii) any bankruptcy or insolvency action of the property manager except where the Aventura Mall Borrower or the Property Manager (as defined below) can provide evidence acceptable to the lender (in its sole discretion) that such bankruptcy or insolvency does not result in the cash or bank accounts associated with the Aventura Mall Property subject to the jurisdiction of such bankruptcy action or result in a material adverse effect upon the operations of the Aventura Mall Property or the value or security of the lender’s lien, or (iv) the debt service coverage ratio (as calculated in the Aventura Mall Loan documents based on the trailing four quarters for the Aventura Mall Loan Combination) falls below 1.35x for two consecutive quarters (a “DSCR Trigger Event”).

■	Property Management. The Aventura Mall Property is currently managed by TB All Fees Operating LP (the “Property Manager”), which is an affiliate of the Turnberry Guarantors. In addition, the Property Manager is currently the leasing agent under a separate leasing agreement with the Aventura Mall Borrower.

■	Current Mezzanine or Secured Subordinate Indebtedness. Concurrently with the funding of the Aventura Mall Loan, JPMCB and DBNY funded a subordinate loan in the amount of $343.3 million, evidenced by the Aventura Mall Junior Non-Trust Notes, to the Aventura Mall Borrower. The Aventura Mall Junior Non-Trust Notes were securitized in the Aventura Mall Trust 2018-AVM transaction. Each of the Aventura Mall Junior Non-Trust Notes carries an interest rate of 4.12125% per annum and is co-terminus with the Aventura Mall Loan. The Aventura Mall Loan is subject to an intercreditor agreement. Based on the total combined debt of $1.75 billion, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NCF and Debt Yield Based on Underwritten NOI are illustrated below:

Financial Information

	Aventura Mall Pari Passu Notes	Aventura Mall Loan Combination
Cut-off Date Balance	$1,406,700,000	$1,750,000,000
Cut-off Date LTV Ratio	40.8%	50.7%
Maturity Date LTV Ratio	40.8%	50.7%
DSCR Based on Underwritten NCF	2.58x	2.07x
Debt Yield Based on Underwritten NOI	11.0%	8.8%

■	Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Master Lease. The Aventura Mall Borrower entered into a master lease (the “Master Lease”) at closing with the Guarantors and Turnberry Retail Holding, L.P., which Master Lease covers a certain portion of the Aventura Mall Property that is currently not occupied. The Master Lease provides for payment of rent in an annual amount up to $3,426,159 in equal monthly installments of approximately $285,513 during (x) a period commencing when the debt service coverage ratio based on the trailing four quarters falls below 1.50x for two consecutive quarters until cured in accordance with the Aventura Mall Loan documents, and/or (y) the occurrence and continuance of a Lockbox Event.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #1: Aventura mall

The Master Lease covers the spaces for 12 proposed tenants with leases that are out for signature or which were otherwise not occupied prior to loan origination. The Master Lease provides for a reduction of rent as third-party tenants sign leases, take occupancy of space and commence paying contractual rent in the premises covered by the Master Lease (as well as tenants signing leases in any portion of the Aventura Mall Property, including the space under the Master Lease, to the extent the total annualized lease payments (excluding Master Lease rents) exceed $178,400,000. The term will expire on the earliest to occur of (a) 10 years after loan maturity, (b) the earlier of the date on which the annual rent under the Master Lease is reduced to zero or the date on which the annualized total lease payments from tenants at the Aventura Mall Property (not including percentage rent) exceeds $181,850,000 or (c) following the exercise of the master lessees’ cancellation option after a lender foreclosure or deed-in-lieu of foreclosure. The rent under the Master Lease equals 1.8% of the approximately $185.5 million of underwritten effective gross income.

■	Redevelopment Rights. If J.C. Penney Co. or any of Macy’s, Bloomingdales, Macy’s (Men’s & Home) or Nordstrom (each, a “Department Store”) ceases operations or seeks to assign its lease in any manner not expressly permitted thereunder, the Aventura Mall Borrower has the right to enter into a ground lease with a third party or an affiliate of the Aventura Mall Borrower and obtain a release of the lien on the leasehold interest in such J.C. Penney Co. or Department Store parcel so long as certain conditions in the loan agreement are satisfied, including (i) the ground lease is in form and substance reasonably acceptable to the lender, including that the rent to be paid thereunder is not less than the rent payable by J.C. Penney Co. or the Department Store immediately prior to such new lease, (ii) the tenant or the guarantor of such ground lease is a creditworthy person acceptable to the lender, (iii) no event of default is continuing, (iv) delivery of a rating agency confirmation, (v) if material work is being performed, delivery of a completion guaranty (or a collateral assignment of a completion guaranty in favor of the Aventura Mall Borrower) from a credit-worthy entity acceptable to the lender, (vi) the term of the ground lease expires no less than 20 years after the maturity of the Aventura Mall Loan Combination and (vii) compliance with the “anti-poaching” conditions set forth in the loan agreement. In lieu of entering into a new ground lease, the Aventura Mall Loan documents permit an affiliate of the Aventura Mall Borrower to accept an assignment of the existing leasehold interest and enter into certain amendments thereof or perform certain alterations, provided that the Aventura Mall Borrower satisfies the requirements in the Aventura Mall Loan documents including, without limitation, condition (i) above. J.C. Penney Co. has six five-year renewal options remaining (each requiring 12 months’ notice).

■	Release of Collateral. The Aventura Mall Borrower is also permitted, subject to satisfaction of certain conditions set forth in the Aventura Mall Loan documents, to (a) release (i) immaterial or non-income producing portions of the Aventura Mall Property to any federal, state or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the Aventura Mall Property for dedication or public use and (ii) non-income producing portions of the Aventura Mall Property (including, without limitation, certain outparcels containing parking areas and portions of the “ring road”) to third parties or affiliates of the Aventura Mall Borrower and (b) dedicate portions of the Aventura Mall Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes.

■	Terrorism Insurance. The Aventura Mall Borrower is required to maintain terrorism insurance through the term of the loan, except that, to the extent the TRIPRA is no longer in effect, then the Aventura Mall Borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the Aventura Mall Property, excluding the wind and flood components. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: moffett towers II – Building 1

Rendering of Moffett Towers II Campus Upon Completion

DISCOVERY WAY
B1
B2
B3
B4
B5
Amenities Building
P5a
P5b
P5c

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: moffett towers II – Building 1

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: moffett towers II – Building 1

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		GACC
Location (City/State)	Sunnyvale, California		Cut-off Date Balance(4)		$76,000,000
Property Type	Office		Cut-off Date Balance per SF(3)		$479.13
Size (SF)(1)	350,633		Percentage of Initial Pool Balance		6.6%
Total Occupancy as of 10/6/2018	100.0%		Number of Related Mortgage Loans		None
Owned Occupancy as of 10/6/2018	100.0%		Type of Security		Fee Simple
Year Built / Latest Renovation	2018 / NAP		Mortgage Rate		3.89396667%
Appraised Value(2)	$358,600,000		Original Term to Maturity (Months)		116
Appraisal Date	12/1/2018		Original Amortization Term (Months)		360
Borrower Sponsors	Joseph K. Paul		Original Interest Only Term (Months)		60
Property Management	Paul Holdings, Inc. d/b/a Jay Paul Company		First Payment Date		9/6/2018
			Maturity Date		4/6/2028

Underwritten Revenues	$22,533,789
Underwritten Expenses	$3,284,899		Escrows(5)
Underwritten Net Operating Income (NOI)	$19,248,890			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$19,031,569		Taxes	$559,294	$111,859
Cut-off Date LTV Ratio(3)	46.8%		Insurance	$0	$0
Maturity Date LTV Ratio(3)	42.8%		Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(3)	2.03x / 2.00x		TI/LC	$21,651,588	$0
Debt Yield Based on Underwritten NOI / NCF(3)	11.5% / 11.3%		Other(6)	$5,064,484	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$168,000,000	60.0%	Return of Equity(7)	$238,230,197	85.1%
Mezzanine Loan	112,000,000	40.0	Reserves	27,275,365	9.7
			Closing Costs	14,494,438	5.2

Total Sources	$280,000,000	100.0%	Total Uses	$280,000,000	100.0%

(1)	The Moffett Towers II – Building 1 Property (as defined below) is part of the Moffett Towers II Campus (as defined below). The campus shares 59,650 SF of common area amenities, of which 11,930 SF were allocated to the Moffett Towers II – Building 1 Property. These 11,930 SF are not included in the collateral.

(2)	The Appraised Value reflects a “prospective market value upon stabilization” which assumes rent concessions and outstanding tenant improvement and leasing commissions (“TI/LC”) are deposited into the TI/LC and free rent reserve accounts. At closing, the borrower deposited $21,651,588 into the TI/LC reserve account and $5,064,484 into the free rent reserve account. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based upon the Appraised Value of $358,600,000. The “as-is” appraised value is $335,200,000 as of June 5, 2018 is inclusive of deductions for rent concessions and outstanding TI/LC obligations, equating to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 50.1% and 45.8%, respectively. See “—Appraisal” below.

(3)	Calculated based on the aggregate outstanding principal balance of the Moffett Towers II – Building 1 Loan Combination (as defined below).

(4)	The Moffett Towers II – Building 1 Loan (as defined below) has a Cut-off Date Balance of $76,000,000 and is part of a loan combination comprised of six pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $168,000,000. See “—The Mortgage Loan” below.

(5)	See “—Escrows” below.

(6)	Other Upfront reserve represents outstanding rent concessions.

(7)	The previously existing construction debt was paid off in June 2018, and the Moffett Towers II – Building 1 Property was unencumbered at the origination of the Moffett Towers II – Building 1 Loan Combination.

■	The Mortgage Loan. The mortgage loan (the “Moffett Towers II - Building 1 Loan”) is evidenced by two notes with an aggregate original principal amount of $76,000,000, which is part of a loan combination (the “Moffett Towers II - Building 1 Loan Combination”) evidenced by six pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $168,000,000. The Moffett Towers II - Building 1 Loan Combination is secured by a first mortgage encumbering the borrower’s fee simple interest in a Class A office building leased to a wholly-owned subsidiary of Amazon.com, Inc. (“Amazon”) located in Sunnyvale, California (the “Moffett Towers II - Building 1 Property”). The Moffett Towers II - Building 1 Loan was co-originated by Deutsche Bank AG, acting through its New York Branch (an affiliate of German American Capital Corporation) (“DBNY”) and Barclays Bank PLC on July 13, 2018, and represents approximately 6.6% of the Initial Pool Balance. The Moffett Towers II - Building 1 Loan has an outstanding principal balance as of the Cut-off Date of $76,000,000 and an interest rate of 3.89396667% per annum. The proceeds of the Moffett Towers II - Building 1 Loan along with a related $112,000,000 mezzanine loan were primarily used to recapitalize the Moffett Towers II - Building 1 Property, fund reserves, pay origination costs and return equity to the borrower. The Moffett Towers II - Building 1 Loan received a credit assessment of BBB-sf by Fitch and BBB by DBRS.

Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-3-1	$76,000,000	$76,000,000	Benchmark 2018-B6	Yes (Note A-1)
A-2, A-3-2	$50,000,000	$50,000,000	DBNY(1)	No
A-4	$22,000,000	$22,000,000	Barclays Bank PLC	No
A-5	$20,000,000	$20,000,000	WFCMT 2018-C46	No
Total	$168,000,000	$168,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: moffett towers II – Building 1

The Moffett Towers II - Building 1 Loan had an initial term of 116 months and has a remaining term of 114 months as of the Cut-off Date. The Moffett Towers II - Building 1 Loan requires interest only payments for the first 60 payment periods followed by fixed monthly payments of interest and principal sufficient to amortize the Moffett Towers II - Building 1 Loan on a 30-year amortization schedule. The scheduled maturity date of the Moffett Towers II - Building 1 Loan is the due date in April 2028. Provided that no event of default has occurred and is continuing under the Moffett Towers II - Building 1 Loan Combination documents, at any time after the earlier of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) July 13, 2021, and on any date before January 6, 2028, the borrower has the right to defease the Moffett Towers II - Building 1 Loan Combination in whole, but not in part. On October 6, 2020 and on any business day thereafter, the borrower has the right to prepay the Moffett Towers II - Building 1 Loan Combination in whole, but not in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. The Moffett Towers II - Building 1 Loan Combination is prepayable without penalty on or after January 6, 2028.

■	The Mortgaged Property. The Moffett Towers II - Building 1 Property is a newly-constructed, eight-story, Class A office building totaling 350,633 SF in Sunnyvale, California. As of October 6, 2018, the Moffett Towers II - Building 1 Property was 100.0% leased to a wholly-owned subsidiary of Amazon on a triple-net basis through April 2028, with two, seven-year extension options and no early termination options. Amazon serves as guarantor of the lease and, as of the origination date, has taken possession of the Moffett Towers II - Building 1 Property and commenced the build out of its space. Outstanding rent concessions and tenant improvement allowances related to the Amazon lease were deposited into escrows by the borrower on the origination date (See “—Escrows” section).

The Moffett Towers II - Building 1 Property comprises a portion of the first phase (“Phase I”) of the planned approximately 1.8 million SF, five-building Moffett Towers II office campus (the “Moffett Towers II Campus”) located on 47.4 acres in Sunnyvale, California. Phase I of the Moffett Towers II Campus development includes the 350,633 SF Moffett Towers II - Building 1 Property, (completed in 2018) as well as the 350,633 SF Moffett Towers II - Building 2 (completed in 2017), an enclosed parking structure, an adjacent surface parking lot, and a 59,650 SF fitness/amenities building. The Moffett Towers II - Building 1 Property will feature access to the fitness/amenities building and the enclosed parking structure pursuant to a declaration of covenants, conditions, restrictions and easement and charges agreement (see “—Amenities and Common Areas” section). There are 1,168 total parking spaces dedicated to Amazon pursuant to their lease, resulting in a parking ratio of 3.3 spaces per 1,000 SF. Moffett Towers II - Building 3, Moffett Towers II - Building 4, Moffett Towers II - Building 5, and an additional parking structure are expected to be delivered in 2019.

Amazon (NASDAQ: AMZN) is an American e-commerce company headquartered in Seattle, Washington. Founded in 1994, Amazon is now one of the largest online retailers in the world selling a wide range of products, services and entertainment to consumers. Amazon has reported that net sales have increased by approximately 43.0% to $51.0 billion in the first quarter of 2018 compared to $35.7 billion in the first quarter 2017. Amazon currently employs 563,100 full-time employees as of the first quarter of 2018, up approximately 65.0% from the year-end 2016.

The Moffett Towers II - Building 1 Property is expected to house Amazon’s A2Z Development Center Inc., a subsidiary that provides business and idea development support solutions. A2Z Development Center, Inc. houses Amazon’s Lab126 outlet. Lab126 began in 2004, originally creating the Kindle family of products and has since produced numerous devices such as Amazon’s Fire tablets, Fire TV and Amazon Echo.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: moffett towers II – Building 1

The following table presents certain information relating to the sole tenant at the Moffett Towers II - Building 1 Property:

Owned Tenant Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)(4)	% of Total UW Base Rent	UW Base Rent $ per SF(3)(4)	Lease Expiration	Renewal / Extension Options
Amazon	A+ / Baa1 / AA-	350,633	100.0%	$19,728,311	100.0%	$56.26	4/30/2028	2, 7-year options
Owned Tenant		350,633	100.0%	$19,728,311	100.0%	$56.26
Vacant		0	0.0	0	0.0	$0.00
Total / Wtd. Avg. Owned Tenant		350,633	100.0%	$19,728,311	100.0%	$56.26

(1)	Based on the underwritten rent roll dated October 6, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	UW Base Rent and UW Base Rent per SF include $2,393,015 of straight-line rent through the maturity date of the Moffett Towers II - Building 1 Loan Combination.

(4)	Amazon has two months of remaining free rent from October through November 2018. $5,064,484 was deposited into a rent concession reserve for the remaining free rent. See “—Escrows” below.

The following table presents certain information relating to the lease rollover schedule at the Moffett Towers II - Building 1 Property, based on initial lease expiration dates:

Lease Expiration Schedule

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(1)	% of Total UW Base Rent(1)	UW Base Rent $ per SF(1)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2018	0	0.0	0.0%	0	0.0	$0.00	0
2019	0	0.0	0.0%	0	0.0	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	350,633	100.0	100.0%	19,728,311	100.0	$56.26	1
2029 & Thereafter	0	0.0	100.0%	0	0.0	$0.00	0
Vacant	0	0.0	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	350,633	100.0%		$19,728,311	100.0%	$56.26	1

(1)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include $2,393,015 of straight-line rent through the maturity date of the Moffett Towers II - Building 1 Loan Combination.

The following table presents certain information relating to historical leasing at the Moffett Towers II - Building 1 Property:

Historical Leased %(1)

	2015	2016	2017	As of 10/6/2018(2)
Owned Space	NAP	NAP	NAP	100.0%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	Based on underwritten rent roll dated October 6, 2018.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: moffett towers II – Building 1

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Moffett Towers II - Building 1 Property:

Cash Flow Analysis(1)(2)

	Underwritten	Underwritten $ per SF
Base Rent(3)(4)	$19,728,311	$56.26
Amenities Income(4)	671,239	1.91
Grossed Up Vacant Space	0	0.00
Total Reimbursables	3,284,899	9.37
Less Vacancy & Credit Loss(5)	(1,150,660)	(3.28)
Effective Gross Income	$22,533,789	$64.27

Real Estate Taxes	$1,330,442	$3.79
Insurance	209,700	0.60
Management Fee	676,013	1.93
Other Operating Expenses	1,068,745	3.05
Total Operating Expenses	$3,284,899	$9.37

Net Operating Income	$19,248,890	$54.90
TI/LC(6)	147,194	0.42
Capital Expenditures	70,127	0.20
Net Cash Flow	$19,031,569	$54.28

Occupancy(5)	95.1%
NOI DY(7)	11.5%
NCF DSCR(7)	2.00x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Historical cash flows are not available as the Moffett Towers II - Building 1 Property was built in 2018.

(3)	Underwritten Base Rent includes $2,393,015 of straight-line rent through the maturity date of the Moffett Towers II - Building 1 Loan Combination.

(4)	Underwritten Amenities Income includes $81,420 of straight-line rent through the maturity date of the Moffett Towers II - Building 1 Loan Combination share of the common area amenities.

(5)	The underwritten economic vacancy is 4.9%. The Moffett Towers II - Building 1 Property was 100.0% occupied as of October 6, 2018.

(6)	Underwritten TI/LC is inclusive of a credit of $613,608, equal to 1/20th of the Lease Sweep Deposit Amount (as defined below).

(7)	Calculated based on the aggregate outstanding principal balance of the Moffett Towers II - Building 1 Loan Combination.

■	Appraisal. The appraiser concluded to an appraised value of $358,600,000 as of December 1, 2018, which assumes all outstanding rent concessions, tenant improvement and leasing commissions (“TI/LC”) obligations have been deposited into a reserve account. As of the valuation date of June 5, 2018, the Moffett Towers II - Building 1 Property had an “as-is” appraised value of $335,200,000 and is inclusive of the deductions for rent concessions and outstanding TI/LC obligations. At loan origination, the borrower deposited $26,716,072 for such contractual TI/LC obligations and rent concessions (see “—Escrows” section). The appraiser also concluded a “hypothetical go-dark” appraised value of $250,500,000 as of June 5, 2018, equating to a Cut-off Date LTV ratio and LTV Ratio at Maturity of 67.1% and 61.2%.

Appraisal Approach(1)	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$358,300,000	N/A	5.00%
Discounted Cash Flow Analysis	$358,600,000	6.25%	5.75%

(1)	Based on the “as-stabilized” appraised value.

■	Environmental Matters. The Phase I environmental report dated June 11, 2018, did not identify any evidence of recognized environmental conditions at the Moffett Towers II - Building 1 Property.

■	Market Overview and Competition. The Moffett Towers II - Building 1 Property is located in Moffett Park, in the northern portion of the Sunnyvale submarket within Silicon Valley. Moffett Park is a 519-acre area comprised of recently developed office spaces and research and development buildings. Notable high technology firms currently in Moffett Park include Google Inc., Hewlett Packard, Juniper Networks, Lab126 (an Amazon subsidiary), Lockheed-Martin, Microsoft, Motorola, NetApp and Rambus. The Moffett Towers II - Building 1 Property is just north of State Highway 237, which forms the southern border of the Moffett Park area and provides access from Interstate 680 and Interstate 280 to the northeast and U.S. Highway 101 in Sunnyvale to the southwest. U.S. Highway 101 runs northward through San Francisco and southward through San Jose, terminating in the city of Los Angeles. The Santa

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: moffett towers II – Building 1

Clara County Transit System provides bus service county-wide with stops near the Moffett Towers II - Building 1 Property. In addition, a Santa Clara Light Rail System station is located directly across the street from the Moffett Towers II - Building 1 Property and services the surrounding residential communities.

According to the appraisal, overall vacancy in Silicon Valley market and the Sunnyvale submarket was 9.8% and 3.5%, respectively, as of the first quarter of 2018. According to the appraisal, as of the first quarter of 2018, new supply under construction in Silicon Valley stood at approximately 3.2 million SF, which consisted of approximately 0.7 million SF of build-to-suit construction and 2.6 million SF of speculative space. As of first quarter of 2018, the total office annual average asking rent for the Sunnyvale submarket was $69.36 per SF, which is above the Silicon Valley total office annual average asking rent of $55.20 per SF. Within the Sunnyvale submarket, the annual average asking rent for Class A office properties is $81.36 per SF (fully-serviced).

The following table presents certain information relating to lease comparables for the Moffett Towers II - Building 1 Property:

Office Lease Comparables(1)

Property Name/Location	Year Built	Class	Stories	Total GLA (SF)	Tenant Name	Lease Date/Term	Lease Area (SF)	Initial Annual Base Rent PSF	Lease Type
Moffett Towers II - Building 1 Sunnyvale, CA	2018	A	8	350,633(2)	Amazon	June 2018 / 9.9 Yrs	350,633(2)	$56.26(2)	NNN
Moffett Towers II Phase 3 Sunnyvale, CA	2018	A	8	1,051,989	Facebook	April 2018 / 15 Yrs	1,051,989	$52.20	NNN
Moffett Towers Sunnyvale, CA	2010	A	8	454,817	Amazon	March 2018 / 12 Yrs	454,817	$52.20	NNN
Bay Meadows Station 2 San Mateo, CA	2018	A	4	189,000	Guidewire	January 2018 / 10.4 Yrs	189,000	$60.60	NNN
Santa Clara Square Ph. II Bldg. 5 Santa Clara, CA	2016	A	6	220,156	Regus	April 2018 / 12 Yrs	220,156	$46.80	NNN
Menlo Gateway Menlo Park, CA	2018	A	8	205,222	Facebook	August 2017 / 15 Yrs	205,222	$72.00	NNN

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated October 6, 2018. Initial Annual Base Rent PSF includes $2,393,015 of straight-line rent through the maturity date of the Moffett Towers II - Building 1 Loan Combination.

■	The Borrower. The borrower for the Moffett Towers II - Building 1 Loan Combination is MT2 B1 LLC, a Delaware limited liability company and a special purpose entity with two independent directors (the “Moffett Towers II - Building 1 Borrower”). Legal counsel to the Moffett Towers II Building 1 Borrower delivered a non-consolidation opinion in connection with the origination of the Moffett Towers II - Building 1 Loan Combination. Paul Guarantor LLC, a Delaware limited liability company, (the “Moffett Towers II - Building 1 Guarantor”) is the guarantor of certain nonrecourse carveouts under the Moffett Towers II - Building 1 Loan Combination. Paul Guarantor LLC is wholly owned by the Jay Paul Revocable Living Trust, of which Jay Paul is trustee and grantor. The Moffett Towers II – Building 1 Guarantor will be required to maintain a minimum net worth, excluding its interest in the Moffett Towers II - Building 1 Property, of $280,000,000 and liquidity of at least $15,000,000.

Joseph K. Paul is the founder of The Jay Paul Company, a privately held, opportunity-driven real estate firm based in San Francisco, California. Founded in 1975, The Jay Paul Company concentrates on the acquisition, development, and management of commercial properties throughout California. The Jay Paul Company has developed over 11.0 million SF of institutional quality space. The Jay Paul Company’s portfolio includes other properties in Moffett Park, including Moffett Gateway, Moffett Towers and Moffett Towers II, and Moffett Place.

■	Escrows. In connection with the origination of the Moffett Towers II - Building 1 Loan, the borrower funded reserves of (i) $559,294 for real estate taxes, (ii) $21,651,588 for outstanding tenant improvements relating to the Amazon space and (iii) $5,064,484 for outstanding rent concessions due under the Amazon lease.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: moffett towers II – Building 1

The Moffett Towers II - Building 1 Loan Combination documents require monthly reserve deposits for real estate taxes in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months, initially $111,859. The Moffett Towers II - Building 1 Loan Combination documents do not require ongoing monthly escrows for insurance premiums as long as the Moffett Towers II - Building 1 Borrower provides the lender with evidence that the Moffett Towers II - Building 1 Property is insured via an acceptable blanket insurance policy and such policy is in full force and effect. The Moffett Towers II - Building 1 Loan Combination documents do not provide for monthly reserve deposits for capital expenditures at origination, but provide for the lender to reassess the amount necessary for capital expenditures at the Moffett Towers II - Building 1 Property and may require monthly capital expenditures reserve deposits if necessary to maintain proper operation of the Moffett Towers II - Building 1 Property.

■	Lockbox and Cash Management. The Moffett Towers II - Building 1 Loan Combination is structured with a hard lockbox and an in-place cash management. The Moffett Towers II - Building 1 Borrower was required at origination to deliver letters to all tenants at the Moffett Towers II - Building 1 Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the Moffett Towers II - Building 1 Borrower or the manager are required to be deposited in the lockbox account within one business day following receipt. Funds on deposit in the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied on each payment date to the payment of debt service, the funding of required reserves, budgeted monthly operating expenses, common charges under various reciprocal easement agreements, including the CCR (as defined below), approved extraordinary operating expenses, debt service on the Moffett Towers II - Building 1 Mezzanine Loan (as defined below) and, during a Lease Sweep Period (as defined below), to the payment of an amount equal to the Lease Sweep Deposit Amount (as defined below) to fund a lease sweep reserve account (the “Lease Sweep Reserve Account”) until the aggregate funds swept in the Lease Sweep Reserve Account during such lease sweep equals the Lease Sweep Reserve Threshold (as defined below) and then to the Debt Service Reserve Account until the aggregate funds transferred to the Lease Sweep Reserve Account and the Debt Service Reserve Account during such lease sweep equals the Lease Sweep and Debt Service Reserve Cap (as defined below). Provided no Trigger Period (as defined below) is continuing, excess cash in the deposit account will be disbursed to the Moffett Towers II - Building 1 Borrower in accordance with the Moffett Towers II - Building 1 Loan Combination documents. If a Trigger Period is continuing (other than a Trigger Period due to a Lease Sweep Period), excess cash in the deposit account will be transferred to an account (the “Cash Collateral Account”) held by the lender as additional collateral for the Moffett Towers II - Building 1 Loan Combination.

A “Trigger Period” will commence upon the occurrence of (i) an event of default under the Moffett Towers II - Building 1 Loan Combination, (ii) if, as of the last day of any calendar quarter during the term of the Moffett Towers II - Building 1 Loan Combination (a) the credit rating of a Lease Sweep Tenant Party (as defined below) under a Lease Sweep Lease (as defined below) by Fitch, Moody’s or S&P is less than “BBB-”, “Baa3” or “BBB-”, respectively, (b) the commencement of a Low Debt Service Period (as defined below), (iii) the commencement of a Lease Sweep Period or (iv) an event of default under the Moffett Towers II - Building 1 Mezzanine Loan and will end upon (a) with respect to clause (i) and (iv) above, upon the cure of such event of default, (b) upon the earlier to occur of (1) upon the ending of a Low Debt Service Period and (2) the balance of funds on deposit in the Cash Collateral Account being equal to $17,531,650 ($50.00 per SF) and (c) with respect to (iii) above, upon the ending of such Lease Sweep Period.

A “Low Debt Service Period” will commence if (i) the debt service coverage ratio falls below 1.89x based on the Moffett Towers II - Building 1 Loan Combination or 1.10x based on the Moffett Towers II - Building 1 total debt and will end upon the earlier to occur of (1) the date that the debt service coverage ratio is at least 1.89x based on the Moffett Towers II - Building 1 Loan Combination and 1.10x based on the Moffett Towers II - Building 1 total debt for two consecutive calendar quarters and (2) the balance of funds on deposit in the Cash Collateral Account being equal to $17,531,650 ($50.00 per SF).

A “Lease Sweep Period” will commence upon the earliest to occur of (a) with respect to the Amazon lease, Amazon fails to renew or extend such lease on or prior to April 6, 2026; (b) the date on which, with respect to any Lease Sweep Lease, (x) a Lease Sweep Tenant Party cancels or terminates its Lease Sweep Lease with respect to all or a Material Termination Portion (as defined below) of the Lease Sweep Space (as defined below) subject to such Lease Sweep Lease prior to the then current expiration date under such Lease Sweep Lease, or (y) a Lease Sweep Tenant Party delivers to the Moffett Towers II - Building 1 Borrower notice that it is canceling or terminating its Lease Sweep Lease with respect to all or a Material Termination Portion of the Lease Sweep Space subject to such Lease Sweep Lease

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: moffett towers II – Building 1

(the affected space being the “Terminated Space”); provided, however, no Lease Sweep Period will commence pursuant to this clause (b) if, in connection with such termination or cancellation (or delivery of notice of termination or cancellation), the Moffett Towers II - Building 1 Borrower simultaneously enters into a replacement lease with an entity or a wholly-owned subsidiary of an entity rated “BBB-” or equivalent by at least two of Fitch, Moody’s and S&P (an “Investment Grade Entity”) covering the Terminated Space, provided that such replacement lease is a qualified lease and the occupancy conditions, as specified in the Moffett Towers II - Building 1 Loan Combination documents, are satisfied with respect to such replacement lease on or prior to the date of such termination or cancellation (or delivery of notice of termination or cancellation); (c) the date on which, with respect to any Lease Sweep Lease, a Lease Sweep Tenant Party ceases operating its business (i.e., “goes dark”) at 20.0% or more of its Lease Sweep Space on a rentable SF basis (a “Dark Period Event” and the affected space, the “Dark Space”), provided, however, that if the Lease Sweep Tenant Party either (x) is an Investment Grade Entity or (y) has subleased the Dark Space portion of its premises to an Investment Grade Entity who has accepted delivery thereof (i.e., the lease has commenced) and is paying unabated rent at a contract rate no less than the contract rate required under the Lease Sweep Lease, such Lease Sweep Tenant Party will not be deemed to have “gone dark” for purposes of this clause (c) and no Lease Sweep Period will commence pursuant to this clause (c); (d) upon an event of default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period, (e) upon a Lease Sweep Tenant Party being subject to an insolvency proceeding or (f) the date on which Amazon is no longer an Investment Grade Entity (an “Amazon Downgrade Event”).

A Lease Sweep Period (other than a Lease Sweep Period triggered by clause (v) above) will not be triggered (or, if already triggered, may be terminated) if the Moffett Towers II - Building 1 Borrower delivers to the lender an acceptable letter of credit in an amount equal to $12,272,155 ($35.00 per SF) provided, if such Lease Sweep Period is triggered by clause (iii) or (vi) above, such acceptable letter of credit will be in an amount equal to $17,531,650 ($50.00 per SF).

A Lease Sweep Period will end upon the earliest to occur of (a) with respect to clauses (i) and (ii) above, the date on which, with respect to each Lease Sweep Space (1) in the case of clause (i), the Lease Sweep Tenant Parties have exercised a renewal or an extension right under their respective Lease Sweep Lease, provided that the Lease Sweep Lease in question is a qualified lease and the occupancy conditions, as specified in the Moffett Towers II - Building 1 Loan Combination documents, are satisfied, (2) in the case of clauses (i) and (ii) above, one or more replacement tenants acceptable to the lender (in its sole but good faith discretion) execute and deliver replacement lease(s) covering the Lease Sweep Space (as defined below), provided that such replacement lease(s) are qualified leases and the occupancy conditions, as specified in the Moffett Towers II - Building 1 Loan Combination documents, are satisfied or (3) a combination of lease renewals or extensions (as described in subclause (1) of this clause (a)) and replacement lease(s) (as described in subclause (2) of this clause (a)) occurs; (b) with respect to clauses (iii) and (vi) above, the date on which either (1) one or more replacement tenants acceptable to the lender (in its sole but good faith discretion) execute and deliver replacement lease(s) covering the Lease Sweep Space, provided that such replacement tenant(s) and lease(s) are qualified leases and the occupancy conditions, as specified in the Moffett Towers II - Building 1 Loan Combination documents, are satisfied or (2) for a Dark Period Event or an Amazon Downgrade Event, Amazon is restored as an Investment Grade Entity or the entirety of the Lease Sweep Space has been sublet to an Investment Grade Entity who has accepted delivery thereof (i.e., the lease has commenced) and is paying unabated rent at a contract rate no less than the contract rate required under the Lease Sweep Lease; (c) with respect to clause (iv) above, the date on which the event of default has been cured and no other event of default under such Lease Sweep Lease occurs for a period of three consecutive months following such cure; (d) with respect to clause (v) above, the Lease Sweep Tenant Party insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender; and (e) with respect to clauses (i), (ii), (iii), (iv) and (vi) above, the date on which the aggregate amount of funds transferred into the Lease Sweep Reserve Account and the Debt Service Reserve Account equals the applicable Lease Sweep And Debt Reserve Cap (as defined below) and if a Lease Sweep Period is continuing due to the occurrence of more than one Lease Sweep Event, the aggregate amount of funds required to be transferred over the course of the Lease Sweep Period will be equal to the amount of the largest Lease Sweep and Debt Service Reserve Cap applicable to all then-continuing Lease Sweep Periods, such that each Lease Sweep Period will be treated as concurrent and not duplicative or independent of another.

A “Lease Sweep Lease” is the Amazon lease or any replacement lease or leases which cover at least 75.0% of the rentable SF demised under the Amazon lease as of July 13, 2018.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: moffett towers II – Building 1

A “Lease Sweep Deposit Amount” means, on each payment date during the continuance of a Lease Sweep Period, (i) in the case of a Lease Sweep Period triggered on account of clause (a) of the definition of a Lease Sweep Period, an amount equal to an amount set forth in the loan agreement, totaling $12,272,155 over the 24 month period and (ii) in the case of a Lease Sweep Period triggered on account of clauses (b), (c), (d), (e), and (f) of the definition of Lease Sweep Period, an amount equal to $511,340.

A “Lease Sweep and Debt Service Reserve Cap” means (i) with respect to a Lease Sweep Period continuing solely pursuant to clause (a) and/or (d) above, $12,272,155 ($35.00 per SF), (ii) with respect to a Lease Sweep Period continuing solely pursuant to clause (ii) above, $35.00 per SF of the Terminated Space, (iii) with respect to a Lease Sweep Period continuing pursuant to clause (iii) above, whether or not a Lease Sweep Period pursuant to clauses (a), (b) and/or (d) above is concurrently continuing, $50.00 per SF of Dark Space or (iv) with respect to clause (vi) above, whether or not a Lease Sweep Period pursuant to clauses (a), (b), (c) and/or (d) above is concurrently continuing, $17,531,650 ($50.00 per SF).

A “Lease Sweep Reserve Threshold” means (i) with respect to a Lease Sweep Period continuing solely pursuant to clauses (a), (d) and/or (e) above, $10,518,990 ($30.00 per SF) or (ii) with respect to a Lease Sweep Period continuing solely pursuant to clause (b) and/or (c) above, $30.00 per SF of the Dark Space or Terminated Space.

A “Lease Sweep Space” means the space demised under a Lease Sweep Lease.

A “Lease Sweep Tenant Party” is a tenant under a Lease Sweep Lease or its direct or indirect parent company (if any).

A “Material Termination Portion” is, with respect to any space under a Lease Sweep Lease, if the tenant under a Lease Sweep Lease cancels or terminates its Lease Sweep Lease with respect to at least 40,000 SF of space (or, if a full floor of space is less than 40,000 SF, a full floor of space) but less than the entirety of the space under such Lease Sweep Lease, the portion of space under the Lease Sweep Lease affected by such cancellation or termination.

■	Property Management. The Moffett Towers II - Building 1 Property is managed by Paul Holdings, Inc. d/b/a The Jay Paul Company, an affiliate of the Moffett Towers II - Building 1 Borrower. The lender may require the Moffett Towers II – Building 1 Borrower to replace the property manager with (x) an unaffiliated qualified manager selected by the Moffett Towers II – Building 1 Borrower or (y) another property manager chosen by the Moffett Towers II – Building 1 Borrower and approved by the lender (provided, that such approval may be conditioned upon delivering a rating agency confirmation from each applicable rating agency as to such new property manager and management agreement) upon the occurrence of any one or more of the following events: (i) at any time following the occurrence of an event of default under the Moffett Towers II – Building 1 Loan Combination documents, (ii) if the property manager defaults under the management agreement beyond any applicable notice and cure period, (iii) if property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding, or (iv) if at any time the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds.

■	Current Mezzanine or Subordinate Indebtedness. CPPIB Credit Investments III Inc. funded a $112,000,000 mezzanine loan (the “Moffett Towers II - Building 1 Mezzanine Loan”) to MT2 B1 MEZZ LLC (the “Moffett Towers II - Building 1 Mezzanine Borrower”), a Delaware limited liability company owning 100.0% of the borrower under the Moffett Towers II - Building 1 Loan Combination. The Moffett Towers II - Building 1 Mezzanine Loan accrues interest at a rate of 6.000% per annum and requires interest-only payments through the maturity date of April 6, 2028. The rights of the lender of the Moffett Towers II - Building 1 Mezzanine Loan are further described under “Description of the Mortgage Pool—Additional Indebtedness—Existing Mezzanine Debt” in the Preliminary Prospectus.

■	Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Amenities and Common Areas. The Moffett Towers II - Building 1 Property features access to the fitness/amenities building and the enclosed parking structure (the “Common Area Spaces”). To govern access to the Common Area Spaces, the Moffett Towers II - Building 1 Borrower is subject to a declaration of covenants, conditions, restrictions and easement and charges agreement (the “CCR”) made by MT II LLC, an affiliate of the borrower sponsor and the owner of the non-collateral buildings at the Moffett Towers II Campus. The CCR grants the Moffett Towers II - Building 1 Borrower non-exclusive easement rights over the Common Area Spaces. Ownership of the Common Area Spaces

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #2: moffett towers II – Building 1

governed by the CCR is held by Moffett Towers II Association LLC (the “Association”), whose membership is comprised of the Moffett Towers II - Building 1 Borrower, MT2 B2 LLC and MT II LLC. The Association is obligated to maintain insurance coverage over the Common Area Spaces and is also responsible for maintenance of the Common Area Spaces, subject to the terms of the Amazon leases. The CCR delineates shares of the voting interest in the Association based on the number of completed buildings at the Moffett Towers II Campus, with each completed building entitled to a proportionate share of the voting interest. Currently, the Moffett Towers II - Building 1 Borrower and MT2 B2 LLC (the “Moffett Towers II – Building 2 Borrower”) are the sole voting members of the Association. The CCR provides that as each of the remaining 3 non-collateral buildings at the Moffett Towers II Campus is completed, the respective owner of each non-collateral building will obtain a share of the voting interest in the Association proportionate to the number of then completed buildings at the Moffett Towers II Campus (both collateral and non-collateral). Provided that all five buildings are completed in accordance with the Moffett Towers II Campus development plan, each building will be entitled to a one-fifth (or 20.0%) share of the voting interest in the Association.

■	Terrorism Insurance. The Moffett Towers II - Building 1 Loan Combination documents require that the “all risk” insurance policy required to be maintained by the Moffett Towers II - Building 1 Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Moffett Towers II - Building 1 Property, or that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect and such policies contain an exclusion for acts of terrorism, the Moffett Towers II - Building 1 Borrower will obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties”” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

(THIS PAGE INTENTIONALLY LEFT BLANK)

LOAN #3: THE DELMAR

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: THE DELMAR

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: THE DELMAR

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CREFI
Location (City/State)	Long Island City, New York	Cut-off Date Balance		$74,000,000
Property Type	Multifamily	Cut-off Date Balance per Unit		$393,617.02
Size (Units)	188	Percentage of Initial Pool Balance		6.5%
Total Occupancy as of 7/5/2018(1)	96.3%	Number of Related Mortgage Loans		None
Owned Occupancy as of 7/5/2018(1)	96.3%	Type of Security		Fee Simple
Year Built / Latest Renovation	2018 / NAP	Mortgage Rate		4.76800%
Appraised Value(2)	$119,100,000	Original Term to Maturity (Months)		120
Appraisal Date(2)	10/1/2018	Original Amortization Term (Months)		NAP
Borrower Sponsor	Joel Gluck and Yoel Goldman	Original Interest Only Period (Months)		120
Property Management	All Year Management LLC	First Payment Date		9/6/2018
		Maturity Date		8/6/2028

Underwritten Revenues	$7,446,900
Underwritten Expenses	$1,351,328	Escrows(3)
Underwritten Net Operating Income (NOI)	$6,095,572		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$6,048,572	Taxes	$34,324	$11,441
Cut-off Date LTV Ratio(2)	62.1%	Insurance	$47,935	$6,848
Maturity Date LTV Ratio(2)	62.1%	Replacement Reserve	$0	$3,917
DSCR Based on Underwritten NOI / NCF	1.70x / 1.69x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.2% / 8.2%	Other	$0	$0

Sources and Uses(4)
Sources	$	%	Uses	$	%
Loan Amount	$74,000,000	100.0%	Loan Payoff	$58,717,490	79.3%
			Principal Equity Distribution	13,711,316	18.5
			Closing Costs	1,488,935	2.0
			Upfront Reserves	82,259	0.1

Total Sources	$74,000,000	100.0%	Total Uses	$74,000,000	100.0%

(1)	Total Occupancy and Owned Occupancy are based on occupied units as of the underwritten rent roll dated July 5, 2018 and includes future leases, occurring through September 2018, that have been signed and reserved with security deposits. Per the borrower sponsor’s updated rent roll dated July 30, 2018, which was received after the origination date of The Delmar Loan (as defined below), The Delmar Property (as defined below) was 100.0% occupied (inclusive of leases that have been signed and reserved with security deposits with commencement dates through September 2018).

(2)	The Appraised Value represents the prospective market value upon stabilization as of October 1, 2018 which assumes a stabilized occupancy for The Delmar Property as described in the “—Appraisal” section below. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based upon the Appraised Value of $119,100,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “as-is” appraised value of $118,500,000, are both 62.4%.

(3)	See “—Escrows” below.

(4)	The borrower sponsor has a total cost basis in The Delmar Property (as defined below) of approximately $90.1 million.

■	The Mortgage Loan. The mortgage loan (“The Delmar Loan”) is secured by a first mortgage encumbering the borrower’s fee simple interest in a newly constructed high-rise multifamily building consisting of 188 units, located in Long Island City, New York (“The Delmar Property”). The Delmar Loan has an outstanding principal balance as of the Cut-off Date of $74,000,000 and represents approximately 6.5% of the Initial Pool Balance. The Delmar Loan accrues interest at an interest rate of 4.76800% per annum. The proceeds of The Delmar Loan were primarily used to refinance a previous loan secured by The Delmar Property, return equity to the borrower sponsor, pay closing costs and fund upfront reserves. The Delmar Loan was originated on July 23, 2018.

The Delmar Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Delmar Loan requires interest-only payments for the full term and has a scheduled maturity date that is the due date in August 2028. Provided that no event of default has occurred and is continuing under The Delmar Loan documents, at any time after the second anniversary of the securitization closing date, The Delmar Loan may be defeased with certain direct full faith and credit obligations of the United States or other obligations which are “government securities” permitted under The Delmar Loan documents. Voluntary prepayment of The Delmar Loan is permitted (in whole, but not in part) without penalty on or after the due date occurring in June 2028.

■	The Mortgaged Property. The Delmar Property is a 16-story, Class A multifamily building containing 188 units and a 49-space below-grade parking garage located on 28th Street in Long Island City, New York. The Delmar Property, was designed by the Meshberg Group with architecture by Karl Fischer Architects. Other notable multifamily buildings designed or currently being designed by the Meshberg Group include The Berkley and Clinton Hill Townhouse, each of which are located in Brooklyn, New York and The Wayland, located in St. Petersburg, Florida. Karl Fischer Architects was founded in 1984 and the firm has designed over 200 buildings located throughout the Manhattan, Brooklyn and Long Island City markets.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: THE DELMAR

The Delmar Property has a unit mix that includes 19 studio apartments, 155 one-bedroom units and 14 two-bedroom units. The average residential unit size at The Delmar Property is approximately 731 SF and the average monthly rent is $3,278 ($4.48 per SF per month). The residential units feature open floor plans with floor-to-ceiling windows, stainless steel kitchen appliances (including a four-burner range/stove, dishwasher and refrigerator), wood cabinetry, hardwood flooring for living areas and bedrooms, ceramic tile flooring for kitchens and bathrooms, and Caeserstone kitchen countertops. Of the 188 units at The Delmar Property, 102 units (approximately 54.3%) feature a balcony and/or terrace. The Delmar Property has common amenity space which includes bicycle storage, on-site parking for $300 per month per space, a pet spa, common laundry room, fitness center, business center, movie theater, library, game room, common roof deck, children’s playroom and a courtyard with barbeque area. Construction of The Delmar Property was completed in 2018 and the residential units began leasing up in February 2018. The Delmar Property was 96.3% occupied as of July 5, 2018. After the origination date of The Delmar Loan, the borrower sponsor delivered a rent roll as of July 30, 2018 that shows The Delmar Property is currently 100.0% leased (which includes leases that have been signed and reserved with security deposits with commencement dates through September 2018).

The below-grade parking garage, which has a total of 49 parking spaces, is part of the collateral for The Delmar Loan. The garage offers access via an entrance located on the east side of 28th Street. The parking spaces are available for lease to the residential tenants of The Delmar Property for $300 per month per space.

The following table presents certain information relating to the units and rent at The Delmar Property:

Multifamily Unit Mix(1)

Unit Type	# of Units	% of Units	Occupied Units(2)	% Occupied(2)	Average Unit Size (SF)	Average Market Rent per Month(3)	In-Place Average Rent per Month
Studio	19	10.1%	19	100.0%	493	$2,500	$2,465
1 BR	155	82.4	148	95.5	731	3,350	3,291
2 BR	14	7.4	14	100.0	1,056	4,250	4,249
Total / Wtd. Avg.	188	100.0%	181	96.3%	731	$3,331	$3,278

(1)	Based on the underwritten rent roll dated July 5, 2018.

(2)	Based on occupied units as of the underwritten rent roll dated July 5, 2018 and includes future leases, with commencement dates occurring through September 2018, that have been signed and reserved with security deposits. Per the borrower sponsor’s updated rent roll dated July 30, 2018, which was received after the origination date of The Delmar Loan, The Delmar Property was 100.0% occupied (inclusive of future leases that have been signed and reserved with security deposits with future commencement dates through September 2018).

(3)	Source: Appraisal.

■	Tax Abatement. Pursuant to Section 421(a) of the New York Real Property Tax Law and a certain Certificate of Eligibility issued by the City of New York acting by and through the Department of Housing Preservation and Development, The Delmar Property is entitled to a 15-year abatement of 100.0% of a certain portion of the real estate taxes in connection with the increased value attributable to completion of the building. The tax abatement began in the July 2018/2019 tax year and expires in the 2032/2033 tax year. The abatement program allows The Delmar Property’s increase in assessed value to be 100.0% exempt through the 2028/2029 tax year, at which point the abatement will begin to phase out by 20.0% per year until expiration in the 2032/2033 tax year. Using an estimated 421(a) base assessed value of $1,028,066 and current tax rate of 12.719% from the appraisal, real estate taxes at The Delmar Property were underwritten to the current abated real estate tax expense due, estimated at approximately $130,760 per annum. The estimated unabated real estate tax expense for The Delmar Property is equal to approximately $1,522,438 per annum.

The following table presents certain information relating to historical leasing at The Delmar Property:

Historical Leased %(1)

As of 7/5/2018
Owned Space	96.3%

(1)	Based on occupied units as of the underwritten rent roll dated July 5, 2018 and includes future leases, with commencement dates occurring through September 2018, that have been signed and reserved with security deposits. Per the borrower sponsor’s updated rent roll dated July 30, 2018, which was received after the origination date of The Delmar Loan, The Delmar Property was 100.0% occupied (inclusive of leases that have been signed and reserved with security deposits with commencement dates through September 2018). Occupancy is not available prior to July 5, 2018 because construction of The Delmar Property was completed in 2018 and leasing of the units commenced in February 2018.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: THE DELMAR

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Delmar Property:

Cash Flow Analysis(1)(2)

	Underwritten	Underwritten $ per Unit
Apartment Income
Base Rent(3)	$7,120,500	$37,875
Potential Income from Vacant Units	281,400	1,497
Gross Potential Rent	$7,401,900	$39,372
Vacancy & Credit Loss & Concessions(4)	(281,400)	(1,497)
Total Rent	$7,120,500	37,875
Other Income(5)	326,400	1,736
Effective Gross Income	$7,446,900	$39,611

Real Estate Taxes(6)	$130,760	$696
Insurance	78,261	416
Management Fee	223,407	1,188
Other Operating Expenses	918,900	4,888
Total Operating Expenses	$1,351,328	$7,188

Net Operating Income	$6,095,572	$32,423
Replacement Reserves – Apartments	47,000	250
TI/LC	0	0
Net Cash Flow	$6,048,572	$32,173

Occupancy(3)	96.3%
NOI Debt Yield	8.2%
NCF DSCR	1.69x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Historical financial information is not available as construction of The Delmar Property was completed in 2018 and leasing of the units commenced in February 2018.

(3)	Underwritten Base Rent is based on occupied units as of the underwritten rent roll dated July 5, 2018 and includes future leases, with commencement dates occurring through September 2018, that have been signed and reserved with security deposits. Per the borrower sponsor’s updated rent roll dated July 30, 2018, which was received after the origination date of The Delmar Loan, The Delmar Property was 100.0% occupied (inclusive of leases that have been signed and reserved with security deposits with commencement dates through September 2018).

(4)	Vacancy is underwritten to the current, economic vacancy of 3.8%.

(5)	Other Income includes parking income from the 49-space garage, monthly washer/dryer rental fees, storage monthly rents and miscellaneous income.

(6)	The Delmar Property is subject to a 15-year tax abatement via a 421(a) tax abatement program. The tax abatement began in July 2018 and expires in the 2032/2033 tax year. The abatement program allows The Delmar Property’s increase in assessed value to be 100.0% exempt through the 2028/2029 tax year, at which point the abatement will begin to phase out by 20.0% per year until expiration in the 2032/2033 tax year. Real estate taxes at The Delmar Property were underwritten to the current abated real estate tax expense of $130,760 per annum. The estimated unabated real estate tax expense for The Delmar Property is equal to $1,522,438.

■	Appraisal. According to the appraisal, The Delmar Property had an “as-is” appraised value of $118,500,000 as of June 19, 2018 and an “as-stabilized” appraised value of $119,100,000 as of October 1, 2018. With respect to the “as-stabilized” value, the appraiser assumed that tenants with future leases, which have been signed and reserved with security deposits, will take physical occupancy, bringing The Delmar Property to a stabilized occupancy by October 1, 2018. Per the borrower sponsor’s rent roll dated July 30, 2018, The Delmar Property was 100.0% occupied (inclusive of leases that have been signed and reserved with security deposits with commencement dates through September 2018).

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$118,500,000	N/A	4.50%

■	Environmental Matters. According to a Phase I environmental report, dated June 26, 2018, there are no recognized environmental conditions or recommendations for further action at The Delmar Property.

■	Market Overview and Competition. The Delmar Property is located on 28th Street in Long Island City, New York, in the western portion of the Queens borough between 41st Avenue and Queens Plaza North. The Delmar Property is approximately 4.5 miles east of Midtown Manhattan and provides access to Manhattan by subway, train, ferry, car and bicycle. The Delmar Property is located one block from Queens Boulevard and three blocks southeast of the Queensboro Plaza Station, which offers service for the 7, N and Q subway lines. The Long Island Expressway is located at the southern end of Long Island City, while the Brooklyn Queens Expressway is located along the eastern end.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: THE DELMAR

Long Island City consists of an approximately 2.5 square-mile area that offers new, luxury-style multifamily rental units and close proximity to Manhattan and Brooklyn. According to the appraisal, another major contributor to multifamily rental demand in Long Island City has been the rapid rise of rental rates and for-sale pricing in Manhattan over recent years. According to an analysis performed by Prudential Douglas Elliman, average annual multifamily rental rates in Manhattan have increased from $50.37 per SF in January 2014 to $66.57 per SF in June 2018. The increase in for-sale pricing has been a catalyst for owners and investors of Manhattan multifamily rental buildings to pursue condominium conversions. According to an analysis performed by Cushman & Wakefield, more than 4,700 Manhattan multifamily rental units are currently in the process of being converted or have recently been converted to for-sale product, which, over time, has pushed thousands of renters to the surrounding neighborhoods of Long Island City, Astoria and Brooklyn, New York.

Long Island City has been primarily identified as an industrial and manufacturing city for most of its history, however, in 2001, the City of New York approved a rezoning proposal which aimed to revitalize the area with residential and commercial uses. As mentioned above, high rental rates and the recent rise in condominium conversions in Manhattan has been a significant demand driver for real estate development in neighboring cities. Long Island City has been one of the surrounding cities to use this demand to grow its multifamily rentals, community retail space and corporate office space offerings. Retail establishments such as LIC Flea, M. Wells Steakhouse, Dutch Kills Bar, Waterfront Crabhouse, Riverview Restaurant and Laughing Devil Comedy Club have recently opened. In addition to the retail establishments, there are several large commercial buildings in the immediate vicinity of The Delmar Property, including, among others, the JetBlue Airways headquarters (located two blocks northwest of The Delmar Property) and 2 Gotham Center (which is occupied by the New York City Department of Health and is located across the street from The Delmar Property). In 2010, Cornell University launched a plan to develop a technology campus in the New York City area under the Applied Sciences NYC initiative. After completing the request for proposal process with New York City, Cornell University was awarded the right to develop its technology campus on Roosevelt Island. Roosevelt Island is located approximately 3.1 miles from The Delmar Property and accessible from Long Island City by ferry, subway and car. The technology campus, known as Cornell Tech, opened its first phase in September 2017 and upon full build-out, the estimated $2.0 billion project is expected to comprise approximately 2.0 million SF with approximately 2,500 students, faculty, researchers and professionals.

The Delmar Property is located within the New York City Core Based Statistical Area (the “New York CBSA”) which consists of the Bronx, Queens, New York, Kings and Richmond counties and, as of year-end 2017, had a population of approximately 8.6 million. According to the appraisal, major employers in the New York CBSA include JPMorgan Chase & Co., Mount Sinai Medical Center, Macy’s Inc., Citibank N.A., New York-Presbyterian Healthcare System and Bank of America. According to the appraisal, as of year-end 2017, the median age in the New York City CBSA was 36 years old and the average annual household income was $89,022.

According to a third party report, The Delmar Property is part of the Long Island City/Hunters Point multifamily submarket. As of May 2018, the Long Island City/Hunters Point submarket had a total inventory of 47,041 units with a vacancy rate of 2.2% and average asking rent of $2,924 per unit per month. The population in the Long Island City/Hunters Point submarket has increased by approximately 22.0% since 2013 and the percentage of residents with income of more than $100,000 per year has increased by approximately 12.0% over the same time period.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: THE DELMAR

The following table presents certain information relating to the primary competition for The Delmar Property:

Directly Competitive Buildings(1)

	The Delmar Property(2)	Riverwalk Crossing	East Coast	45-40 Center Boulevard	Riverwalk Point	27 on 27	The Halo	The Linc
Number of Stories	16	16	41	32	22	27	26	42
Year Built	2018	2009	2012	2012	2015	2013	2016	2013
Number of units	188	242	367	345	266	142	284	709
Occupancy	96.3%	99.2%	98.1%	98.3%	97.0%	98.6%	95.8%	98.6%
Unit size (SF):
- Studio	493	551	524	523	514	494	438	523
- 1-BR	731	726	724	657	680	643	694	639
- 2-BR	1,056	1,131	1,174	1,008	972	981	986	1,090
Rent per month:
- Studio	$2,465	$2,784	$2,548	$2,885	$2,770	$2,507	$2,264	$2,650
- 1-BR	$3,291	$3,319	$3,398	$3,265	$3,409	$3,225	$3,207	$3,300
- 2-BR	$4,249	$4,783	$4,608	$4,860	$4,788	$4,022	$5,118	$5,060

(1)	Source: Appraisal.

(2)	The rent per month for The Delmar Property is based off of the underwritten rent roll dated July 5, 2018.

■	The Borrower. The borrower is The Delmar Owner LLC, a Delaware limited liability company and single-purpose entity. The borrower is 50.0% owned by Spencer Equity III LLC (controlled by Joel Gluck) and 50.0% owned by TG 28 Street LLC (controlled by Yoel Goldman). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Delmar Loan. Joel Gluck and Yoel Goldman are the nonrecourse carve-out guarantors for The Delmar Loan.

Joel Gluck, the president of Park Management Inc., owns and manages approximately 28 buildings which include approximately 2,459 multifamily units, 14 commercial spaces and approximately 287,000 SF of parking garage space across New York City’s five boroughs. Yoel Goldman is a Brooklyn based property owner and developer and the founder of All Year Management, a property management company based in Brooklyn, New York. Yoel Goldman’s current portfolio consists of over 150 properties, a majority of which are multifamily properties located in Brooklyn. Yoel Goldman has developed notable assets in the Brooklyn market such as the William Vale project, 608 Franklin Avenue and 436 Albee Square.

■	Escrows. On the origination date of The Delmar Loan, the borrower funded reserves of (i) $34,324 for real estate taxes and (ii) $47,935 for insurance.

On each due date, the borrower will be required to fund the following reserves (i) one-twelfth of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be $11,441), (ii) one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage (initially estimated to be $6,848), provided that insurance is not covered under an acceptable blanket policy, and (iii) $3,917 for capital expenditures.

■	Lockbox and Cash Management. The Delmar Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Delmar Trigger Period (as defined below), the borrower will be required to establish a lockbox account into which all revenue from The Delmar Property will be required to be deposited. All amounts in the lockbox account are required to be swept into a lender-controlled cash management account on each business day during the continuance of a Delmar Trigger Period or are required to be transferred to the borrower’s account if no Delmar Trigger Period is continuing. To the extent a Delmar Trigger Period has occurred and is continuing, amounts in the cash management account are required to be applied to payment of debt service, payment of operating expenses, and funding of required reserves in accordance with The Delmar Loan documents, with the remainder being deposited into an excess cash flow reserve. To the extent no Delmar Trigger Period is continuing, funds in the excess cash flow reserve are required to be swept to the borrower. Upon the occurrence and during the continuance of an event of default under The Delmar Loan documents, the lender may apply any funds in the cash management account to amounts payable under The Delmar Loan (and/or toward the payment of expenses of The Delmar Property), in such order of priority as the lender may determine.

A “Delmar Trigger Period” means a period commencing upon the earlier to occur of (i) the occurrence of an event of default under The Delmar Loan documents and (ii) the debt yield being less than 6.5% and continuing until, (y) with

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: THE DELMAR

respect to a Delmar Trigger Period which commenced in connection with clause (i), the cure, if applicable, of such event of default and (z) with respect to a Delmar Trigger Period which commenced in connection with clause (ii), the debt yield being equal to or greater than 6.5% for two consecutive calendar quarters.

■	Property Management. The Delmar Property is currently managed by All Year Management LLC, a borrower affiliate. Under The Delmar Loan documents, the lender has the right to terminate or direct the borrower to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or any voluntary bankruptcy or insolvency proceeding, (ii) a Delmar Trigger Period has occurred and is continuing, (iii) the debt service coverage ratio is less than 1.20x, (iv) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds or (v) a material default by the property manager under the property management agreement has occurred and is continuing beyond all applicable notice and cure periods. Subject to satisfaction of certain conditions in The Delmar Loan documents, the borrower has the right to replace the property manager with a successor property manager pursuant to a new management agreement, each approved in writing by the lender in the lender’s reasonable discretion and, following securitization, by the applicable rating agencies.

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of The Delmar Property, plus business interruption coverage in an amount equal to 100% of the projected net operating income plus fixed expenses of The Delmar Property for 18 months with six months of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no greater than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: willow creek corporate center

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: willow creek corporate center

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: willow creek corporate center

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GACC
Location (City/State)	Redmond, Washington	Cut-off Date Balance(2)		$72,500,000
Property Type	Office	Cut-off Date Balance per SF(1)		$210.36
Size (SF)	421,785	Percentage of Initial Pool Balance		6.3%
Total Occupancy as of 8/1/2018	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 8/1/2018	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1981,1998 / 2006-2018	Mortgage Rate		4.65900%
Appraised Value	$136,500,000	Original Term to Maturity (Months)		120
Appraisal Date	7/10/2018	Original Amortization Term (Months)		NAP
Borrower Sponsors	Farshid Steve Shokouhi and Brett	Original Interest Only Term (Months)	120
	Michael Lipman	First Payment Date	9/6/2018
Property Management	Preylock Real Estate Holdings, LLC	Maturity Date	8/6/2028

Underwritten Revenues	$11,697,503
Underwritten Expenses	$3,255,160		Escrows(3)
Underwritten Net Operating Income (NOI)	$8,442,342		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$8,041,647	Taxes	$275,482	$90,154
Cut-off Date LTV Ratio(1)	65.0%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	65.0%	Replacement Reserve	$0	$7,030
DSCR Based on Underwritten NOI / NCF(1)	2.01x / 1.92x	TI/LC	$10,350,743	$0
Debt Yield Based on Underwritten NOI / NCF(1)	9.5% / 9.1%	Other(4)	$3,806,400	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$88,725,000	56.8%	Purchase Price	$136,000,180	87.0%
Sponsor Equity	52,827,155	33.8	Reserves	14,432,626	9.2
Seller Credits(5)	14,730,661	9.4	Closing Costs	5,850,010	3.7

Total Sources	$156,282,816	100.0%	Total Uses	$156,282,816	100.0%

(1)	Calculated based on the aggregate outstanding principal balance as the Cut-off Date if the Willow Creek Corporate Center Loan Combination (as defined below).

(2)	The Willow Creek Corporate Center Loan (as defined below) has a Cut-off Date Balance of $72,500,000 and represents the controlling note A-1 and the non-controlling note A-2-1 of the $88,725,000 Willow Creek Corporate Center Loan Combination, as defined below, which is evidenced by three pari passu notes. The related companion loan is evidenced by the non-controlling note A-2-2 ($16,225,000), which is currently held by DBNY (as defined below) and is expected to be contributed to one or more future commercial mortgage securitization transactions. See “—The Mortgage Loan” below.

(3)	See “—Escrows” below.

(4)	Other Upfront reserves includes $2,994,323 for free rent and $812,077 for deferred maintenance.

(5)	The previous owner of the Willow Creek Corporate Center Property (as defined below) agreed to provide the Willow Creek Corporate Center Borrower (as defined below) a credit at acquisition of the Willow Creek Corporate Center Property for the outstanding TI/LC, free rent and required repairs.

■	The Mortgage Loan. The mortgage loan (the “Willow Creek Corporate Center Loan”) is evidenced by two notes with an aggregate original principal amount of $72,500,000, and is part of a loan combination (the “Willow Creek Corporate Center Loan Combination”) evidenced by three pari passu notes with an aggregate principal balance as of the Cut-off Date of $88,725,000. The Willow Creek Corporate Center Loan Combination is secured by a first mortgage encumbering the Willow Creek Corporate Center Borrower’s fee simple interest in seven Class A office campuses located in Redmond, Washington (the “Willow Creek Corporate Center Property”). The Willow Creek Corporate Center Loan was originated by Deutsche Bank AG, acting through its New York Branch (an affiliate of German American Capital Corporation) (“DBNY”) on August 2, 2018 and represents approximately 6.3% of the Initial Pool Balance. The Willow Creek Corporate Center Loan, which is evidenced by the controlling note A-1 and non-controlling note A-2-1, has an outstanding principal balance as of the Cut-off Date of $72,500,000 and an interest rate of 4.65900% per annum. The related companion loan is evidenced by the non-controlling note A-2-2 ($16,225,000), which is currently held by DBNY and is expected to be contributed to one or more future securitizations. The proceeds of the Willow Creek Corporate Center Loan along with approximately $52.8 million of sponsor equity and $14.7 million of seller credits were primarily used to acquire the Willow Creek Corporate Center Property, fund reserves and pay origination costs.

Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-2-1	$72,500,000	$72,500,000	Benchmark 2018-B6	Yes (Note A-1)
A-2-2	$16,225,000	$16,225,000	DBNY(1)	No
Total	$88,725,000	$88,725,000

(1)	Expected to be contributed to one or more future securitization transactions.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: willow creek corporate center

The Willow Creek Corporate Center Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Willow Creek Corporate Center Loan Combination requires interest only payments for the entirety of the loan term. The scheduled maturity date of the Willow Creek Corporate Center Loan Combination is the due date in August 2028. Provided no event of default has occurred and is continuing, at any time after the earlier of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) August 2, 2021, the Willow Creek Corporate Center Borrower has the right to defease the Willow Creek Corporate Center Loan Combination in whole, but not in part. Voluntary prepayment of the Willow Creek Corporate Center Loan Combination is permitted (in whole, but not in part) without penalty on or after May 5, 2028.

■	The Mortgaged Property. The Willow Creek Corporate Center Property is a 421,785 SF, seven building Class A office campus located in Redmond, Washington. The Willow Creek Corporate Center Property was built in 1981 and 1998 and most recently renovated in 2018. The campus is situated on approximately 27 acres overlooking the Willows Run Golf Course and is in close proximity to downtown Redmond. The seven buildings individually range from 43,617 to 97,166 SF with 1,287 parking spaces, equating to approximately 3.1 spaces per 1,000 SF.

As of August 1, 2018, the Willow Creek Corporate Center Property is 100.0% leased to seven tenants including Oculus VR (“Oculus”), a Facebook, Inc. subsidiary (50.7% of NRA) and GE Grid Solutions (“GE”) (36.8% of NRA), which together account for 87.5% of the NRA and 88.6% of the UW Base Rent. Oculus recently executed leases across various suites commencing in 2018 and 2019, and is in the process of building out its space. The Willow Creek Corporate Center Property is centered around Microsoft’s world headquarters and Oculus’ growing footprint on Willow Road.

Oculus VR (213,846 SF / 50.7% of NRA / 56.2% of UW Base Rent), a subsidiary of Facebook Inc. (“Facebook”), is a virtual reality technology and content platform, allowing users to enter an immersive and interactive environment to play games, consume content, and connect with others. In March 2014, Facebook agreed to acquire Oculus VR for approximately $2.0 billion in cash and stock. The company created the Oculus Rift, a virtual reality headset allowing users to step into a video game, watch an immersive virtual reality movie, and simulate travel to a destination on the other side of the world.

Oculus is heavily committed to the corridor of Redmond with the plan to establish this area as their main global presence. Facebook first began leasing in Redmond beginning 2016, when it leased 100,000 SF of space in West Willows Tech Center. Since then, Oculus has leased over 200,000 SF on Willow Road and acquired two office buildings on 16 acres immediately adjacent to the Willow Creek Corporate Center Property. According to city permits, Oculus has requested permits for approximately $106.0 million of construction since 2015 in Redmond, Washington alone, with a majority along Willow Road at or adjacent to the Willow Creek Corporate Center Property. According to the borrower sponsor, Oculus is reportedly investing over $40.0 million ($200 per SF) to build out its space. Once in full occupancy, Oculus will have between 750-1,000 employees at the Willow Creek Corporate Center Property, most of which will be highly skilled software engineers and developers.

The following table presents certain information relating to the major tenants at the Willow Creek Corporate Center Property:

Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent	Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Oculus VR	NA / NA / NA	213,846	50.7%	$4,704,612	56.2%	$22.00	Various(3)	2, 5-year options
GE Grid Solutions	A / A2 / A	155,387	36.8	2,718,917	32.5	$17.50	5/31/2022	2, 5-year options
EverBank	NA / NA / NA	17,629	4.2	345,649	4.1	$19.61	9/30/2021	1, 5-year option
Teknon Corporation	NA / NA / NA	14,052	3.3	214,571	2.6	$15.27	2/28/2023	1, 5-year option
BHC Fairfax Hospital Inc.	NA / NA / NA	9,735	2.3	186,231	2.2	$19.13	5/31/2021	N/A
Wong Fleming	NA / NA / NA	6,295	1.5	113,562	1.4	$18.04	11/30/2021	1, 5-year option
Signature Financial	NA / NA / NA	4,841	1.1	94,146	1.1	$19.45	7/31/2026	N/A
Owned Tenants		421,785	100.0%	$8,377,688	100.0%	$19.86
Vacant		0	0.0	0	0.0	$0.00
Total / Wtd. Avg. All Owned Tenants		421,785	100.0%	$8,377,688	100.0%	$19.86

(1)	Based on the underwritten rent roll dated August 1, 2018.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Oculus VR leases 44,449 SF with a lease expiration date in July 2026, 40,776 SF with a lease expiration date in October 2028, 31,455 SF with a lease expiration date in July 2027 and 97,166 SF with a lease expiration date in May 2026.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: willow creek corporate center

The following table presents certain information relating to the lease rollover schedule at the Willow Creek Corporate Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2018	0	0.0	0.0%	0	0.0	$0.00	0
2019	0	0.0	0.0%	0	0.0	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	33,659	8.0	8.0%	645,442	7.7	$19.18	3
2022	155,387	36.8	44.8%	2,718,917	32.5	$17.50	4
2023	14,052	3.3	48.2%	214,571	2.6	$15.27	1
2024	0	0.0	48.2%	0	0.0	$0.00	0
2025	0	0.0	48.2%	0	0.0	$0.00	0
2026	146,456	34.7	82.9%	3,209,676	38.3	$21.92	9
2027	31,455	7.5	90.3%	692,010	8.3	$22.00	2
2028	40,776	9.7	100.0%	897,072	10.7	$22.00	4
2029 & Thereafter	0	0.0	100.0%	0	0.0	$0.00	0
Vacant	0	0.0	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	421,785	100.0%		$8,377,688	100.0%	$19.86	23

(1)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents certain information relating to historical leasing at the Willow Creek Corporate Center Property:

Historical Leased %(1)

	2015	2016	2017(2)	As of 8/1/2018(3)
Owned Space	80.2%	92.0%	67.8%	100.0%

(1)	As provided by the Willow Creek Corporate Center Borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	The previous owner (Blackstone) acquired the Willow Creek Corporate Center Property in 2015. Blackstone leased the Willow Creek Corporate Center Property to 92.0% occupancy in 2016. In 2017, Blackstone began negotiations with Oculus to take space at the Willow Creek Corporate Center Property for a large block of space. As part of Blackstone’s strategy, in order to accommodate Oculus’ request, Blackstone bought out several tenants and renegotiated other leases in order to get as much space possible, which resulted in a temporary decrease in historical occupancy.

(3)	Based on underwritten rent roll dated August 1, 2018.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: willow creek corporate center

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Willow Creek Corporate Center Property:

Cash Flow Analysis(1)

	2015	2016	2017	TTM 5/31/2018	Underwritten	Underwritten $ per SF
Base Rent	$2,324,464	$6,035,037	$5,667,829	$4,695,846	$8,377,688	$19.86
Contractual Rent Steps(2)	0	0	0	0	715,717	1.70
Gross Up Vacancy	0	0	0	0	35,249	0.08
Total Reimbursement Revenue	881,227	2,109,344	3,146,196	2,275,383	3,169,806	7.52
Other Income	5,317	166,894	257,214	1,457,810	13,966	0.03
Gross Revenue	$3,211,008	$8,311,275	$9,071,239	$8,429,039	$12,312,426	$29.19
Vacancy & Credit Loss	0	0	0	0	(614,923)	(1.46)
Effective Gross Income	$3,211,008	$8,311,275	$9,071,239	$8,429,039	$11,697,503	$27.73

Real Estate Taxes	$340,127	$702,577	$708,346	$747,706	$1,081,844	$2.56
Insurance	67,460	127,053	121,774	122,869	64,349	0.15
Management Fee	105,351	253,148	299,599	126,436	350,925	0.83
Other Operating Expenses	562,402	1,465,758	1,875,969	2,353,095	1,758,042	4.17
Total Operating Expenses	$1,075,340	$2,548,536	$3,005,688	$3,350,105	$3,255,160	$7.72

Net Operating Income	$2,135,668	$5,762,739	$6,065,551	$5,078,934	$8,442,342	$20.02
TI/LC	0	0	0	0	316,339	0.75
Capital Expenditures	0	0	0	0	84,357	0.20
Net Cash Flow	$2,135,668	$5,762,739	$6,065,551	$5,078,934	$8,041,647	$19.07

Occupancy	80.2%	92.0%	67.8%	100.0%	95.0%(3)
NOI Debt Yield	2.4%	6.5%	6.8%	5.7%	9.5%
NCF DSCR	0.51x	1.37x	1.45x	1.21x	1.92x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Includes contractual rent increases through June 1, 2019.
(3)	The underwritten economic vacancy is 5.0%. The Willow Creek Corporate Center Property was 100.0% occupied as of August 1, 2018.

■	Appraisal. According to the appraisal, the Willow Creek Corporate Center had an “as-is” appraised value of $136,500,000 as of July 10, 2018.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$138,200,000	N/A	6.00%
Discounted Cash Flow Analysis	$136,200,000	8.00%	N/A

■	Environmental Matters. The Phase I environmental report dated July 10, 2018, did not identify any evidence of recognized environmental conditions at the Willow Creek Corporate Center Property.

■	Market Overview and Competition. The Willow Creek Corporate Center Property is located in Redmond, Washington in the Eastside submarket of the Puget Sound market approximately 10 miles northeast of the Seattle CBD. Within the Seattle-Bellevue-Everett Metropolitan Division, three of the four largest employers are Fortune 500 corporations, Boeing, Microsoft and Amazon, which employ approximately 140,000 local people. Redmond Town Center, offers numerous shops, restaurants, movie theaters, special events and live performances. The city of Redmond is most well known as a center of technology and the location for well-known tech and biomedical companies, including Nintendo, AT&T and Physio-Control.

According to the appraisal, overall vacancy in the Puget Sound market was 11.1%, as of the first quarter of 2018. The average vacancy in the Eastside submarket was 10.5%. According to the appraisal, as of the first quarter of 2018, new supply under construction in Puget Sound stood at approximately 5.8 million SF. As of first quarter of 2018, the total office average asking rent for the Eastside submarket was $38.75 per SF, which is above the Puget Sound total office annual average asking rent of $38.60 per SF. According to the appraisal, the 2018 population within a one-, three- and five-mile radius of the Willow Creek Corporate Center Property, was 4,892, 111,971 and 227,532, respectively. The

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: willow creek corporate center

average household income within a one-, three- and five-mile radius of the Willow Creek Corporate Center Property was $136,387, $136,001 and $142,196, respectively.

The following table presents certain information relating to lease comparables for the Willow Creek Corporate Center Property:

Office Lease Comparables(1)

Property Name	City, State	Year Built/Renovated	Occupancy	Total GLA (SF)	Tenant Name	Lease Date/Term	Lease Area (SF)	Initial Annual Base Rent PSF	Lease Type
Redmond Tech Center	Redmond, WA	2008	100%	101,728	DriveShop	May 2018 / 4.7 Yrs	8,387	$23.75	NNN
Millennium Corporate Park	Redmond, WA	1999 / 2000	96%	536,702	Microsoft DriveShop	Jan 2019 / 5.4 Yrs Mar 2018 / 3.2 Yrs	185,510 6,766	$21.22 $22.00	NNN
The Offices at Riverpark	Redmond, WA	2008	79%	106,281	NIT America Tech Mahindra	Jan 2018 / 5.3 Yrs Nov 2017 / 3.2 Yrs	8,350 7,558	$25.00 $25.00	NNN
Bear Creek Corporate Center Building A & B	Redmond, WA	1988 / 2006	85%	171,275	Clarisonic GeoEngineers	Nov 2018 / 7.4 Yrs Nov 2017 / 7.5 Yrs	20,479 24,274	$22.50 $20.00	NNN
Redmond Town Center Office	Redmond, WA	1997	100%	582,373	Microsoft	Jan 2019 / 8.0 Yrs	396,228	$27.50	NNN
Advanta	Bellevue, WA	2008	100%	601,081	Microsoft	July 2018 / 5.0 Yrs	601,081	$26.00	NNN
Mercer Point at Bellefield	Bellevue, WA	1983	100%	71,329	OfferUp	Nov 2017 / 8.5 Yrs	71,329	$25.00	NNN

(1)	Source: Appraisal.

■	The Borrower. The borrower for the Willow Creek Corporate Center Loan Combination is Preylock Redmond, LLC, (the “Willow Creek Corporate Center Borrower”), a Delaware limited liability company and a special purpose entity with two independent directors. Legal counsel to the Willow Creek Corporate Center Borrower delivered a non-consolidation opinion in connection with the origination of the Willow Creek Corporate Center Loan Combination. Farshid Steve Shokouhi and Brett Michael Lipman are the non-recourse guarantors under the Willow Creek Corporate Center Loan Combination.

The borrower sponsors are Farshid Steve Shokouhi and Brett Michael Lipman, who serve as co-managing partners of Preylock Real Estate Holdings, LLC (“Preylock”). Preylock owns, operates and develops commercial real estate primarily on the west coast. Preylock has acquired assets totaling approximately 1 million SF and invested approximately $400 million.

■	Escrows. In connection with the origination of the Willow Creek Corporate Center Loan Combination, the Willow Creek Corporate Center Borrower funded reserves of (i) $275,482 for real estate taxes, (ii) $10,350,743 for TI/LC, (iii) $812,077 for immediate repairs and (iv) $2,994,323 for free rent.

The Willow Creek Corporate Center Loan Combination documents require monthly reserve deposits for real estate taxes in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months, initially $90,154. The Willow Creek Corporate Center Loan Combination documents do not require ongoing monthly escrows for insurance premiums as long as the Willow Creek Corporate Center Borrower provides the lender with evidence that the Willow Creek Corporate Center Property is insured via an acceptable blanket insurance policy and such policy is in full force and effect. The Willow Creek Corporate Center Loan Combination documents provide for monthly reserve deposits of $7,030 for capital expenditures.

■	Lockbox and Cash Management. The Willow Creek Corporate Center Loan Combination is structured with a hard lockbox and springing cash management. The Willow Creek Corporate Center Borrower was required at origination to deliver letters to all tenants at the Willow Creek Corporate Center Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the Willow Creek Corporate Center Borrower or the

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: willow creek corporate center

manager are required to be deposited in the lockbox account within two business days following receipt. Funds on deposit in the lockbox account are required to be swept daily into the Willow Creek Corporate Center Borrower’s operating account unless a Trigger Period (as defined below) is continuing. During a Trigger Period, funds are required to be swept on a daily basis into the deposit account and applied and disbursed in accordance with the Willow Creek Corporate Center Loan Combination documents. If a Trigger Period is continuing, excess cash in the deposit account will be transferred to the lease sweep account if applicable until the Lease Sweep Period (as defined below) has ended, or into the rollover account, if applicable, until the Applicable Lease Sweep has ended, and then to the cash collateral account held by the lender as additional collateral for the Willow Creek Corporate Center Loan Combination.

A “Trigger Period” will commence upon the occurrence of (i) an event of default, (ii) the commencement of a Low Debt Service Period (as defined below), (iii) the commencement of a new mezzanine loan default, (iv) the commencement of a Lease Sweep Period or (v) the commencement of an Applicable Lease Sweep; and will end if, (A) with respect to a Trigger Period continuing pursuant to clause (i), the event of default commencing the Trigger Period has been cured and such cure has been accepted by lender (and no other event of default is then continuing) or (B) with respect to a Trigger Period continuing due to clause (ii), the Low Debt Service Period has ended pursuant to the terms of the Willow Creek Corporate Center Loan Combination documents or (C) with respect to a Trigger Period continuing due to clause (iii), receipt by the lender of a new mezzanine loan default revocation notice, (D) with respect to a Trigger Period continuing due to clause (iv), such Lease Sweep Period has ended pursuant to the terms of the Willow Creek Corporate Center Loan Combination documents (and no other Lease Sweep Period is then continuing) or (E) with respect to a Trigger Period continuing due to clause (v), such Applicable Lease Sweep has ended pursuant to the terms of the Willow Creek Corporate Center Loan Combination documents (and no other Applicable Lease Sweep is then continuing).

A “Low Debt Service Period” will commence if as of any calculation date, the debt service coverage ratio is less than 1.15x and will end if the Willow Creek Corporate Center Property has achieved a debt service coverage ratio of at least 1.20x for two consecutive calculation dates, as determined by the lender.

A “Lease Sweep Period” will commence (a) with respect to each Lease Sweep Lease (as defined below) upon the earliest to occur of (i) the date that is nine months prior the earliest stated expiration with respect to any Oculus lease or any portion of the Lease Sweep Space (as defined below) demised thereunder, (ii) with respect to any other Lease Sweep Lease, the date that is twelve months prior to the earliest stated expiration date, (iii) with respect to any Replacement Lease Sweep Lease (as defined below), the date that is twelve months prior to the maturity date, or (iv) upon the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option of any portion of its Lease Sweep Space, (b) the date that a Lease Sweep Lease (or a material portion thereof) is surrendered, cancelled or terminated prior to its expiration or receipt by the Willow Creek Corporate Center Borrower of a notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease, (c) the date that any tenant under a Lease Sweep lease goes-dark or gives notice that it intends to discontinue its business at the Willow Creek Corporate Center Property, (d) upon a default under a Lease Sweep Lease, (e) upon the occurrence of a Lease Sweep Lease tenant party insolvency proceeding, or (f) the decline in credit rating of a tenant under a Lease Sweep Lease below “BBB+” or equivalent by any rating agency.

A Lease Sweep Period will end on the date: (A) in the case of clause (a), (b) or (c) above, either the tenant under such lease has exercised its renewal option under its lease (if applicable) or the entire space demised under the applicable lease has been relet pursuant to qualified leases (based on parameters set forth in the Willow Creek Corporate Center documents) and, in either case, the lender has determined that sufficient funds have accumulated in the lease sweep reserve account to re-tenant such leased space, (B) in the case of clause (d) above, the subject default has been cured, and no other monetary or material non-monetary default under such Lease Sweep Lease occurs for two consecutive months following such cure, (C) in the case of cause (e) above, the applicable insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned or (D) in the case of clause (f), if the credit rating of the tenant under a Lease Sweep Lease has been restored to at least “BBB+” or equivalent by the relevant rating agencies.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: willow creek corporate center

A “Lease Sweep Lease” is each (i) Oculus lease, (ii) the GE Grid Solutions lease, or (iii) any replacement lease that, covers fifty percent (50%) or more of the applicable Lease Sweep Space demised under any Oculus lease or the GE Grid Solutions lease.

A “Lease Sweep Space” means the space demised under a Lease Sweep Lease.

A “Replacement Lease Sweep Lease” means any replacement lease that covers any of the applicable Lease Sweep Space demised under any Oculus lease or the GE Grid Solutions lease for which the earliest stated expiration (including the stated expiration of any renewal term) is within two (2) years following the maturity date.

An “Applicable Lease Event” will commence, with respect to each Applicable Lease (as defined below) upon the earliest to occur of (a) (i) the date that is twelve months prior to the lease expiration for the BHC Fairfax Hospital Inc. Applicable Lease and nine months prior to the lease expiration for the Teknon Corporation, Wong Fleming or EverBank Applicable Leases or (ii) upon the date required under an Applicable Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option of any portion of its Applicable Lease Space (as defined below), (b) the date that an Applicable Lease (or 50% or more thereof) is surrendered, cancelled or terminated prior to its expiration or receipt by the Willow Creek Corporate Center Borrower of a notice from any tenant under an Applicable Lease of its intent to surrender, cancel or terminate the Applicable Lease, (c) the date that any tenant under an Applicable Lease goes-dark, (d) upon a default under an Applicable Lease or (e) upon the occurrence of an Applicable Tenant insolvency proceeding.

An Applicable Lease Event will end on the date: (A) in the case of clause (a), (b) or (c) above, either the tenant under such lease has exercised its renewal option under its lease (if applicable) or the entire space demised under the applicable lease has been relet pursuant to qualified leases (based on parameters set forth in the Willow Creek Corporate Center documents) and, in either case, the lender has determined that sufficient funds have accumulated in the rollover account to re-tenant such leased space, or (B) in the case of clause (d) above, the subject default has been cured, and no other monetary or material non-monetary default under such Applicable Lease occurs for two consecutive months following such cure, or (C) in the case of cause (e) above, the applicable insolvency proceeding has terminated and the Applicable Lease has been affirmed, assumed or assigned.

An “Applicable Lease” means the leases with Teknon Corporation, Wong Fleming, BHC Fairfax Hospital Inc. and EverBank and any replacement lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, covers fifty percent (50%) or more of the applicable space demised under the Applicable Lease.

An “Applicable Lease Space” means the space demised under an Applicable Lease.

An “Applicable Tenant” means any tenant under an Applicable Lease.

An “Applicable Lease Sweep” will commence if, following the occurrence of an Applicable Lease Event, the Willow Creek Corporate Center Borrower elects not to deposit with the lender cash or a letter of credit in the amount required under the Willow Creek Corporate Center Loan Combination documents and elects that all excess cash be transferred to the rollover reserve until the amount required under the Willow Creek Corporate Center Loan Combination documents has been deposited with the lender.

■	Property Management. The Willow Creek Corporate Center Property is managed by an affiliate, Preylock Real Estate Holdings, LLC, of the Willow Creek Corporate Center Borrower. The lender may require the Willow Creek Corporate Center Borrower to replace the property manager with (x) an unaffiliated qualified manager selected by the Willow Creek Corporate Center Borrower or (y) another property manager chosen by the Willow Creek Corporate Center Borrower and approved by the lender (provided, that such approval may be conditioned upon delivering a rating agency confirmation from each applicable rating agency as to such new property manager and management agreement) upon the occurrence of any one or more of the following events: (i) at any time following the occurrence of an event of default under the Willow Creek Corporate Center Loan Combination documents, (ii) if property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding, or (iii) if at any time the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: willow creek corporate center

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The Willow Creek Corporate Center Loan Combination documents require that the “all risk” insurance policy required to be maintained by the Willow Creek Corporate Center Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Willow Creek Corporate Center Property, or that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect and such policies contain an exclusion for acts of terrorism, the Willow Creek Corporate Center Borrower is required to obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: west coast albertsons portfolio

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: west coast albertsons portfolio

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: west coast albertsons portfolio

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller		GACC
Location (City/State)	Various	Cut-off Date Balance(2)		$65,000,000
Property Type	Industrial	Cut-off Date Balance per SF(1)		$33.58
Size (SF)	2,798,877	Percentage of Initial Pool Balance		5.7%
Total Occupancy as of 10/6/2018	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 10/6/2018	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various	Mortgage Rate		4.0473404255%
Appraised Value	$297,000,000	Original Term to Maturity (Months)		120
Appraisal Date	Various	Original Amortization Term (Months)		NAP
Borrower Sponsor	Credit RE Operating Company, LLC	Original Interest Only Term (Months)	120
Property Management	Self Managed	First Payment Date	10/6/2018
		Anticipated Repayment Date(3)	9/6/2028
		Maturity Date(3)	9/6/2033

Underwritten Revenues	$17,428,955
Underwritten Expenses	$543,069	Escrows(4)
Underwritten Net Operating Income (NOI)	$16,885,887		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$16,078,025	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	31.6%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	31.6%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	4.38x / 4.17x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	18.0% / 17.1%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount(2)	$94,000,000	32.0%	Purchase Price	$292,000,000	99.5%
Mezzanine Loan(2)	106,000,000	36.1	Closing Costs	1,586,450	0.5
Sponsor Equity	93,586,450	31.9

Total Sources	$293,586,450	100.0%	Total Uses	$293,586,450	100.0%

(1)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the West Coast Albertsons Portfolio Loan Combination (as defined below).

(2)	The Cut-off Date Balance of $65.0 million represents the controlling note A-1 and the non-controlling note A-3. At loan origination, the West Coast Albertsons Portfolio Loan Combination had an original principal balance of $105.0 million, which included two subordinate notes with an aggregate original principal balance of $11.0 million. In addition, DBNY funded $95.0 million of mezzanine debt concurrently with the funding of the West Coast Albertsons Portfolio Loan Combination. On or about August 24, 2018, the $11.0 million subordinate notes were prepaid and such amount was reallocated to the West Coast Albertsons Portfolio Mezzanine Loan (as defined below) resulting in an aggregate principal balance as of the Cut-off Date of $94.0 million for the West Coast Albertsons Portfolio Loan Combination and $106.0 million for the West Coast Albertsons Portfolio Mezzanine Loan. The principal balance as of the Cut-off Date of the West Coast Albertsons Portfolio Loan Combination is $94.0 million and is evidenced by three pari passu notes.

(3)	From and after the anticipated repayment date (the “Anticipated Repayment Date” or “ARD”), the West Coast Albertsons Portfolio Loan Combination will bear interest at a rate per annum equal to the greater of (a) the initial interest rate plus 300 basis points, and (b) the then 10-year swap yield on the first day of the Post ARD Period (as defined below) plus 419 basis points.

(4)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “West Coast Albertsons Portfolio Loan”) is part of a loan combination (the “West Coast Albertsons Portfolio Loan Combination”) evidenced by three pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $94.0 million. The West Coast Albertsons Portfolio Loan Combination is secured by a first mortgage encumbering the borrowers’ fee simple interest in two industrial warehouse/distribution facilities totaling approximately 2.8 million SF located in Tracy, California and Tolleson, Arizona (the “West Coast Albertsons Portfolio Property”). The West Coast Albertsons Portfolio Loan, which is evidenced by the controlling note A-1 and non-controlling note A-3, has an aggregate outstanding principal balance as of the Cut-off Date of $65.0 million and represents approximately 5.7% of the Initial Pool Balance. The related companion loan is evidenced by the non-controlling note A-2, which has an outstanding principal balance as of the Cut-Off Date of $29.0 million and is expected to be contributed to a future securitization. The West Coast Albertsons Portfolio Loan Combination, which accrues interest at a rate of 4.0473404255%, was originated by Deutsche Bank AG, acting through its New York Branch (an affiliate of German American Capital Corporation) (“DBNY”) on August 16, 2018. At origination, the West Coast Albertsons Portfolio Loan Combination had an original principal balance of $105.0 million, which included two subordinate notes with an aggregate original principal balance of $11.0 million. In addition, DBNY funded $95.0 million of mezzanine debt concurrently with the funding of the West Coast Albertsons Portfolio Loan Combination. On or about August 24, 2018, the $11.0 million subordinate notes were prepaid and such amount was reallocated to the West Coast Albertsons Portfolio Mezzanine Loan resulting in an aggregate outstanding principal balance as of the Cut-off Date of $94.0 million for the West Coast Albertsons Portfolio Loan Combination and $106.0 million for the West Coast Albertsons Portfolio Mezzanine Loan. The proceeds of the West Coast Albertsons Portfolio Loan Combination along with a $106.0 million mezzanine loan and approximately $93.6 million of sponsor equity were primarily used to acquire the West Coast Albertsons Portfolio Property and pay origination costs. The West Coast Albertsons Portfolio Loan received a credit assessment of BBB+sf by Fitch and A(high) by DBRS. S&P confirmed that the West Coast Albertsons Portfolio Loan exhibits credit characteristics that are consistent with an investment grade credit.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: west coast albertsons portfolio

Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-3	$65,000,000	$65,000,000	Benchmark 2018-B6	Yes (Note A-1)
A-2	$29,000,000	$29,000,000	DBNY(1)	No
Total	$94,000,000	$94,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

The West Coast Albertsons Portfolio Loan Combination has an initial term of 120 months (based on the ARD) and has a remaining term of 119 months as of the Cut-off Date (based on the ARD). The West Coast Albertsons Portfolio Loan Combination is structured with an ARD of September 6, 2028, a final maturity date of September 6, 2033 and will be interest only for the entire term until the ARD. From and after the ARD (the “Post ARD Period”), the West Coast Albertsons Portfolio Loan Combination will bear interest at a rate per annum equal to the greater of (a) the initial interest rate of 4.0473404255% plus 300 basis points and (b) the then 10-year swap yield on the first day of the Post ARD Period plus 419 basis points. The difference between the adjusted interest rate and the initial interest rate is the additional interest (the “Additional ARD Interest”). The Additional ARD Interest which is not paid current during the Post ARD Period will accrue and bear interest at the adjusted interest rate. During the Post ARD Period, all excess cash flow from the West Coast Albertsons Portfolio Property, after payment of reserves, interest (calculated at the initial interest rate), and operating expenses will be applied (i) first, to repay the principal balance of the West Coast Albertsons Portfolio Loan Combination and (ii) second, to the payment of accrued interest. Provided no event of default has occurred and is continuing, at any time after the earlier to occur of (i) two years after the securitization of the last portion of the West Coast Albertsons Portfolio Loan Combination and (ii) the third anniversary of the origination date, the West Coast Albertsons Portfolio Loan Combination may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the West Coast Albertsons Portfolio Loan Combination documents. Voluntary prepayment of the West Coast Albertsons Portfolio Loan Combination is permitted on or after the due date occurring in June 2028 without payment of any prepayment premium.

■	The Mortgaged Property. The West Coast Albertsons Portfolio Property consists of two industrial distribution facilities totaling approximately 2.8 million SF located in Tracy, California (the “CA Property”) and Tolleson, Arizona (the “AZ Property”). The West Coast Albertsons Portfolio Property is currently 100.0% leased to Safeway Inc. (“Safeway”) and Albertsons LLC (“Albertsons”) with both leases guaranteed by the global parent company Albertsons Companies, Inc. (rated B1/B by Moody’s/S&P). The CA Property was built in 1992 for Safeway and the AZ Property was originally built in 1993 for Albertsons. As part of the sale-leaseback transaction with CLNS, Albertsons entered into two individual, absolute triple-net (“NNN”) leases with an initial term of 20 years and nine, 5-year extension options.

The West Coast Albertsons Portfolio Property plays a critical role in Albertsons’ west coast retail supply chain, collectively supporting nearly 500 stores in the Southwest and Northern California regions where Albertsons maintains a leading market position predominantly through the Safeway brand. The CA Property was built for Safeway and services all of Northern California and 22 stores in Hawaii via shipping containers. An ancillary distribution center in Sacramento was consolidated into the CA Property several years ago. The AZ Property was built for Albertsons and represents the only distribution center in Arizona for Albertsons. An ancillary distribution center in Tempe was recently consolidated into the AZ Property. This distribution center services all of Arizona, primarily to stores under the Safeway brand, and other areas in the southwest. Each of the West Coast Albertsons Portfolio Properties benefits from Albertsons’ distribution center consolidation activities in each region resulting in meaningfully increased workloads and productivity levels.

Albertsons has demonstrated its commitment to the West Coast Albertsons Portfolio Property by investing approximately $135.0 million to upgrade and customize both properties including (i) approximately $95.0 million of capital invested since 2015 for the AZ Property related to expansion, robotic automation, site work and associated upgrades and (ii) approximately $40.0 million of capital invested in 2015 for the CA Property related to mechanical automation.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: west coast albertsons portfolio

Property Summary
Property Name	City	State	Year Built / Renovated	Building NRA (SF)	Occupancy	Appraised Value	Allocated Loan Amount
CA Property	Tracy	CA	1992 / 2015	1,888,627	100.0%	$213,000,000	$67,300,000
AZ Property	Tolleson	AZ	1993, 1994, 2000, 2016, 2018 / NAP	910,250	100.0%	$84,000,000	$26,700,000

SF Composition(1)
Property Name	Freezer/Cooler Space SF	Dry Space SF	Other SF	Total SF
CA Property	733,569	1,068,117	86,941	1,888,627
AZ Property	257,817	563,050	89,383	910,250
Total	991,386	1,631,167	176,324	2,798,877

(1)	Source: Appraisal.

Property Details(1)
Property Name	Clear Height (Ft)	Column Spacing (min-max)	Door Dock High (min-max)	# of Dock High Doors	# of Drive In Doors
CA Property	35' - Dry 32' - Freezer / Cooler	40'	8'-9'	300	16
AZ Property	38' - Dry 44' - Dry Expansion 30' - Freezer / Cooler	37'-74'	12'	97	2

(1)	Source: Borrower sponsor.

CA Property. The CA Property is a 1,888,627 SF, single-tenant industrial warehouse and distribution facility located at 16900 West Schulte Road in Tracy, California. The CA Property is 100.0% leased to Safeway through August 16, 2038, which has been at the CA Property since 1992. The CA Property was most recently renovated in 2015, with Safeway investing approximately $40.0 million on upgrades related to mechanical automation. The CA Property consists of five buildings and 1,009 parking spaces, which equates to a parking ratio of 0.53 spaces per 1,000 SF. The main distribution and logistics center consists of a dry-grocery warehouse building. The dry-grocer warehouse building stores goods that are sorted and packaged for delivery into totes using a semi-automatic rapid-pick Good-to-Person (“GTP”) system. The GTP system consists of a pick system operated by employees and an automatic conveyor belt system that sort bar-coded totes for storage and eventual delivery to each store prior to loading onto trucks for shipping.

The cold storage refrigeration building is comprised of a banana and avocado section for ripening, a storage area for meat, a refrigeration section and a frozen section for other perishable goods. The fitness center and maintenance personnel offices are located on the second floor mezzanine. The refrigeration building is cooled using an ammonium cooling system that is centrally located within the building. The mechanical room for the system contains ammonia tanks, return collectors for ammonia and compressor equipment that circulates ammonia through the building cooling system. The refrigeration building has roof-top cooling towers that use water treatment chemicals to prevent corrosion and a water tower adjacent to the building to store water.

The administration building is a one-story office building containing a mix of open office area, private offices and conference rooms as well as employee break rooms and an employee registration area. The truck shop building services trucks including changing tires, motor oil, antifreeze, windshield wiper fluid and other automotive fluids as needed. The recovery building processes wastes from stores that are trucked to the site including plastics, compost/green waste, cardboard, wood and spoiled meat. The materials are sorted, and depending on type, are compacted or stored in waste bins and off-hauled to appropriate facilities.

AZ Property. The AZ Property is 910,250 SF, single-tenant industrial warehouse and distribution facility located at 400 South 99th Avenue in Tolleson, Arizona. The AZ Property is 100% leased to Albertsons through August 16, 2038, which has been at the AZ Property since 1993. Albertsons has invested heavily into the AZ Property, having constructed a transportation building, trucker check-in building and additions to the main building within the past three years. In addition to the costs associated with capital expenditures on the real estate, Albertson’s spent approximately

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: west coast albertsons portfolio

$56.2 million in automated systems and equipment. In total, Albertsons has invested approximately $95.0 million for upgrades and recent capital expenditures at the AZ Property.

The AZ Property consists of four buildings and there are 1,339 parking spaces that equate to a parking ratio of 1.47 spaces per 1,000 SF. The main building has a cold storage component with approximately 25% of the space being comprised of cooler/freezer space. The balance of the main building consists of temperature controlled dry good storage area, offices and general warehouse area. There is also a service garage building that is utilized for the repairs and maintenance of transportation trucks. The transportation building consists of a dispatching office, trucker waiting area, locker room and loading/unloading warehouse area. The main distribution building, service garage building, transportation building and trucker check-in building total 877,244, 16,564, 15,770 and 672 SF, respectively.

Tenancy Overview. The West Coast Albertsons Portfolio Property is currently 100.0% leased to Safeway and Albertsons (both leases guaranteed by the global parent company Albertsons Companies, Inc.; rated B1/B by Moody’s/S&P). Albertsons is the third largest traditional retail grocer in the United States (behind Walmart and Kroger). As of February 2018, Albertsons operated 2,318 stores across 35 states and the District of Columbia under 20 well-known banners, including Albertsons, Safeway, Vons, Jewel-Osco, Shaw’s, Acme, Tom Thumb, Randalls, United Supermarkets, Market Street, Pavilions, Star Market, Carrs and Haggen as well as meal kit company Plated based in New York City.

Albertsons operates 23 strategically located distribution centers and 20 manufacturing facilities and owns approximately 75% of these facilities. In January 2015, Albertsons acquired Safeway. Since the acquisition of Safeway, Albertsons has successfully rolled out their private label brands to all stores. Albertsons’ own brands products achieved $11.5 billion in sales in 2017, including high-quality and recognizable brands such as Open Nature, O Organics, Lucerne, and Signature Select. As of FY 2017, Albertsons had approximately $670.0 million in cash or cash equivalents, approximately $60.0 billion in sales and approximately $25.9 million sales per store.

The following table presents certain information relating to the major tenants at the West Coast Albertsons Portfolio Property:

Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Safeway	NA / B1 / B	1,888,627	67.5%	$12,567,352	71.6%	$6.65	8/16/2038	9, 5-year options
Albertsons	NA / B1 / B	910,250	32.5	$4,992,648	28.4	$5.48	8/16/2038	9, 5-year options
Owned Tenants		2,798,877	100.0%	$17,560,000	100.0%	$6.27
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		2,798,877	100.0%	$17,560,000	100.0%	$6.27

(1)	Based on the underwritten rent roll dated October 6, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: west coast albertsons portfolio

The following table presents certain information relating to the lease rollover schedule at the West Coast Albertsons Portfolio Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2018	0	0.0	0.0%	0	0.0	$0.00	0
2019	0	0.0	0.0%	0	0.0	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029 & Thereafter	2,798,877	100.0	100.0%	17,560,000	100.0	$6.27	2
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	2,798,877	100.0%		$17,560,000	100.0%	$6.27	2

(1)	Calculated based on approximate SF occupied by each owned tenant unless otherwise specified.

The following table presents certain information relating to historical leasing at the West Coast Albertsons Portfolio Property:

Historical Leased %(1)(2)

	2015	2016	2017	As of 10/6/2018(3)
Owned Space	NAV	NAV	NAV	100.0%

(1)	As provided by the borrowers and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	The borrower sponsors acquired the West Coast Albertsons Portfolio Property in June 2018. As a result, historical occupancy information prior to 2018 is unavailable.

(3)	Based on underwritten rent roll dated October 6, 2018.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: west coast albertsons portfolio

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the West Coast Albertsons Portfolio Property:

Cash Flow Analysis(1)(2)

	Underwritten	Underwritten $ per SF
Base Rent	$17,560,000	$6.27
Contractual Rent Steps(3)	263,400	0.09
Gross Up Vacancy	0	0.00
Gross Potential Rent	$17,823,400	$6.37
Total Reimbursements	522,869	0.19
Net Rental Income	$18,346,269	$6.55
Economic Vacancy & Credit Loss	(917,313)	(0.33)
Effective Gross Income	$17,428,955	$6.23

Insurance	20,200	0.01
Management Fee	522,869	0.19
Total Operating Expenses	$543,069	$0.19

Net Operating Income	$16,885,887	$6.03
TI/LC	527,974	0.19
Capital Expenditures	279,888	0.10
Net Cash Flow	$16,078,025	$5.74

Occupancy	95.0%
NOI Debt Yield(4)	18.0%
NCF DSCR(4)	4.17x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Historical Cash Flows are not available as the West Coast Albertsons Portfolio Property was recently acquired in June 2018.

(3)	Contractual rent steps are underwritten through August 16, 2019.

(4)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the West Coast Albertsons Portfolio Loan Combination.

■	Appraisal. According to the appraisals, the Albertsons West Coast Portfolio Property has an aggregate “as-is” appraised value of $297,000,000 as of July 2018.

Appraisal Approach(1)	Value	Capitalization Rate
CA Property Direct Capitalization Approach	$213,000,000	5.50%
AZ Property Direct Capitalization Approach	$84,000,000	5.50%

(1)	Source: Appraisal.

■	Environmental Matters. The Phase I environmental report dated July 11, 2018, did not identify any evidence of recognized environmental conditions at the West Coast Albertsons Portfolio Property.

■	Market Overview and Competition. The West Coast Albertsons Portfolio Property is comprised of two industrial warehouse/distribution facilities located in Tracy, California and Tolleson, Arizona. The CA Property is located approximately 76 miles from Sacramento, 59 miles from San Francisco and 56 miles from San Jose. The AZ Property is located approximately 14 miles west of Phoenix.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: west coast albertsons portfolio

The below tables summarizes the market information for the West Coast Albertsons Portfolio Property:

Market Information(1)

Property Name	Market	Market Per SF	Market Vacancy	Submarket	Submarket Rent Per SF	Submarket Vacancy

CA Property	Stockton	$5.61	3.7%	Tracy	$8.35	4.6%
AZ Property	Phoenix	$7.33	6.9%	SW N of Buckeye Road	$4.97	4.9%

(1)	Source: Third party market research reports for the industrial market, as of second quarter of 2018.

Submarket Overview for the CA Property: The CA Property is located in the Tracy submarket which is the third largest in the Stockton MSA. According to a market research report, the Tracy submarket has an average vacancy rate of 4.6% and average asking rents of $8.35 per SF, as of the second quarter of 2018. The appraiser concluded to a market rent assumption of $6.60 per SF, which is in line with the CA Property’s in-place rent of $6.65 per SF, as of the second quarter of 2018.

Submarket Overview for the AZ Property: The AZ Property is located in the Southwest Industrial submarket cluster. In addition, the AZ Property is more specifically located in the SW N of Buckeye Road submarket, which is a smaller geographical region. According to a market research report, the SW N Buckeye Road submarket has an average vacancy rate of 4.8% and an average asking rent of $4.97 per SF, as of the second quarter of 2018. The appraiser concluded to a market rent assumption of $5.50 PSF, which is line with the AZ Property’s in-place rent of $5.48 per SF.

■	The Borrowers. The borrowers for the West Coast Albertsons Portfolio Loan Combination are CLNC NNN Alberts CA, LLC and CLNC NNN Alberts AZ, LLC, each a Delaware limited liability company and a special purpose entity with two independent directors (collectively, the “West Coast Albertsons Portfolio Borrowers”). Legal counsel to the West Coast Albertsons Portfolio Borrowers delivered a non-consolidation opinion in connection with the origination of the West Coast Albertsons Portfolio Loan Combination. Credit RE Operating Company, LLC, a Delaware limited liability company, (the “West Coast Albertsons Portfolio Guarantor”) is the borrower sponsor and the guarantor of certain nonrecourse carve-outs under the West Coast Albertsons Portfolio Loan Combination. The West Coast Albertsons Portfolio Guarantor is wholly owned by Colony Credit Real Estate, Inc.

Colony Credit Real Estate, Inc. (NYSE: CLNC) (“CLNC”) is a large publicly traded commercial real estate credit REIT focused on originating, acquiring, financing and managing a diversified portfolio of commercial real estate debt and net leased real estate investments. CNLC primarily invests in senior mortgage loans, mezzanine loans, preferred equity, debt securities and net leased properties predominantly in the United States. CLNC is externally managed by an affiliate of Colony Capital, Inc. (NYSE: CLNY) (“CLNY”), a global real estate and investment management firm, which invests across the real estate capital structure and manages public, diversified mortgage REITs. As of June 30, 2018, CLNY employs more than 400 people worldwide across 19 locations with total assets under management of approximately $43 billion.

■	Escrows. During a Trigger Period (as defined below), on each monthly payment date, the West Coast Albertsons Portfolio Borrowers are required to deposit (i) an amount equal to one-twelfth of the taxes that the lender estimates will be payable during the next ensuing 12 months into the tax reserve account, (ii) an amount equal to one-twelfth of the insurance premiums that lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof into the insurance reserve account, (iii) an amount equal to $23,324 for annual capital expenditures into the replacement reserve account, (iv) an amount equal to $46,648 for tenant improvements and leasing commissions into the TI/LC reserve account and (v) during a Lease Sweep Period (as defined below), available cash will be swept into the lease sweep reserve account.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: west coast albertsons portfolio

■	Lockbox and Cash Management. The West Coast Albertsons Portfolio Loan Combination is structured with a hard lockbox and in place cash management. The tenants are required to deposit all rents and other payments into the lockbox account controlled by the lender, and any funds received by the West Coast Albertsons Portfolio Borrowers or the property manager are required to be deposited in the lockbox account within one business day of receipt. Funds deposited into the lockbox account are required to be swept by the clearing bank on a daily basis into the deposit account.

A “Trigger Period” will commence upon the occurrence of (i) an event of default, (ii) the commencement of a Low Debt Service Period (as defined below), (iii) a mezzanine loan default, (iv) the commencement of a Lease Sweep Period (as defined below) or (v) the anticipated repayment date and will end upon, (A) with respect to clause (i) above, the event of default has been cured, (B) with respect to clause (ii) above, the low debt service period has ended pursuant to the terms below, (C) with respect to clause (iii) above, the mezzanine loan default has been cured, or (D) with respect to clause (iv) above, such Lease Sweep Period has ended pursuant to the terms below (and no other Lease Sweep Period is then continuing).

A “Low Debt Service Period” will commence if (i) the combined debt service coverage ratio of the West Coast Albertsons Portfolio Loan Combination and West Coast Albertsons Portfolio Mezzanine Loan (“West Coast Albertsons Portfolio Total Debt”) is less than 1.40x, and will end when the West Coast Albertsons Portfolio Total Debt debt service coverage ratio has achieved at least a 1.40x or (ii) the West Coast Albertsons Portfolio Loan Combination debt service coverage ratio is less than 3.10x, and will end if the West Coast Albertsons Portfolio Loan Combination has achieved a debt service coverage ratio of at least 3.10x for two consecutive calendar quarters.

A “Lease Sweep Period” will commence prior to the ARD upon the occurrence of (i) the date that a Lease Sweep Lease (as defined below), or a material portion thereof, is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the West Coast Albertsons Portfolio Borrowers or the property manager of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel, terminate or not renew the Lease Sweep Lease (or a material portion thereof) (it being understood and agreed that, for purposes of this clause (a) 25% or more of the Lease Sweep Lease space under a Lease Sweep Lease will constitute a “material portion” of such Lease Sweep Space), (ii) the date that any tenant under a Lease Sweep Lease discontinues its business (i.e., “goes dark”) at greater than 50% of its Lease Sweep Lease space at any individual property or give notice that it intends to discontinue its business at greater than 50% of its Lease Sweep Lease space at any individual property (a “Go-Dark Event”), (iii) upon a default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period or (iv) the occurrence of a Lease Sweep Lease tenant party insolvency proceeding.

A “Lease Sweep Lease” means any of (i) the Safeway lease, (ii) the Albertsons lease, (iii) any other lease whereby Albertsons Companies Inc. is a tenant or guarantor of such lease or (iv) any replacement lease covering a majority of space demised pursuant to (i), (ii) or (iii) hereof.

■	Property Management. The West Coast Albertsons Portfolio Property is self-managed by the West Coast Albertsons Portfolio Borrowers. The lender may require the West Coast Albertsons Portfolio Borrowers to replace the property manager with (x) an unaffiliated qualified manager selected by the West Coast Albertsons Portfolio Borrowers or (y) another property manager chosen by the West Coast Albertsons Portfolio Borrowers and approved by the lender (provided, that such approval may be conditioned upon delivering a rating agency confirmation from each applicable rating agency as to such new property manager and management agreement) upon the occurrence of any one or more of the following events: (i) at any time following the occurrence of an event of default under the West Coast Albertsons Portfolio Loan Combination documents, (ii) if the property manager defaults under the management agreement beyond any applicable notice and cure period, (iii) if property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding, or (iv) if at any time the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds.

■	Current Mezzanine or Subordinate Indebtedness. DBNY funded a $106.0 million mezzanine loan (the “West Coast Albertsons Portfolio Mezzanine Loan”) to CLNC NNN Alberts MEZZ CA, LLC and CLNC NNN Alberts MEZZ AZ, LLC (collectively, the “West Coast Albertsons Portfolio Mezzanine Borrowers”). The West Coast Albertsons Portfolio Mezzanine Loan accrues interest at a rate of 5.41000% per annum and requires interest-only payments through the ARD of September 6, 2028. The rights of the lender of the West Coast Albertsons Portfolio Mezzanine

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: west coast albertsons portfolio

Loan are further described under “Description of the Mortgage Pool—Additional Indebtedness—Existing Mezzanine Debt” in the Preliminary Prospectus.

■	Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The West Coast Albertsons Portfolio Loan Combination documents require that the “all-risk” insurance policy required to be maintained by the West Coast Albertsons Portfolio Borrowers provide coverage for terrorism in an amount equal to $200,000,000 per occurrence, or that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect and such policies contain an exclusion for acts of terrorism, the West Coast Albertsons Portfolio Borrowers will obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

(THIS PAGE INTENTIONALLY LEFT BLANK)

LOAN #6: 636 11TH AVENUE

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: 636 11TH AVENUE

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: 636 11TH AVENUE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		JPMCB
Location (City/State)	New York, New York	Cut-off Date Balance(2)		$50,000,000
Property Type	Office	Cut-off Date Balance per SF(1)		$425.53
Size (SF)	564,004	Percentage of Initial Pool Balance		4.4%
Total Occupancy as of 10/1/2018	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 10/1/2018	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1917 / 2008	Mortgage Rate(3)		4.07300%
Appraised Value	$428,000,000	Original Term to Maturity (Months)		120
Appraisal Date	4/4/2018	Original Amortization Term (Months)		NAP
Borrower Sponsors	Behrouz Ben Hakimian and Joe Hakimian	Original Interest Only Period (Months)		120
Property Management	Hakimian P.W. Management, LLC	First Payment Date		7/1/2018
		Anticipated Repayment Date(3)		6/1/2028
		Maturity Date(3)		6/1/2029
Underwritten Revenues	$37,529,208
Underwritten Expenses	$12,805,959	Escrows(4)
Underwritten Net Operating Income (NOI)	$24,723,249		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$23,640,361	Taxes(5)	$0	$0
Cut-off Date LTV Ratio(1)	56.1%	Insurance	$76,801	$25,600
Maturity Date LTV Ratio(1)	56.1%	Replacement Reserve	$7,990	$7,990
DSCR Based on Underwritten NOI / NCF(1)	2.49x / 2.39x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	10.3% / 9.9%	Other(6)	$1,336,367	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$240,000,000	100.0%	Loan Payoff	$192,694,141	80.3%
			Principal Equity Distribution	42,558,964	17.7
			Closing Costs	3,325,737	1.4
			Reserves	1,421,157	0.6
Total Sources	$240,000,000	100.0%	Total Uses	$240,000,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the 636 11th Avenue Loan Combination (as defined below).

(2)	The 636 11th Avenue Loan (as defined below) has a Cut-off Date Balance of $50,000,000 and represents the non-controlling note A-3 of the $240,000,000 636 11th Avenue Loan Combination, which is evidenced by five pari passu notes and was co-originated by JPMorgan Chase Bank, National Association (“JPMCB”) and Citi Real Estate Funding Inc. (“CREFI”). The related companion loans are evidenced by (i) the controlling note A-1 ($50,000,000), which was contributed to the Benchmark 2018-B4 transaction, (ii) the non-controlling note A-2 ($60,000,000), which is currently held by JPMCB and is expected to be contributed to one or more future commercial mortgage securitization transactions, (iii) the non-controlling note A-4 ($65,000,000), which was contributed to the CGCMT 2018-C5 transaction and (iv) the non-controlling note A-5 ($15,000,000), which is currently held by CREFI and is expected to be contributed to one or more future commercial mortgage securitization transactions. See “—The Mortgage Loan” below.

(3)	The 636 11th Avenue Loan Combination has an anticipated repayment date of June 1, 2028 (the “Anticipated Repayment Date” or “ARD”) and a final maturity date of June 1, 2029. From and after the anticipated repayment date, the 636 11th Avenue Loan Combination will accrue interest at an interest rate equal to the greater of (i) 7.07300% and (ii) the 10-year swap yield as of the ARD plus 3.00000% per annum; but in no event will it exceed 9.07300%. Commencing on April 1, 2028 and on each payment date until the final maturity date, the 636 11th Avenue Loan requires monthly payments of interest only and provides that all excess cash flow for the preceding month be applied (a) first to interest accrued on the principal balance at the initial interest rate, (b) second, to the reduction of the principal balance of the 636 11th Avenue Loan Combination and (c) third, after the ARD, to the payment of accrued interest on the 636 11th Avenue Loan Combination at the increased interest rate.

(4)	See “—Escrows” below.

(5)	The 636 11th Street Property is in year 11 of a 12-year Industrial & Commercial Incentive Program (“ICIP”) tax abatement, which phases out completely in 2020/2021. Taxes for (i) the 2018/2019 year are estimated to be $7,722,222 after the ICIP abatement (the 2018/2019 taxes before the ICIP abatement would be $8,883,173, for a difference of $1,160,951), and (ii) the 2019/2020 year are estimated to be $8,815,199 after the ICIP abatement (the 2019/2020 taxes before the ICIP abatement would be $9,395,675, for a difference of $580,476). The lender underwrote real estate taxes based on the real estate taxes for the 2018/2019 tax year after giving effect to the ICIP abatement.

(6)	The Upfront Other reserve consists of $1,198,696 for deferred maintenance and $137,671 for outstanding tenant improvement and leasing commissions under the Ogilvy Lease (as defined below).

■	The Mortgage Loan. The mortgage loan (the “636 11th Avenue Loan”) is part of a loan combination (the “636 11th Avenue Loan Combination”) evidenced by five pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a Class A office building in the Hell’s Kitchen neighborhood of Manhattan, New York (the “636 11th Avenue Property”). The 636 11th Avenue Loan, which is evidenced by the non-controlling note A-3, had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and represents approximately 4.4% of the Initial Pool Balance. The related companion loans are evidenced by (i) the controlling note A-1, which had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000, and was contributed to the Benchmark 2018-B4 transaction, (ii) the non-controlling note A-2, which had an original principal balance of $60,000,000, has an outstanding principal balance as of the Cut-off Date of $60,000,000, is currently held by JPMCB and is expected to be contributed to one or more future commercial mortgage securitization transactions, (iii) the non-controlling note A-4, which had an original principal balance of $65,000,000, has an outstanding principal balance as of the Cut-off Date of $65,000,000, and was contributed to the CGCMT 2018-C5 transaction and (iv) the non-controlling note A-5, which had an original principal balance of $15,000,000, has an outstanding principal balance as of the Cut-off Date of $15,000,000, is currently held by CREFI and is expected to be contributed to one or more future commercial mortgage securitization transactions. The 636 11th Avenue Loan Combination, which accrues interest at an interest rate of 4.07300% per annum, was co-originated by CREFI and JPMCB on May 11, 2018, had an original principal balance of $240,000,000 and has an outstanding principal balance as of the Cut-off Date of $240,000,000. From and after the ARD, the 636 11th Avenue Loan Combination will accrue interest at an interest rate equal to the greater of (i)

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: 636 11TH AVENUE

7.07300% per annum and (ii) the 10-year swap yield as of the ARD plus 3.00000% per annum; but in no event will it exceed 9.07300%. The proceeds of the 636 11th Avenue Loan Combination were primarily used to refinance the existing debt on the 636 11th Avenue Property, return equity to the borrower, pay origination costs and fund reserves. The 636 11th Avenue Loan received a credit assessment of BBB(low) by DBRS.

Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2018-B4	Yes
A-2	$60,000,000	$60,000,000	JPMCB(1)	No
A-3	$50,000,000	$50,000,000	Benchmark 2018-B6	No
A-4	$65,000,000	$65,000,000	CGCMT 2018-C5	No
A-5	$15,000,000	$15,000,000	MSC 2018-H3	No
Total / Wtd. Avg.	$240,000,000	$240,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

The 636 11th Avenue Loan Combination had an initial term of 120 months (based on the ARD) and has a remaining term of 116 months as of the Cut-off Date (based on the ARD). The 636 11th Avenue Loan Combination requires monthly payments of interest only for the term of the 636 11th Avenue Loan Combination. The scheduled anticipated repayment date of the 636 11th Avenue Loan Combination is the due date in June 2028 and the final maturity date is the due date in June 2029. At any time after the second anniversary of the securitization of the last note of the 636 11th Avenue Loan Combination to be securitized, the 636 11th Avenue Loan Combination may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the 636 11th Avenue Loan documents. Voluntary prepayment of the 636 11th Avenue Loan Combination is permitted, provided no event of default is continuing under the 636 11th Avenue Loan documents, after the due date in December 2027 without payment of any prepayment premium.

■	The Mortgaged Property. The 636 11th Avenue Property is an 11-story building totaling 564,004 SF of Class A office space located in New York, New York. The 636 11th Avenue Property was built as a chocolate factory in 1917 and achieved LEED Silver certification by the U.S. Green Building Council in 2010 after a 2008 renovation which converted the 636 11th Avenue Property to office space. The 636 11th Avenue Property features high ceilings and offers panoramic views of the Hudson River and Midtown Manhattan.

As of October 1, 2018, the 636 11th Avenue Property was 100.0% leased to one tenant, The Ogilvy Group, Inc. (“The Ogilvy Group” or “Ogilvy Tenant”) whose lease expires in June 2029. The Ogilvy Group, an international advertising and public relations agency, has been headquartered at the 636 11th Avenue Property since January 2008.

The building includes a cafeteria, a fitness center, and shuttle service provided to Penn Station, Port Authority Bus Terminal and Grand Central Terminal. According to the borrower sponsor, following the signing of The Ogilvy Group’s lease in January 2008, the borrower sponsor invested approximately $40.0 million toward building upgrades including new elevator shafts, equipment and cars, mechanical equipment and structural work, approximately $27.0 million in soft costs such as design, project management and professional costs and approximately $21.0 million in leasing commissions. Additionally, the borrower sponsor contributed approximately $21.0 million toward the tenant’s approximately $113.3 million office build-out costs. In total, the borrower sponsor has invested approximately $109.0 million into the 636 11th Avenue Property since January 2008.

The 636 11th Avenue Property is located in the Hell’s Kitchen neighborhood of Manhattan and spans the entire eastern side of the block facing 11th Avenue between West 46th and 47th Streets. The 636 11th Avenue Property is located approximately 0.5 miles northwest of the Port Authority Bus Terminal and approximately 0.2 miles north of the Lincoln Tunnel, which provides connectivity to New Jersey. The 636 11th Avenue Property offers access to the West Side Highway (Route 9A) and four different subway stations connecting to eight subway lines all within a ten minute walk.

The sole tenant at the 636 11th Avenue Property, The Ogilvy Group, is an international marketing communications company and has been headquartered at the 636 11th Avenue Property since January 2008. The Ogilvy Group has operated as a subsidiary of WPP plc (“WPP”) since 1989. WPP had approximately £15.3 billion of revenue in 2017, making it one of the largest marketing and communications companies in the world. WPP US Holdings, Inc. is the

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: 636 11TH AVENUE

primary guarantor and WPP Jubilee Limited is the secondary guarantor for the lease. WPP Jubilee Limited is a wholly owned subsidiary of WPP. The Ogilvy Group’s lease provides the Ogilvy Tenant with two five-year renewal options after the June 30, 2029 expiration date and does not provide the tenant with any termination options other than customary rights after a casualty or condemnation or a default under the lease. The Ogilvy Tenant is required to provide 18-month renewal notice prior to the first extension term.

The following table presents certain information relating to the sole tenant at the 636 11th Avenue Property:

Owned Tenant Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
The Ogilvy Group, Inc.	BBB+ / Baa2 / BBB	564,004	100.0%	$31,777,847	100.0%	$56.34	6/30/2029	2, 5-year options
Owned Tenant		564,004	100.0%	$31,777,847	100.0%	$56.34
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg. Owned Tenant		564,004	100.0%	$31,777,847	100.0%	$56.34

(1)	Based on the underwritten rent roll dated October 1, 2018.

(2)	Certain ratings are those of the parent company or the U.S. federal government whether or not the parent or the U.S. federal government, as applicable, guarantees the lease.

(3)	UW Base Rent and UW Base Rent $ per SF consists of average rent over the remaining loan term (current in place contractual rent is $29,070,620 or $51.54 per SF).

The following table presents the lease rollover schedule at the 636 11th Avenue Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2018	0	0.0	0.0%	0	0.0	$0.00	0
2019	0	0.0	0.0%	0	0.0	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029 & Thereafter	564,004	100.0	100.0%	31,777,847	100.0	$56.34	1
Vacant	0	0.0	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	$564,004	100.0%		$31,777,847	100.0%	$56.34	1

(1)	Calculated based on the approximate square footage occupied by The Ogilvy Group.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	UW Base Rent and UW Base Rent $ per SF consists of average rent over the remaining loan term (current in place contractual rent is $29,070,620 or $51.54 per SF).

The following table presents certain information relating to historical leasing at the 636 11th Avenue Property:

Historical Leased %(1)

	2015	2016	2017	As of 10/1/2018
Owned Space	100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: 636 11TH AVENUE

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 636 11th Avenue Property:

Cash Flow Analysis(1)

	2015	2016	2017	TTM 4/30/2018	Underwritten(2)	Underwritten $ per SF(2)
Base Rent	$29,070,620	$29,070,620	$29,070,620	$29,070,620	$31,777,847	$56.34
Reimbursements	3,370,600	3,794,497	4,496,316	4,924,551	5,381,846	9.54
Other Income(3)	1,441,244	2,778,560	2,241,509	2,014,060	2,227,500	3.95
Vacancy & Credit Loss	0	0	0	0	(1,857,985)	(3.29)
Effective Gross Income	$33,882,464	$35,643,677	$35,808,445	$36,009,231	$37,529,208	$66.54

Real Estate Taxes(4)	$4,070,439	$4,958,950	$6,082,412	$6,649,605	$7,799,882	$13.83
Insurance	299,545	306,460	289,180	280,325	307,267	0.54
Management Fee	872,119	872,119	872,119	872,119	1,000,000	1.77
Other Operating Expenses	3,125,744	3,347,941	3,461,905	3,501,684	3,698,810	6.56
Total Operating Expenses	$8,367,847	$9,485,470	$10,705,616	$11,303,733	$12,805,959	$22.71

Net Operating Income	$25,514,617	$26,158,207	$25,102,829	$24,705,498	$24,723,249	$43.84
TI/LC	0	0	0	0	987,007	1.75
Capital Expenditures	0	0	0	0	95,881	0.17
Net Cash Flow	$25,514,617	$26,158,207	$25,102,829	$24,705,498	$23,640,361	$41.92

Occupancy	100.0%	100.0%	100.0%	100.0%	95.0%(5)
NOI Debt Yield(6)	10.6%	10.9%	10.5%	10.3%	10.3%
NCF DSCR(6)	2.57x	2.64x	2.53x	2.49x	2.39x

(1)	Based on the underwritten rent roll dated October 1, 2018.

(2)	Underwritten Base Rent and Underwritten $ per SF Base Rent consists of average rent over the remaining loan term (current in place contractual rent is $29,070,620 or $51.54 per SF).

(3)	Other Income consists of overtime HVAC chargebacks.

(4)	The 636 11th Street Property is in year 11 of a 12-year Industrial & Commercial Incentive Program tax abatement, which phases out completely in 2020/2021. Taxes for (i) the 2018/2019 year are estimated to be $7,722,222 after the ICIP abatement (the 2018/2019 taxes before the ICIP abatement would be $8,883,173, for a difference of $1,160,951), and (ii) the 2019/2020 year are estimated to be $8,815,199 after the ICIP abatement (the 2019/2020 taxes before the ICIP abatement would be $9,395,675, for a difference of $580,476). The lender underwrote real estate taxes based on the real estate taxes for the 2018/2019 tax year after giving effect to the ICIP abatement.

(5)	Represents the underwritten economic vacancy of 5.0%.

(6)	Calculated based on the aggregate outstanding principal balance of the 636 11th Avenue Loan Combination.

■	Appraisal. According to the appraisal, as of an effective date of April 4, 2018, the 636 11th Avenue Property had an “as-is” appraised value of $428,000,000 and a “hypothetical go dark” value of $207,000,000.

Appraisal Approach	“As-Is” Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$441,000,000	N/A	5.25%
Discounted Cash Flow Approach	$428,000,000	5.75%(1)	4.75%(2)

(1)	Represents the internal rate of return (cash flow).

(2)	Represents the terminal capitalization rate.

■	Environmental Matters. According to the Phase I environmental report dated April 11, 2018, there was no evidence of any recognized environmental conditions or recommendations for further action at the 636 11th Avenue Property. The Phase I environmental report recommended investigating vapor intrusion following detection of dry cleaning solvents and chemicals in the soil and groundwater from a prior subsurface investigation and the implementation and maintenance of an asbestos operations and maintenance plan. The related lenders required the borrower to obtain a lender environmental collateral protection and liability insurance policy. The policy was issued by Steadfast Insurance Company and includes individual and aggregate limits of $1,000,000, with self-insured retention of $25,000. The policy expires on May 11, 2031.

■	Market Overview and Competition. The 636 11th Avenue Property is located along 11th Avenue between 46th and 47th Streets in the Times Square/West Side office submarket of the Midtown office market in Manhattan. The 636 11th Avenue Property is approximately 0.5 miles northwest of the Port Authority Bus Terminal, one of the largest transportation hubs in New York City, which provides access to the A, C, E, N, Q, R, W, 1, 2, 3, and 7 trains, as well as the shuttle to Grand Central Terminal.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: 636 11TH AVENUE

The 636 11th Avenue Property is located in the Times Square/West Side office submarket and competes with Class A/B office properties. According to the appraisal, as of the fourth quarter of 2017, the vacancy rate for office space in the Times Square/West Side submarket was 6.5% and the average annual rental rate was $78.31 per SF.

The appraiser identified 11 comparable office leases signed between January 2016 and March 2018 relative to The Ogilvy Group lease signed at the 636 11th Avenue Property. Rent comparables had base rents ranging from $44.50 to $71.00 per SF. The appraiser concluded an estimated base rental rate of $55.00 per SF, which is in line with the underwritten base office rent of $56.34 per SF for the office lease at the 636 11th Avenue Property.

The following table presents certain information relating to the primary competition for the 636 11th Avenue Property:

Office Rent Comparables(1)

Address	Total Building Size (NRA)	Space Leased	Tenant Name	Year Built / Renovated	Lease Date	Size (NRA)	Term (Years)	Base Rent per SF
636 11th Avenue(2)	564,004	Entire Building	The Ogilvy Group, Inc.	1917/2008	Jul-09	564,004	20.0	$56.34(3)
500 Seventh Avenue	609,000	E8, E9, E12, E14, E17, E18	WeWork	1922/2000	Mar-18	255,610	15.0	$71.00
307 W 38th Street	300,000	E2, E3, E4, E5, E7, E8	GMHC	1933/2004	Feb-18	112,273	30.0	$52.00
424 W 33rd Street	146,000	E7-E13	Spaces	1913/NAP	Dec-17	103,343	10.0	$70.50
475 Tenth Avenue	259,920	P8	KCD Worldwide	1915/NAP	Sep-17	13,346	10.7	$65.13
234 W 39th Street	91,466	E7	Sunlight Financial	1921/NAP	Jul-17	8,229	5.0	$51.00
525 Seventh Avenue	463,818	E21	Betsy & Adam	1925/NAP	Jun-17	20,611	10.0	$54.50
320 W 37th Street	125,800	P1	People's Forum Inc.	1927/NAP	Jun-17	16,333	10.4	$51.08
320 W 37th Street	125,800	E13	Roivant Sciences, Inc.	1927/NAP	Apr-17	6,162	5.0	$48.00
535 Eighth Avenue	144,203	P21	Setty & Associates	1927/1999	Feb-17	2,852	3.1	$44.50
311 W 43rd Street	186,083	E10-14	WeWork	1905/1983	Oct-16	63,732	16.0	$65.16
555 W 57th Street	975,983	P18	CBS Broadcasting, Inc.	1973/NAP	Jan-16	35,112	8.0	$56.88

(1)	Source: Appraisal.

(2)	Based on underwritten rent roll dated October 1, 2018.

(3)	Base Rent per SF includes current contractual rent of $51.54 per SF and average rent over the remaining loan term.

■	The Borrower. The borrower is Plaza West Associates, LLC, a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 636 11th Avenue Loan Combination. The nonrecourse carve-out guarantors of the 636 11th Avenue Loan Combination are Behrouz Ben Hakimian (“Ben Hakimian”) and Joe Hakimian, both co-founders of The Hakimian Organization, a developer, owner, and manager of luxury New York real estate.

Established in 1970, The Hakimian Organization has completed over 30 ground-up construction and conversion projects of residential, office and hotel properties in Manhattan. Ben Hakimian, President of The Hakimian Organization, has led the company in developing over 30 buildings including 75 Wall Street in the Financial District, a 40-story mixed-use tower in Midtown, the jewelry district's first high-rise commercial condominium and a tower in the Flatiron Historic District. Joe Hakimian, CEO of The Hakimian Organization, has guided the creation of over 3.0 million SF of real estate and is a registered professional engineer.

■	Escrows. On the origination date of the 636 11th Avenue Loan Combination, the borrower funded reserves of (i) $1,198,696 for deferred maintenance, (ii) $137,671 for outstanding tenant improvements and leasing commissions under the Ogilvy Lease, (iii) $76,801 for insurance and (iv) $7,990 for replacement reserves.

The borrower is required to deposit $25,600 for insurance and $7,990 for replacement reserves on each monthly payment date.

The borrower is required to make monthly deposits into the real estate tax reserve in the amount of one-twelfth of annual estimated real estate taxes (a) during a 636 11th Avenue Cash Sweep Period (as defined below) or (b) if the borrower fails to provide evidence satisfactory to the lender that all taxes and other charges have been paid no later than 10 days prior to the related due date. The borrower is required to make monthly deposits into the insurance reserve account in the amount of one-twelfth of the annual insurance premiums (i) upon an event of default or (ii) if an acceptable blanket insurance policy is not in place. The borrower is required to make monthly deposits of $82,251 into the TI/LC reserve account during a 636 11th Avenue Cash Sweep Period caused by a Tenant Trigger Event (as defined below). The borrower is also required to deposit any lease termination or contraction fees payable under any

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: 636 11TH AVENUE

lease at the 636 11th Avenue Property. The borrower is required to deposit all excess cash flow in the cash management account for tenant improvement and leasing commission obligations incurred following origination and related to the premises leased pursuant to the Ogilvy Lease (as defined below) during the continuance of a 636 11th Avenue Cash Sweep Period caused by a Dark Trigger Event (as defined below).

■	Lockbox and Cash Management. The 636 11th Avenue Loan Combination is structured with a hard lockbox and springing cash management. The borrower was required at origination to send a tenant direction letter to the sole tenant at the 636 11th Avenue Property instructing it to deposit all rents and payments into the lockbox account. Prior to the occurrence of a 636 11th Avenue Cash Sweep Period (as defined below), all funds in the lockbox account are required to be transferred to or at the direction of the borrower. Following the occurrence and during the continuance of a 636 11th Avenue Cash Sweep Period, all funds in the lockbox account are required to be swept each business day to a segregated cash management account under the control of the lender and disbursed in accordance with the loan documents. To the extent there is a 636 11th Avenue Cash Sweep Period continuing that has not been caused by a Default Trigger Event, a Borrower Bankruptcy Trigger Event and/or a Manager Bankruptcy Trigger Event (each, as defined below), all excess cash flow after payment of mortgage and any mezzanine debt service (if applicable), required reserves and operating expenses is required to be held as additional collateral for the 636 11th Avenue Loan Combination, except as described in the definition of Dark Trigger Event below or in connection with an Extension Term Trigger Event (as defined below). All funds on deposit in the cash management account following the occurrence and during the continuance of a 636 11th Avenue Cash Sweep Period caused by a Default Trigger Event, a Borrower Bankruptcy Trigger Event and/or a Manager Bankruptcy Trigger Event, may in each case be applied by the lender in such order and priority as the lender determines. The lender has been granted a first priority security interest in the cash management account.

A “636 11th Avenue Cash Sweep Period” means each period commencing on the occurrence of a 636 11th Avenue Cash Sweep Event (as defined below) and continuing until the earlier of the payment date next occurring following the related 636 11th Avenue Cash Sweep Event Cure (as defined below) or payment in full of all principal and interest on the 636 11th Avenue Loan Combination.

A “636 11th Avenue Cash Sweep Event” means the occurrence of (i) an event of default (a “Default Trigger Event”), (ii) any bankruptcy or insolvency action of the borrower (a “Borrower Bankruptcy Trigger Event”), (iii) any bankruptcy or insolvency action of the property manager (a “Manager Bankruptcy Trigger Event”) (provided, that if the property manager is not an affiliated property manager, then it is not a 636 11th Avenue Cash Sweep Event under this clause (iii) if the borrower replaces the property manager with a Qualified Manager (as defined below) pursuant to a replacement property management agreement within 60 days of such bankruptcy event), (iv) a DSCR Trigger Event (as defined below), (v) a Tenant Trigger Event (as defined below), (vi) a Dark Trigger Event (as defined below) or (vii) an Extension Term Trigger Event (as defined below).

A “636 11th Avenue Cash Sweep Event Cure” means (a) with respect to clause (i) in the definition of 636 11th Avenue Cash Sweep Event above, the acceptance by the lender of a cure of such event of default (which acceptance may not be unreasonably withheld, conditioned or delayed unless the lender has accelerated the 636 11th Avenue Loan Combination, commenced foreclosure proceedings or initiated any other remedy), (b) with respect to clause (iii) in the definition of 636 11th Avenue Cash Sweep Event above, the borrower has replaced the manager with a qualified manager under a replacement management agreement within 60 days in accordance with the loan documents, (c) with respect to clause (iv) in the definition of 636 11th Avenue Cash Sweep Event above, a DSCR Cure Event (as defined below) has taken place, (d) with respect to clause (v) in the definition of 636 11th Avenue Cash Sweep Event above, the borrower has replaced Ogilvy Tenant with a replacement tenant reasonably acceptable to the lender pursuant to a lease approved by lender, and such replacement tenant is in occupancy under the terms of its lease and paying full contractual rent thereunder, without any right of offset or free rent credit, and such replacement tenant has delivered to the lender a tenant estoppel in form and substance reasonably acceptable to the lender or (e) with respect to clause (vi) in the definition of 636 11th Avenue Cash Sweep Event above, the occurrence of the date when funds in an amount equal to the product of $90.00 multiplied by the number of gross leasable square feet of the applicable dark or abandoned space giving rise to the Dark Trigger Event have been transferred into the dark trigger reserve account pursuant to the cash management agreement. The borrower has no right to cure a 636 11th Avenue Cash Sweep Period caused by a Borrower Bankruptcy Trigger Event or an Extension Term Trigger Event (each as defined below).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: 636 11TH AVENUE

“Qualified Manager” means either (a) Hakimian P.W. Management, LLC; or (b) in the reasonable judgment of the lender, a reputable and experienced management organization (which may be an affiliate of the borrower) possessing experience in managing properties similar in size, scope, use and value as the 636 11th Avenue Property, provided, that, if required by the lender, the borrower has obtained (i) a rating agency confirmation from the approved rating agencies with respect to the management of the 636 11th Avenue Property by such person and (ii) if such entity is an affiliate of borrower, an additional insolvency opinion.

A “DSCR Trigger Event” means the date on which the debt service coverage ratio (as calculated in the loan documents) based on the trailing three-month period immediately preceding the date of determination is less than 1.20x.

A “DSCR Cure Event” means the debt service coverage ratio, based on the trailing three-month period immediately preceding the date of determination, being at least 1.25x for two consecutive quarters.

A “Tenant Trigger Event” means (i) any bankruptcy or insolvency action of Ogilvy Tenant, WPP plc, WPP US Holdings, Inc. or WPP Jubilee Limited, (ii) Ogilvy Tenant has not renewed its lease at the 636 11th Avenue Property (the “Ogilvy Lease”) prior to the expiration of the 18-month notice period set forth in the Ogilvy Lease or (iii) Ogilvy Tenant terminating the Ogilvy Lease for any reason.

A “Dark Trigger Event” means the Ogilvy Tenant (i) has "gone dark", vacated, ceased operations or abandoned 40% or more of the premises demised to Ogilvy Tenant under the Ogilvy Lease or (ii) has given notice or otherwise announced in a public filing its intention to vacate, cease operations, go dark or otherwise abandon 40% or more of the premises demised to Ogilvy Tenant under the Ogilvy Lease, unless, solely with respect to the period from the origination date to the payment date in June 2027, during such period (a) Ogilvy Tenant, WPP plc or WPP US Holdings, Inc. maintains an investment grade rating by S&P, Moody’s and Fitch and (b) the Ogilvy Lease is in full force and effect.

An “Extension Term Trigger Event” means that, as of April 1, 2028, the 636 11th Avenue Loan Combination has not been repaid in full.

■	Property Management. The 636 11th Avenue Property is currently managed by Hakimian P.W. Management, LLC, a New York limited liability company and an affiliate of the borrower. The lender has the right to require the borrower to terminate the management agreement and replace the property manager with a Qualified Manager pursuant to the terms of the 636 11th Avenue Loan documents if (a) the property manager becomes subject to a bankruptcy action; (b) there exists an event of default under the 636 11th Avenue Loan Combination documents; or (c) there exists a default beyond all applicable notice and cure periods under the management agreement. The related borrower is permitted to replace the property manager with a manager that is, in the reasonable judgment of the lender, a reputable and experienced management organization possessing experience in managing properties similar in size, scope, use and value as the 636 11th Avenue Property, provided, that, if required by the lender, the related borrower is required to obtain a rating agency confirmation and, if such entity is an affiliate of the related borrower, a new non-consolidation opinion.

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Future Mezzanine or Secured Subordinate Indebtedness. In connection with any extension of the term of the Ogilvy Lease that satisfies clause (i) below and provided that no event of default under the loan documents has occurred and is continuing, the loan documents permit the owner of 100% of the equity interests in the borrower to obtain a mezzanine loan (the “Approved Mezzanine Loan”) secured by the equity interests in the borrower upon satisfaction of the following terms and conditions, among others: (i) the Ogilvy Lease has been extended pursuant to an extension in form and substance acceptable to the lender in its sole and absolute discretion, (ii) the loan-to-value ratio (including the Approved Mezzanine Loan) does not exceed 56.07%, (iii) the combined debt service coverage ratio (as calculated in the loan documents and including the Approved Mezzanine Loan) for the first year of the extension term of the Ogilvy Lease is not less than 2.28x, (iv) the mezzanine lender enters into an intercreditor agreement in form reasonably acceptable to the lender and (v) the lender has obtained a rating agency confirmation.

■	Release of Collateral. Not permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: 636 11TH AVENUE

■	Terrorism Insurance. The borrower is required to maintain the following insurance policies covering perils of terrorism and acts of terrorism (and losses therefrom): (i) an “all-risk” insurance policy that provides coverage in an amount equal to 100% of the full replacement cost of the 636 11th Avenue Property, and (ii) a business interruption insurance policy that provides 18 months of business interruption coverage (plus up to six months of extended indemnity, with no deductible in excess of $25,000 (provided, however, that deductibles for damage caused by earth movement and wind may not exceed 5% of the total insurable value of the applicable individual property). See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: town park commons

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: town park commons

TOWNPARK LANE
BLDG. 225
BLDG. 175
BLDG. 125
BLDG. 500
TOWNPARK LANE
VILLAGE PARK DRIVE

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: town park commons

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: town park commons

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: town park commons

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: town park commons

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		JPMCB
Location (City/State)	Kennesaw, Georgia	Cut-off Date Balance		$47,610,000
Property Type	Office	Cut-off Date Balance per SF		$136.02
Size (SF)	350,012	Percentage of Initial Pool Balance		4.2%
Total Occupancy as of 8/1/2018	99.8%	Number of Related Mortgage Loans		2
Owned Occupancy as of 8/1/2018	99.8%	Type of Security		Fee Simple
Year Built / Latest Renovation	1996, 1998 / NAP	Mortgage Rate		4.86100%
Appraised Value	$73,500,000	Original Term to Maturity (Months)		60
Appraisal Date	6/21/2018	Original Amortization Term (Months)		NAP
Borrower Sponsor	Adventus US Opportunity LP	Original Interest Only Period (Months)	60
Property Management	Pope & Land Enterprises, Inc.	First Payment Date	10/1/2018
		Maturity Date	9/1/2023

Underwritten Revenues	$8,388,497
Underwritten Expenses	$3,091,187	Escrows(1)
Underwritten Net Operating Income (NOI)	$5,297,310		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,807,293	Taxes	$728,580	$60,715
Cut-off Date LTV Ratio	64.8%	Insurance	$0	$0
Maturity Date LTV Ratio	64.8%	Replacement Reserve(2)	$5,835	$5,835
DSCR Based on Underwritten NOI / NCF	2.26x / 2.05x	TI/LC	$35,000	$35,000
Debt Yield Based on Underwritten NOI / NCF	11.1% / 10.1%	Other(3)	$1,949,494	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$47,610,000	62.4%	Purchase Price	$73,250,000	96.1%
Principal’s New Cash Contribution	28,632,426	37.6	Reserves	2,718,909	3.6.
			Closing Costs	273,517	0.4.
Total Sources	$76,242,426	100.0%	Total Uses	$76,242,426	100.0%

(1)	See “—Escrows” below.

(2)	The Replacement Reserve is subject to a cap of $140,040.

(3)	The Upfront Other escrow includes $1,549,345 for outstanding TI/LCs and $400,149 for free rent.

■	The Mortgage Loan. The mortgage loan (the “Town Park Commons Loan”) is evidenced by a note in the original principal amount of $47,610,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in four, four-story, Class A office buildings located in Kennesaw, Georgia (the “Town Park Commons Property”). The Town Park Commons Loan was originated by JPMCB on August 2, 2018 and represents approximately 4.2% of the Initial Pool Balance. The note evidencing the Town Park Commons Loan has an outstanding principal balance as of the Cut-off Date of $47,610,000 and an interest rate of 4.86100% per annum. The proceeds of the Town Park Commons Loan along with approximately $28.6 million of borrower equity were used to purchase the Town Park Commons Property, fund reserves and pay loan origination costs.

The Town Park Commons Loan had an initial term of 60 months and has a remaining term of 59 months as of the Cut-off Date. The Town Park Commons Loan requires monthly payments of interest only for the entire mortgage loan term. The scheduled maturity date of the Town Park Commons Loan is September 1, 2023. Provided that no event of default has occurred and is continuing under the Town Park Commons Loan documents, at any time after October 1, 2020, the Town Park Commons Loan may be prepaid in full, provided the applicable prepayment is accompanied by payment of the greater of 1% of the unpaid principal balance or a yield maintenance premium (as described in the Town Park Commons Loan documents). Provided that no event of default has occurred and is continuing under the Town Park Commons Loan documents, voluntary prepayment of the Town Park Commons Loan without a prepayment premium or yield maintenance charge is permitted on or after July 1, 2023.

■	The Mortgaged Property. The Town Park Commons Property consists of four, four-story, Class A office buildings located in Kennesaw, Georgia. The Town Park Commons Property features unobstructed views from the upper floors with floor to ceiling windows on the north and west sides, landscaped courtyards, a renovated main lobby with high-end finishes and a café located off of the main lobby. Since 2010, approximately $2.5 million was invested by the previous owner to renovate the Town Park Commons Property’s common areas, including the outdoor courtyard, café, conference center, fitness center, safety system and the lobby. Additionally, since 2010, approximately $6.1 million was invested into the property for tenant improvements. The Town Park Commons Property also contains approximately 1,380 surface parking spaces, resulting in a parking ratio of approximately 3.95 spaces per 1,000 SF.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: town park commons

As of August 1, 2018, the Town Park Commons Property was 99.8% leased to 23 tenants. The Town Park Commons Property has experienced recent leasing momentum, with 18 leases signed (17.9% of NRA) since April 2016, accounting for approximately 20.0% underwritten base rent. Additionally, the Town Park Commons Property has experienced an average occupancy of over 93.0% since 2009 and the average remaining lease term of the top three tenants (61.8% of NRA) is approximately 10.8 years.

The largest tenant by underwritten base rent, Enercon Services, leases 123,314 SF (35.2% of the NRA) through September 2030. Enercon Services is an architectural engineering services firm providing a range of professional services to private, public and government sector clients throughout the United States. Enercon Services provides an array of services including engineering, environmental, technical and management services. The company currently employs over 1,500 employees in 30 offices and is headquartered at the Town Park Commons Property. Enercon Services accounts for approximately 27.8% of the underwritten base rent with two five-year renewal options.

The second largest tenant by underwritten base rent, HCC Life Insurance, leases 44,267 SF (12.6% of the NRA) through December 2029. HCC Life Insurance Company is a life insurance provider and subsidiary of Tokio Marine HCC, which is a leading specialty insurance group with offices in the United States, the United Kingdom, Spain and Ireland, transacting business in approximately 180 countries and underwriting more than 100 classes of specialty insurance. HCC Life Insurance Company accounts for approximately 15.4% of underwritten base rent with two five-year renewal options.

The third largest tenant by underwritten base rent, Invista, leases 49,038 SF (14.0% of the NRA) through December 2025. Invista, headquartered in Wichita, Kansas, produces and markets fibers, fabrics, polymers, resins, chemical intermediates and specialty chemical for commercial, residential, automotive and industrial customers. The company offers premium fibers and fabrics for apparel, swimwear, active wear, denim, sweaters and legwear, carpet fiber for commercial carpet, as well as carpet and rugs for home, automotive flooring, airbags and upholstery products, and products for applications, such as daypacks, outdoor gear, luggage and outdoor wear. Koch Industries acquired Invista in 2004. Invista accounts for approximately 14.3% of underwritten base rent with two five-year renewal options.

The following table presents certain information relating to the major tenants at the Town Park Commons Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Enercon Services	NR/NR/NR	123,314	35.2%	$2,133,077	27.8%	$17.30	9/30/2030	2, 5-year options
HCC Life Insurance(3)	NR/NR/A-	44,267	12.6%	1,179,096	15.4%	$26.64	12/31/2029	2, 5-year options
Invista(4)	NR/NR/NR	49,038	14.0%	1,095,999	14.3%	$22.35	12/31/2025	2, 5-year options
Reflexis Systems	NR/NR/NR	20,279	5.8%	480,867	6.3%	$23.71	6/30/2021	1, 5-year option
HQ Global Workplaces	NR/NR/NR	18,563	5.3%	457,999	6.0%	$24.67	7/31/2021	2, 5-year options
The Medical Affairs Company	NR/NR/NR	15,005	4.3%	409,909	5.4%	$27.32	4/30/2021	1, 3-year option
First Key Homes, LLC	NR/NR/NR	9,327	2.7%	278,357	3.6%	$29.84	7/31/2023	N/A
Certainty Home Loans, LLC	NR/NR/NR	9,270	2.6%	217,206	2.8%	$23.43	5/31/2019	N/A
AVS Underwriting	NR/NR/NR	8,957	2.6%	200,189	2.6%	$22.35	2/29/2020	1, 5-year option
Cohesive Information Solutions	NR/NR/NR	7,250	2.1%	197,889	2.6%	$27.30	10/31/2023	N/A
Ten Largest Owned Tenants		305,270	87.2%	$6,650,588	86.8%	$21.79
Remaining Tenants(5)		44,091	12.6%	1,010,020	13.2%	$22.91
Vacant		651	0.2	0	0.0	$0.00
Total / Wtd. Avg. All Owned Tenants(4)		350,012	100.0%	$7,660,609	100.0%	$21.89

(1)	Based on the underwritten rent roll dated August 1, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	HCC Life Insurance has the right to terminate its lease effective as of December 31, 2026, with not less than six months’ notice and not more than 12 months’ notice and the payment of a termination fee.

(4)	Invista has one option to either terminate its lease or contract the rentable square footage of the premises, effective as of December 31, 2020, to include, at a minimum, either the entire second or third floor of the building, in each case with nine months’ prior notice and the payment of termination/contraction fee.

(5)	Remaining Tenants is inclusive of approximately 5,337 SF associated with amenities that include a conference center, management office and a fitness center. These spaces are represented as occupied square footage with no attributable UW Base Rent. UW Base Rent $ per SF is calculated net of Tenant GLA associated with such amenity space.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: town park commons

The following table presents certain information relating to the lease rollover schedule at the Town Park Commons Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
2019	9,270	2.6%	2.6%	$217,206	2.8%	$23.43	1
2020	19,077	5.5%	8.1%	459,133	6.0%	$24.07	4
2021	56,876	16.2%	24.3%	1,404,544	18.3%	$24.69	6
2022	13,632	3.9%	28.2%	374,241	4.9%	$27.45	4
2023	25,235	7.2%	35.5%	705,122	9.2%	$27.94	4
2024	3,315	0.9%	36.4%	92,190	1.2%	$27.81	1
2025	49,038	14.0%	50.4%	1,095,999	14.3	$22.35	1
2026	0	0.0%	50.4%	0	0.0%	$0.00	0
2027	0	0.0%	50.4%	0	0.0%	$0.00	0
2028	0	0.0%	50.4%	0	0.0%	$0.00	0
2029 & Thereafter(3)	172,918	49.4%	99.8%	3,312,173	43.2%	$19.15	2
Vacant	651	0.2%	100.0%	0	0.0%	$0.00	0
Total / Wtd. Avg.(3)	350,012	100.0%		$7,660,609	100.0%	$21.89	23

(1)	Based on the underwritten rent roll dated August 1, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	2029 & Thereafter is inclusive of approximately 5,337 SF associated with amenities that include a conference center, management office and a fitness center. These spaces are represented as occupied square footage with no attributable UW Base Rent. UW Base Rent $ per SF is calculated net of Tenant GLA associated with such amenity space.

The following table presents certain information relating to historical leasing at the Town Park Commons Property:

Historical Leased %(1)

	2016	2017	As of 8/1/2018
Owned Space	98.2%	96.0%	99.8%

(1)	As provided by the borrower and which represents average month-end occupancy for the indicated year unless otherwise specified.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Town Park Commons Property:

Cash Flow Analysis(1)

	2016	2017	TTM Ann. 5/31/2018	Underwritten	Underwritten $ per SF
Base Rent(2)	$6,698,779	$6,845,201	$6,856,447	$7,660,609	$21.89
Gross Up Vacancy	0	0	0	17,577	0.05
Total Reimbursement Revenue	1,066,222	934,027	906,300	1,145,000	3.27
Other Income	28,795	20,224	27,489	6,470	0.02
Gross Revenue	$7,793,796	$7,799,452	$7,790,236	$ 8,829,656	$25.23
Vacancy & Credit Loss	0	0	0	(441,159)	(1.26)
Effective Gross Income	$7,793,796	$7,799,452	$7,790,236	$8,388,497	$23.97

Real Estate Taxes	$728,580	$728,580	$719,470	$728,580	2.08
Insurance	34,329	38,853	39,256	80,585	0.23
Management Fee	147,888	156,628	156,317	251,655	0.72
Other Operating Expenses	2,008,434	1,930,996	1,886,018	2,030,367	5.80
Total Operating Expenses	$2,919,231	$2,855,057	$2,801,061	$3,091,187	$8.83

Net Operating Income	$4,874,565	$4,944,395	$4,989,175	$5,297,310	$15.13
TI/LC	0	0	0	420,014	1.20
Capital Expenditures	0	0	0	70,002	0.20
Net Cash Flow	$4,874,565	$4,944,395	$4,989,175	$4,807,293	$13.73

Occupancy(3)	98.2%	96.0%	95.4%	95.0%
NOI Debt Yield	10.2%	10.4%	10.5%	11.1%
NCF DSCR	2.08x	2.11x	2.13x	2.05x

(1)	Based on the underwritten rent roll dated August 1, 2018.

(2)	Underwritten to the in-place rent roll as of August 1, 2018 with rent steps through August 1, 2019. JPMCB underwrote the average rental rate over the loan term for HCC Life Insurance (Fitch/MIS/S&P: NR/NR/A-).

(3)	Historical Occupancies are as of December 31 of each respective year.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: town park commons

■	Appraisal. According to the appraisal, the Town Park Commons Property had an “as-is” appraised value of $73,500,000 as of June 21, 2018.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$73,500,000	N/A	7.25%

■	Environmental Matters. According to a Phase I environmental report dated June 13, 2018, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at Town Park Commons Property.

■	Market Overview and Competition. The Town Park Commons Property is located in the Marietta/East Cobb/Interstate 75 submarket within the Atlanta Office Market. The Town Park Commons Property has access to Interstate 75 and Interstate 575, approximately one mile west and 0.5 miles east of the subject, respectively. The Town Park Commons Property is located approximately 16 miles north of Interstate 285, Atlanta’s perimeter highway, which connects all interstate highways in the metropolitan area, allowing convenient access to all Atlanta communities. The Town Park Commons Property is located approximately 1.7 miles west of Kennesaw State University. As of fiscal year 2016, Kennesaw State University is home to 35,000 students with an estimated economic impact of over $1.4 billion to the area in addition to the hiring pool it provides. The Town Park Commons Property is located approximately 0.2 miles northeast of the full-service Embassy Suites Atlanta Kennesaw Town Center and is located within 0.3 miles of several national retailers including Panera Bread, Five Guys and Chick-fil-A, among others. The Town Park Commons Property also benefits from several nearby retail centers including Town Center at Cobb, which is approximately 1.6 miles south of the property, and Town Center Market, which is 1.7 miles southeast of the property. According to the appraisal, the 2017 population within a one-, three- and five-mile drive distance of the Town Park Commons Property was 8,656, 63,468 and 185,604, respectively. The average 2017 household income within a one-, three- and five-mile drive distance of the Town Park Commons Property was $50,712, $63,256 and $65,176, respectively.

According to the appraisal, the Town Park Commons Property is located in the Marietta/E Cobb/I-75 submarket. As of the first quarter of 2018, the Marietta/E Cobb/I-75 submarket contained approximately 1.2 million SF of Class A office space. As of the first quarter of 2018, the Class A office space in the Marietta/E Cobb/I-75 submarket had a vacancy rate of 10.9% and average asking rents of $24.24 per SF. The appraisal identified five comparable office leases in the submarket in buildings ranging in size from 50,964 SF to 264,818 SF. Asking rents for the comparable leases ranged from $26.50 per SF to $28.50 per SF with a weighted average of approximately $27.64 per SF. The Town Park Commons Property’s weighted average rent per SF of $21.89 is approximately 18.7% lower than the comparable lease average rent per SF. The appraiser concluded market rent of $27.00 per SF for the Town Park Commons Property.

The following table presents certain information relating to sales comparables for the Town Park Commons Property:

Office Lease Comparables(1)

Property Name	Property Location	Lease Date	GLA (SF)	Lease Term (years)	Base Rent per SF	Lease Type
Town Park Commons Property(2)	Kennesaw, GA	Various	350,012	7.8	$21.89	Gross, NNN
One Barrett Lakes Center	Kennesaw, GA	Jul-18	6,500	5.6	$26.50	Full Service
100 Barrett Summit	Kennesaw, GA	Jul-18	25,482	5.0	$26.50	Full Service
Ravine Three	Kennesaw, GA	Jun-18	2,694	5.0	$27.50	Full Service
Two Barrett Lakes Center	Kennesaw, GA	Dec-18	11,000	6.0	$27.50	Full Service
2100 Riveredge Parkway	Atlanta, GA	Oct-18	3,500	3.2	$28.50	Full Service

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated August 1, 2018.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: town park commons

Office Building Sales Comparables(1)

Property Name	Property Location	Rentable Area (SF)	Sale Date	Sale Price (in millions)
Town Park Commons Property(2)	Kennesaw, GA	350,012	NA	NA
Galleria 100	Atlanta, GA	412,228	Mar-17	$67,849,533
1040 & 1050 Crown	Atlanta, GA	499,968	Feb-17	$89,650,000
3 Ravinia Drive	Atlanta, GA	817,188	Dec-16	$182,572,441
Galleria 200	Atlanta, GA	431,746	Oct-16	$69,604,000
12525 Cingular Way	Alpharetta, GA	376,351	Aug-16	$92,200,000

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated August 1, 2018.

■	The Borrower. The borrower is Adventus AOF #1 LP, a Delaware limited partnership and a single purpose entity structured to be bankruptcy remote, with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Town Park Commons Loan. The nonrecourse carve-out guarantor is Adventus US Opportunity LP, a Delaware limited partnership.

■	Escrows. In connection with the origination of the Town Park Commons Loan, the borrower funded reserves of (i) $1,584,345 for TI/LCs, of which $1,549,345 are for outstanding TI/LCs and $35,000 are for future TI/LCs, (ii) $728,580 for real estate taxes, (iii) $400,149 for a free rent reserve and (iv) $5,835 for replacement reserves.

Additionally, on each monthly due date, the borrower is required to fund the following reserves with respect to the Town Park Commons Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates (initially $60,715) will be necessary to pay taxes over the then succeeding 12-month period, (ii) a TI/LCs rollover reserve equal to $35,000, (iii) a replacement reserve equal to $5,835 and subject to a cap of $140,040 and (iv) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums upon the expiration of the insurance policies. Notwithstanding the foregoing, insurance escrows are waived so long as the Town Park Commons Property is covered by an acceptable blanket policy satisfying the requirements of the Town Park Commons Loan documents (which is currently the case) and the lender receives satisfactory evidence that all premiums have been paid when due. Additionally, during a Tenant Trigger Event (as defined below) (other than one or more Go Dark Events (as defined below)), all excess cash is required to be swept into the rollover reserve account.

■	Lockbox and Cash Management. The Town Park Commons Loan documents require a hard lockbox and springing cash management. All rents and other payments are required to be deposited directly into a clearing account controlled by the lender. Prior to the occurrence of a Cash Sweep Event (as defined below), all funds in the clearing account (other than any required “minimum balance”) are required to be transferred daily to an account maintained by the borrower. Upon the occurrence and during the continuance of a Cash Sweep Event, all funds in the clearing account are required to be transferred once every business day into a cash management account controlled by the lender and disbursed in accordance with the Town Park Commons Loan documents. Except as described above in “—Escrows”, during the continuance of a Cash Sweep Event caused by a Tenant Trigger Event, excess cash in the cash management account after the payment of debt service, required reserves and operating expenses is required to be held as additional collateral for the Town Park Commons Loan, except that the lender is required to disburse a portion of such excess cash to the TI/LC reserve for tenant improvement and leasing commission obligations incurred following the origination date pursuant to the leases expressly approved by the lender upon satisfaction by the borrower certain conditions set forth in the Town Park Commons Loan documents (including, without limitation, all other rollover reserve deposits have been disbursed in accordance with the Town Park Commons Loan documents).

A “Cash Sweep Event” will commence upon the occurrence of (i) an event of default under the Town Park Commons Loan documents, (ii) any bankruptcy or insolvency action of borrower or property manager, (iii) the date on which the debt service coverage ratio (as calculated in the Town Park Commons Loan documents), based on the trailing three-month period, is less than 1.30x (a “DSCR Trigger Event”) or (iv) a Tenant Trigger Event (as defined below).

A “Tenant Trigger Event” will commence upon the occurrence of any Specified Tenant (as defined below) (a) terminating (whether by exercise of any termination option set forth in the applicable specified tenant lease or otherwise) or giving notice of its intention to terminate all or a portion of the applicable specified tenant lease, (b) "going dark", vacating, ceasing to occupy or ceasing to conduct business in the ordinary course (or giving notice of its

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: town park commons

intent to "go dark", vacate, cease to occupy or cease to conduct business in the ordinary course at the applicable Specified Tenant leased space) (other than temporary cessation of operations in connection with remodeling, renovation or restoration of its leased premises), including, without limitation, a Go Dark Event (as defined below), or (c) becomes insolvent or a debtor in a bankruptcy action (or similar bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law, or similar law for the relief of debtors).

A “Go Dark Event” means each of the following (i) if Enercon “goes dark”, vacates, ceases to occupy or ceases to conduct business in the ordinary course (or gives notice of its intent to “go dark”, vacate, cease to occupy or cease to conduct business in the ordinary course) at the Enercon leased premises (other than temporary cessation of operations in connection with remodeling, renovation or restoration of its leased premises), (ii) if HCC Life Insurance “goes dark”, vacates, ceases to occupy or ceases to conduct business in the ordinary course (or gives notice of its intent to “go dark”, vacate, cease to occupy or cease to conduct business in the ordinary course) at the HCC Life Insurance leased premises (other than temporary cessation of operations in connection with remodeling, renovation or restoration of its leased premises) and (iii) if Invista “goes dark”, vacates, ceases to occupy or ceases to conduct business in the ordinary course (or gives notice of its intent to "go dark", vacate, cease to occupy or cease to conduct business in the ordinary course) at the Invista leased premises (other than temporary cessation of operations in connection with remodeling, renovation or restoration of its leased premises).

A “Specified Tenant” means individually or collectively, as context may require, (i) Enercon, (ii) Invista, (iii) HCC Life Insurance and (iv) any permitted replacement tenant of the foregoing under a lease at the Town Park Commons Property.

A Cash Sweep Event will end on the date: (a) in the case of clause (i) in the definition of Cash Sweep Event above, if the Cash Sweep Event is caused solely by an event of default, the acceptance by the lender of a cure of such event of default (which cure lender is not obligated to accept and may reject or accept in its sole and absolute discretion), (b) in the case of clause (ii) in the definition of Cash Sweep Event above, if the Cash Sweep Event is caused solely by a bankruptcy action of manager, if borrower replaces the manager with a qualified manager under a replacement management agreement, (c) in the case of clause (iii) in the definition of Cash Sweep Event above, if the Cash Sweep Event is caused solely by the occurrence of a DSCR Trigger Event, the achievement of a DSCR of 1.30x or greater for two consecutive quarters based upon the trailing three month period immediately preceding the date of determination, (d) in the case of clause (iv) in the definition of Cash Sweep Event above, if the Cash Sweep Event is caused solely by the occurrence of a Go Dark Event of a Specified Tenant, and such Specified Tenant is continuing to pay full unabated rent without any right to offset or credit, upon deposit into the reserve account designated for the funds in connection with a Go Dark Event (the “Go Dark Reserve”) of the deposit amount required in connection with the Go Dark Event of the applicable Specified Tenant, and (e) in the case of clause (iv) in the definition of Cash Sweep Event above, if the Cash Sweep Event is caused solely by the occurrence of a Tenant Trigger Event, upon the occurrence of all or a portion of the space of the applicable Specified Tenant being leased or re-leased, as applicable, to one or more replacement tenants reasonably acceptable to the lender and further satisfaction of certain other related conditions set forth in the loan documents.

■	Property Management. The Town Park Commons Property is managed by Pope & Land Enterprises, Inc., a third party property manager. Provided that no event of default is occurring under the Town Park Commons Loan documents, rating agency and lender approval is not required for the appointment of a manager that meets the requirements for a qualified manager as set forth in the Town Park Commons Loan documents. The lender may require the borrower to replace the manager with a qualified manager set forth in the Town Park Commons Loan documents: (i) upon the occurrence and during the continuance of an event of default under the Town Park Commons Loan, (ii) upon the occurrence of a default by the manager under the management agreement beyond applicable notice and cure period, (iii) upon the insolvency of or commencement of insolvency or bankruptcy proceedings involving the manager or (iv) if the debt service coverage ratio (as calculated in the Town Park Commons Loan documents and based on the trailing three month period) is less than 1.30x.

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: town park commons

■	Terrorism Insurance. The Town Park Commons Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the lesser of (i) the original principal balance of the Town Park Commons Loan or (ii) the full replacement cost of the Town Park Commons Property. Any such insurance may be provided through a blanket insurance policy, provided that such policy is required to provide the same protection that a separate policy insuring only the Town Park Commons Property would provide, as determined by the lender. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: workspace

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: workspace

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: workspace

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	147	Loan Seller		JPMCB
Location (City/State)	Various	Cut-off Date Balance(4)		$40,000,000
Property Type	Various	Cut-off Date Balance per SF(4)		$58.58
Size (SF)	9,884,763	Percentage of Initial Pool Balance		3.5%
Total Occupancy as of 6/1/2018	88.6%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/1/2018	88.6%	Type of Security		Various
Year Built / Latest Renovation	Various	Mortgage Rate(4)		5.37200%
Appraised Value(1)	$1,634,285,000	Original Term to Maturity (Months)(5)		61
Appraisal Date	Various	Original Amortization Term (Months)		NAP
Borrower Sponsor(2)	Workspace Property Trust, L.P.	Original Interest Only Period (Months)		61
Property Management	Workspace Property Management, L.P.	First Payment Date		7/1/2018
		Maturity Date(5)		7/1/2023

Underwritten Revenues	$192,633,427
Underwritten Expenses	$67,314,318	Escrows(6)
Underwritten Net Operating Income (NOI)(3)	$125,319,109		Upfront	Monthly
Underwritten Net Cash Flow (NCF)(3)	$112,963,155	Taxes	$11,849,855	$2,040,615
Cut-off Date LTV Ratio(4)	35.4%	Insurance	$350,000	(7)
Maturity Date LTV Ratio(4)	35.4%	Replacement Reserves	$205,933	$205,933
DSCR Based on Underwritten NOI / NCF(4)	3.99x / 3.60x	TI/LC	$3,154,000	$1,441,528
Debt Yield Based on Underwritten NOI / NCF(4)	21.6% / 19.5%	Other(8)	$17,330,083	$0

Sources and Uses(9)
Sources	$	%	Uses	$	%
Loan Combination Amount	$1,280,000,000	100.0%	Loan Payoff(10)	$827,465,831	64.6%
			KeyBank Credit Line Payoff	227,559,344	17.8%
			Principal Equity Distribution	132,541,678	10.4%
			Reserves	32,889,871	2.6%
			Closing Costs	20,940,571	1.6%
			IPO-Related Expenses	19,049,085	1.5%
			Deferred LP Distributions	13,337,719	1.0%
			Asset Management Fees	5,337,711	0.4%
			Return of Equity	878,191	0.1%
Total Sources	$1,280,000,000	100.0%	Total Uses	$1,280,000,000	100.0%

(1)	The appraiser also valued the Portfolio (as defined below) as a whole, as if sold in its entirety to a single buyer (the “Portfolio Appraised Value”). The Portfolio Appraised Value is $1.68 billion, which results in a Workspace Loan Combination (as defined below) Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 75.9%.
(2)	For a description of the Borrowers (as defined below) and the borrower sponsor, see “—The Borrowers” below.

(3)	Underwritten Net Operating Income (NOI) is based on the June 1, 2018 in-place rent roll with rent steps underwritten to July 1, 2020. Additionally, Underwritten Net Operating Income (NOI) includes 10 tenants that have executed leases since June 1, 2018 which have not yet taken occupancy, accounting for approximately $2.4 million in underwritten rent.

(4)	The Workspace Loan (as defined below) is part of the Workspace Loan Combination evidenced by 12 notes, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $1.275 billion. The Workspace Loan Combination is split between (i) a 25-month floating rate componentized loan with three, one-year extension options (the “Floating Rate Loan”) with an aggregate outstanding principal balance as of the Cut-off Date of $255.0 million, and (ii) a 61-month fixed rate componentized loan (the “Fixed Rate Loan”) comprised of (A) a senior fixed rate componentized loan (the “Senior Fixed Rate Loan”), with an aggregate outstanding principal balance as of the Cut-off Date of $463.2 million, and (B) a subordinate fixed rate componentized loan (the “Subordinate Fixed Rate Loan”), with an aggregate outstanding principal balance as of the Cut-off Date of $556.8 million. The Senior Fixed Rate Loan is senior to the Subordinate Fixed Rate Loan. The interest rate on the Floating Rate Loan is LIBOR (subject to a floor of 0.25%) plus a spread of 3.15%. Each of the Fixed Rate Loan and Floating Rate Loan is divided into multiple components, each with different payment priorities prior to and following an event of default under the Workspace Loan Combination. See “–The Mortgage Loan” below. The Cut-off Date Balance per SF, Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI / NCF, and Debt Yield Based on Underwritten NOI / NCF calculations are based on the Senior Fixed Rate Loan and $115.8 million of the outstanding principal balance as of the Cut-off Date of the Floating Rate Loan, and excludes the remaining $139.2 million of the outstanding principal balance as of the Cut-off Date of the Floating Rate Loan and the Subordinate Fixed Rate Loan. For purposes of the Mortgage Loan Information, LIBOR was assumed to be 2.09%. The Workspace Loan Combination NCF DSCR, based on a LIBOR cap of 3.00% for the Floating Rate Loan, is 1.58x.

(5)	The Maturity Date and Original Term to Maturity (Months) reflect the Maturity Date of the Fixed Rate Loan. The maturity date of the Floating Rate Loan is July 1, 2020, and the Borrowers have the right to extend that maturity date for three successive one year extension terms, upon satisfaction of certain conditions set forth in the loan agreement.

(6)	For a full description of Escrows, please refer to “—Escrows” below.

(7)	Monthly Insurance payments are $552,198 for the first four payments and $219,630 thereafter.

(8)	The Upfront Other reserve consists of $13,294,575 for outstanding tenant improvements and leasing commissions, $3,458,836 for free rent related to existing tenants, $539,172 for deferred maintenance and $37,500 for an environmental reserve.

(9)	Sources & Uses are based on the fully funded $1.28 billion Workspace Loan Combination as of the June 8, 2018 origination date and does not reflect a subsequent voluntary prepayment on July 13, 2018, resulting in a pay down of the Floating Rate Loan by $5.0 million from the original balance. The Mortgage Loan Information is based on a Cut-off Date balance of $1.275 billion.

(10)	Existing debt was previously securitized in JPMCC 2016-WPT.

■	The Mortgage Loan. The mortgage loan (the “Workspace Loan”) is part of a loan combination (the “Workspace Loan Combination”) evidenced by 12 notes and is comprised of (i) a 25-month floating rate loan with three, one year extension options (the “Floating Rate Loan”) with an aggregate outstanding principal balance as of the Cut-off Date of $255.0 million, which is evidenced by notes A-1 and A-2 and (ii) a 61-month fixed rate loan (the “Fixed Rate Loan”) comprised of (A) the Senior Fixed Rate Loan, with an aggregate outstanding principal balance as of the Cut-off Date of $463.2 million, which is evidenced by notes A-3, A-4, A-5, A-6, A-7, A-8, A-9 and A-10 and (B) the Subordinate Fixed Rate Loan, with an aggregate outstanding principal balance as of the Cut-off Date of $556.8 million, which is evidenced by notes B-1 and B-2. The interest rate on the Floating Rate Loan is LIBOR (subject to a floor of 0.25%) plus a spread of 3.15%. The Workspace Loan Combination encumbers the borrowers’ fee simple and leasehold interests in 147 properties (each, a “Workspace Property” and collectively the “Workspace Properties” or the

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: workspace

“Portfolio”). The Workspace Properties consist of 87 office properties, 59 flex properties and one retail property, totaling 9,884,763 SF. The Workspace Loan, which is evidenced by non-controlling notes A-7 and A-8, has an aggregate original principal balance of $40,000,000, has an aggregate outstanding principal balance as of the Cut-off Date of $40,000,000 and represents approximately 3.5% of the Initial Pool Balance. The “Loan Combination Summary” table below summarizes the remaining promissory notes. The Fixed Rate Loan, which accrues interest at a rate of 5.37200% per annum, was originated by JPMCB. The proceeds of the Workspace Loan Combination were primarily used to refinance the Workspace Properties, return equity to the sponsors, fund reserves, pay origination costs and pay IPO-related expenses. The Workspace Loan received a credit assessment of Asf by Fitch and AA(low) by DBRS. S&P confirmed that the Workspace Loan exhibits credit characteristics that are consistent with an investment grade credit.

Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-2, A-3, A-4	$548,200,000	$548,200,000	JPMCB 2018-WPT	Yes (Note A-1)
A-5, A-6	$50,000,000	$50,000,000	Benchmark 2018-B5	No
A-7, A-8	$40,000,000	$40,000,000	Benchmark 2018-B6	No
A-9, A-10	$80,000,000	$80,000,000	JPMCB(1)	No
B-1, B-2	$556,800,000	$556,800,000	JPMCB 2018-WPT	No
Total	$1,275,000,000	$1,275,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

Loan Combination Metrics

	% of Total Debt	Cut-off Date LTV	UW NOI Debt Yield	UW NCF DSCR
A-Notes	56.3%	35.4%	21.6%	3.60x
$718,200,000
B-Notes	43.7%	78.0%	9.8%	1.63x
$556,800,000

The Fixed Rate Loan had an initial term of 61 months and has a remaining term of 57 months as of the Cut-off Date. The Fixed Rate Loan requires interest only payments through entire term of the Fixed Rate Loan. The scheduled maturity date of the Fixed Rate Loan is the due date in July 2023. Provided that no event of default has occurred and is continuing under the Workspace Loan documents, at any time, the Fixed Rate Loan may be prepaid in full, provided the applicable prepayment is accompanied by payment of the greater of 1% of the unpaid principal balance or a yield maintenance premium (as described in the Workspace Loan documents). Provided that no event of default has occurred and is continuing under the Workspace Loan documents, voluntary prepayment of the Fixed Rate Loan without a prepayment premium or yield maintenance charge is permitted on or after April 1, 2023. Prior to the occurrence of an event of default under the Workspace Loan documents, all prepayments are required to be applied to prepay the Floating Rate Loan in full prior to any application to the Fixed Rate Loan (including the Workspace Loan).

■	The Mortgaged Properties. The Portfolio consists of approximately 9.9 million SF of space across 87 office, 59 flex and one retail property, representing approximately 72.7%, 27.2% and 0.0%, respectively, of the original allocated loan combination amount (“ALA”). 65.3% of the office properties by ALA are Class A properties. The Workspace Properties are located within five broad office markets: suburban Philadelphia (40.3% of ALA), southern Florida (17.3%), Tampa (16.5%), Minneapolis-St. Paul (13.0%) and Phoenix (12.9%). The Workspace Properties were built between 1972 and 2013 with the majority of the Portfolio (91.1% of the occupied NRA) under triple net leases. The Workspace Properties range in size from approximately 2,800 SF to 325,000 SF. As of June 1, 2018, the Portfolio was 88.6% occupied by a granular and diverse roster of more than 500 tenants with the largest tenant, United Healthcare Services, Inc., representing 4.2% of net rentable area. Eleven of the top 20 tenants, which account for 17.7% of Portfolio net rentable area, have investment grade credit ratings from Moody’s or S&P. The top five and top ten Workspace Properties represent approximately 14.0% and 23.5%, respectively, of the ALA, and the average Workspace Property accounts for 0.7% of the ALA.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: workspace

■	6625 78th Street West. The largest Workspace Property by ALA, 6625 78th Street West is a six-story, 325,000 SF office building located in Bloomington, Minnesota approximately 10.0 miles from the Minneapolis central business district, representing 3.5% of the ALA. Local access is provided by East Bush Lake Road and Normandale Boulevard, and regional access to the area is provided by Interstate 494, which is located adjacent to the Workspace property. The Workspace Property was built in 1997 and includes a cafeteria, a conference room, fitness center and a four-story parking garage. 6625 78th Street West is currently 94.5% occupied by 11 tenants at an average contractual rent of $14.16 per SF with an average occupancy of 94.0% from 2005 to 2017. The largest tenant at the Workspace Property is Express Scripts, Inc, which occupies 130,071 SF with its lease expiring in December 2023 and accounting for 57.1% of the Workspace Property’s underwritten rent. The Workspace Property is located in the 494 Corridor submarket, which contains approximately 16.3 million SF of office space with an overall vacancy rate of 17.2% and average asking rents of $14.44 per SF. Per the appraisal, there is no new construction in this submarket.

■	1500 Liberty Ridge Drive. The second largest Workspace Property by ALA, 1500 Liberty Ridge Drive, is a three-story, 233,120 SF office building located in Tredyffrin Township, Pennsylvania approximately 23.0 miles from downtown Philadelphia, approximately 1.5 miles south of Interstate 76 and approximately 24.0 miles northwest of Philadelphia International Airport. The Workspace Property was built in 2003 and is currently 92.3% occupied by 12 tenants at an average contractual rent of $17.75 per SF with an average occupancy of 93.3% from 2005 to 2017. The largest tenant at the Workspace Property is ELAP Services, Inc, which occupies 39,981 SF with its lease expiring in September 2018 and accounting for 17.7% of the Workspace Property’s underwritten rent. The Workspace Property is located in the King of Prussia/Valley Forge submarket, which contains approximately 16.8 million SF of office space with an overall vacancy rate of 12.3% and average rents of $26.85 per SF, compared to a vacancy rate of 14.8% and an average rent of $26.09 per SF on a gross basis as of the first quarter 2017. Per the appraisal, there is no new construction in this submarket.

■	3350 Southwest 148th Avenue & Lakeside Drive. The third largest Workspace Property by ALA, 3350 Southwest 148th Avenue & Lakeside Drive, is a four-story, 154,768 SF office building located in Miramar, Florida. The Workspace Property is located approximately 25 miles north of the Miami central business district and 25 miles southwest of the Fort Lauderdale central business district. Local access is provided by Miramar Parkway with regional access available via Interstate 75, which is less than half a mile from the Workspace Property. The Workspace Property was built in 2000 and is currently 99.6% occupied by 22 tenants, including two tenants leasing roof space and a cafe, at an average contractual rent of $19.17 per SF on a NNN basis with an average occupancy of 88.1% from 2005 to 2017. The largest tenant at the Workspace Property is Carnival Corporation, which occupies 30,519 SF with its lease expiring in November 2026 and accounting for 19.7% of the Workspace Property’s underwritten rent. The Workspace Property is located in the Southwest Broward submarket which contains approximately 3.1 million SF of office space with an overall vacancy rate of 6.8% and average rents of $22.26 per SF on a NNN basis. Per the appraisal, there are four proposed or under construction office projects with a combined 184,440 SF within the submarket.

■	1301 International Parkway. The fourth largest Workspace Property by ALA, 1301 International Parkway, is a five-story, 140,160 SF office building located in Sunrise, Florida approximately 13.0 miles from Fort Lauderdale and Fort Lauderdale International Airport. Local access is provided by Sunrise Boulevard and Oakland Park Boulevard to the north with regional access provided by Interstate 75 and Interstate 595 which are adjacent to the Workspace Property. The Workspace Property was built in 2006 and is currently 100.0% occupied by seven tenants, including one tenant leasing roof space, at an average contractual rent of $20.29 per SF on a NNN basis with an average occupancy of 89.9% from 2008 to 2017. The largest tenant at the Workspace Property is Sunshine State Health Plan, Inc, which occupies 84,379 SF with its lease expiring in November 2020 and accounting for 56.4% of the Workspace Property’s underwritten rent. The Workspace Property is located in the Sawgrass submarket, which contains approximately 2.5 million SF of office space with an overall vacancy rate of 7.9% and average rents of $20.31 on a NNN basis. Per the appraisal, two large office parks are being proposed for construction, expecting to add 1.4 million SF of office inventory to the submarket within the next five years.

■	777 West Yamato Road. The fifth largest Workspace Property by ALA, 777 West Yamato Road, is a six-story, 155,608 SF office building located in Boca Raton, Florida. The Workspace Property is located approximately two miles from Boca Raton Airport and approximately 23.0 miles from Palm Beach International Airport. Local access is provided by Yamato Road with regional access provided by Interstate 95 which is less than half a mile east of the Workspace Property. The Workspace Property was built in 1989 and is currently 84.5% occupied by 13 tenants, including one tenant leasing roof space, at an average contractual rent of $18.63 per SF with an average occupancy of 92.6% from 2005 to 2017. The largest tenant at the Workspace Property is Relx, Inc, which occupies 51,404 SF

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: workspace

with its lease expiring in May 2024 and accounting for 39.2% of the Workspace Property’s underwritten rent. The Workspace Property is located in the Boca Raton submarket, which contains approximately 11.5 million SF of office space with an overall vacancy rate of 20.2% and average rents of $20.64 per SF on a NNN basis. Per the appraisal, new construction within the submarket consists of one 11-story 111,971 SF office tower that broke ground in Q4 2017.

The following table presents certain information related to the property types of the Workspace Properties:

Workspace Property Type Summary

Property Type(1)	# of Properties	Building GLA	% of Total Building GLA	Cut-off Date Allocated Loan Combination Amount	% of Cut-off Date Allocated Loan Combination Amount	UW NOI	% of UW NOI
Office	87	6,491,691	65.7%	$927,253,711	72.7%	$90,521,554	72.2%
Flex	59	3,390,272	34.3	347,397,656	27.2	34,755,914	27.7
Retail	1	2,800	0.0	348,633	0.0	41,640	0.0
Total	147	9,884,763	100.0%	$1,275,000,000	100.0%	$125,319,109	100.0%

(1)	Based on property type as defined in the appraisals.

The following table presents certain information related to the top ten Workspace Properties by ALA:

Workspace Top Ten Property Summary

Property	Location	Building GLA	Year Built	Occupancy(1)	Cut-off Date Allocated Loan Combination Amount	% of Cut-off Date Allocated Loan Combination Amount	Appraised Value	% of Appraised Value
6625 78th Street West	Bloomington, MN	325,000	1997	94.5%	$44,385,938	3.5%	$56,950,000	3.5%
1500 Liberty Ridge Drive	Tredyffrin Township, PA	233,120	2003	92.3%	39,953,320	3.1%	51,350,000	3.1%
3350 SW 148th Avenue & Lakeside Drive	Miramar, FL	154,768	2000	99.6%	34,185,938	2.7%	44,000,000	2.7%
1301 International Parkway	Sunrise, FL	140,160	2006	100.0%	29,982,422	2.4%	38,500,000	2.4%
777 West Yamato Road	Boca Raton, FL	155,608	1989	84.5%	29,593,945	2.3%	38,000,000	2.3%
4425 East Cotton Center Boulevard	Phoenix, AZ	165,000	2001	100.0%	27,651,563	2.2%	35,500,000	2.2%
4500 East Cotton Center Boulevard	Phoenix, AZ	139,403	2013	100.0%	24,922,266	2.0%	32,000,000	2.0%
3100 Southwest 145th Avenue	Miramar, FL	104,337	2008	100.0%	23,826,563	1.9%	30,600,000	1.9%
3400 Lakeside Drive	Miramar, FL	120,130	1989	89.7%	22,661,133	1.8%	29,100,000	1.8%
3450 Lakeside Drive	Miramar, FL	119,598	1989	93.2%	22,511,719	1.8%	28,900,000	1.8%
Top 10 Total / Wtd. Avg.(2)		1,657,124		95.1%	$299,674,805	23.5%	$384,900,000	23.6%
Top 20 Total / Wtd. Avg.(2)		2,847,428		91.4%	$486,362,695	38.1%	$624,100,000	38.2%
Top 50 Total / Wtd. Avg.(2)		5,518,632		91.1%	$822,653,906	64.5%	$1,055,695,000	64.6%
Total / Wtd. Avg. All Owned Tenants(2)		9,884,763		88.6%	$1,275,000,000	100.0%	$1,634,285,000	100.0%

(1)	Occupancy as of June 1, 2018.

(2)	Wtd. Avg. is based on net rentable area.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: workspace

The following table presents certain information relating to the major tenants at the Workspace Properties:

Twenty Largest Owned Tenants Based on GLA(1)

Tenant Name	Property Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration
United HealthCare Services	Various	A- / A3 / A+	419,543	4.2%	5.4%	$15.79	Various
Aetna Life Insurance	Various	A- / Baa2 / A	323,943	3.3%	4.1%	15.52	Various
Siemens	Various	A / NR / A+	241,297	2.4%	3.1%	16.13	Various
Kroll Ontrack	Various	NR / NR / NR	195,879	2.0%	1.9%	12.17	2026
Dell Marketing	Various	BB / Ba2 / NR	141,290	1.4%	1.3%	10.96	2024
Express Scripts	6625 78th Street West	BBB / Baa2 / BBB+	130,071	1.3%	1.6%	15.00	2023
Reed Technology	7 Walnut Grove Drive	NR / NR / NR	120,000	1.2%	1.7%	17.95	2025
Optum Services Inc.(3)	4 Walnut Grove Drive	A- / A3 / A+	109,700	1.1%	1.5%	16.65	2025
GM Cruise LLC	4410 East Cotton Center Boulevard	BBB / Baa3 / BBB	101,269	1.0%	0.9%	10.82	2022
General Dynamics Information	3020 US Highway 301 South	NR / A2 / A+	99,039	1.0%	1.2%	15.45	2022
Carnival Corporation	Various	NR / A3 / A-	93,423	0.9%	1.2%	15.63	2026
Sunshine State Health Plan	1301 International Parkway	NR / Ba1 / BB+	84,379	0.9%	1.4%	19.85	2020
Colorcon, Inc.	333 Phoenixville Pike	NR / NR / NR	84,000	0.8%	0.6%	9.50	2024
Comcast	Various	A- / A3 / A-	82,996	0.8%	1.0%	14.22	Various
GE Parallel Design, Inc.	4313 East Cotton Center Boulevard	A / A2 / A	78,335	0.8%	1.0%	15.25	2028
Acist Medical Systems, Inc.	7905 Fuller Road	NR / NR / NR	74,224	0.8%	0.7%	11.03	2019
Boomi, Inc.(4)	1400 Liberty Ridge Drive	BB / Ba2 / NR	71,788	0.7%	1.4%	24.70	2027
Janssen Biotech, Inc.	155 Great Valley Parkway	AAA / Aaa / AAA	71,200	0.7%	0.5%	9.40	2023
Cognizant Technology	Various	NR / NR / NR	70,497	0.7%	0.8%	14.82	2024
CDx Holdings	4610 South 44th Street	NR / NR / NR	66,012	0.7	1.3%	23.60	2020
Top 5 Total / Wtd. Avg.			1,321,952	13.4%	15.7%	$14.73
Top 10 Total / Wtd. Avg.			1,882,031	19.0%	22.6%	$14.90
Top 20 Total / Wtd. Avg.			2,658,885	26.9%	32.5%	$15.12
Total / Wtd. Avg. All Owned Tenants			8,624,672	87.3%	100.0%	$14.36

(1)	Based on the underwritten rent roll as of June 1, 2018. Includes tenants with executed leases since June 1, 2018 that are not yet in occupancy and excludes tenants which are either dark or expected to leave upon lease expiration.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Optum Services is owned by United HealthCare Services, Inc.

(4)	Boomi, Inc. is owned by Dell, Inc.

The following table presents certain information relating to the lease rollover schedule at the Workspace Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
2018	438,580	4.4%	4.4%	$6,156,087	5.0%	$14.04	68
2019	1,164,018	11.8	16.2%	16,245,789	13.1	$13.96	104
2020	1,329,694	13.5	29.7%	21,176,470	17.1	$15.93	92
2021	962,460	9.7	39.4%	14,200,327	11.5	$14.75	86
2022	1,196,942	12.1	51.5%	16,106,975	13.0	$13.46	74
2023	909,812	9.2	60.7%	12,885,375	10.4	$14.16	50
2024	849,029	8.6	69.3%	11,921,771	9.6	$14.04	35
2025	624,749	6.3	75.6%	9,621,713	7.8	$15.40	35
2026	580,196	5.9	81.5%	7,757,206	6.3	$13.37	21
2027	260,767	2.6	84.1%	4,263,582	3.4	$16.35	8
2028	233,888	2.4	86.5%	3,072,427	2.5	$13.14	6
2029 & Beyond	74,537	0.8	87.3%	404,444	0.3	$5.43	9
Vacant	1,260,091	12.7	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	9,884,763	100.0%		$123,812,164	100.0%	$12.53	588

(1)	Based on the underwritten rent roll dated June 1, 2018. Includes tenants with executed leases since June 1, 2018 that are not yet in occupancy and excludes tenants which are either dark or expected to leave upon lease expiration.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: workspace

The following table presents certain information relating to historical occupancy at the Workspace Properties:

Historical Leased %(1)

	2015	2016	2017	As of 6/1/2018(2)
Owned Space	89.1%	89.3%	89.1%	88.6%

(1)	Historical Leased % is as of December 31 of each respective year.

(2)	Based on the underwritten rent roll dated June 1, 2018 and includes 10 tenants that have executed leases since June 1, 2018 but not yet taken occupancy.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Workspace Properties:

Cash Flow Analysis

	2015	2016	2017	TTM 3/31/2018	Underwritten(1)	Underwritten $ per SF
Base Rent	$111,087,339	$115,072,969	$115,982,258	$117,201,735	$123,812,164	$12.53
Gross Up Vacancy	0	0	0	0	21,891,292	2.21
Reimbursements(2)	63,113,439	60,935,637	66,666,852	66,698,913	67,906,938	6.87
Other Income	450,690	687,278	714,118	682,586	914,325	0.09
Gross Revenue	$174,651,468	$176,695,884	$183,363,228	$184,583,235	$214,524,719	$21.70
Vacancy & Credit Loss	0	0	0	0	(21,891,292)	(2.21)
Effective Gross Income	$174,651,468	$176,695,884	$183,363,228	$184,583,235	$192,633,427	$19.49

Real Estate Taxes	$22,286,728	$22,581,995	$22,815,852	$23,008,027	$24,211,419	$2.45
Insurance	1,261,246	1,874,949	2,601,509	2,545,516	2,484,266	0.25
Management Fee	0	1,955,902	4,226,230	4,123,376	4,815,836	0.49
Other Operating Expenses	37,973,575	33,879,407	36,564,354	36,929,769	35,802,798	3.62
Total Operating Expenses	$61,521,549	$60,292,253	$66,207,944	$66,606,688	$67,314,318	$6.81

Net Operating Income	$113,129,919	$116,403,632	$117,155,284	$117,976,547	$125,319,109	$12.68
TI/LC	0	0	0	0	9,884,763	1.00
Replacement Reserves	0	0	0	0	2,471,191	0.25
Net Cash Flow	$113,129,919	$116,403,632	$117,155,284	$117,976,547	$112,963,155	$11.43

Occupancy	89.1%	89.3%	89.1%	88.6%	89.8%
NOI Debt Yield(3)	19.5%	20.1%	20.2%	20.4%	21.6%
NCF DSCR(3)	3.61x	3.71x	3.73x	3.76x	3.60x

(1)	The increase in Underwritten Net Operating Income from TTM 3/31/2018 Net Operating Income is primarily driven by underwriting based on the June 1, 2018 in-place rent roll with rent steps underwritten to July 1, 2020. Additionally, 10 tenants have executed leases since June 1, 2018 who have not yet taken occupancy, accounting for approximately $2.4 million in underwritten rent.
(2)	More than 90% of the in-place leases are NNN. In addition to recovering all operating expenses, leases also include a contractual tenant services fee, which is an obligation of the tenant and reimbursements can be greater than 100.0% of underwritten expenses as a result.

(3)	NOI Debt Yield and NCF DSCR calculations are based on the Senior Fixed Rate Loan and $115.8 million of the outstanding principal balance as of the Cut-off Date of the Floating Rate Loan.

■	Appraisal. According to the appraisal, the Workspace Properties had an aggregate “as-is” appraised value of $1,634,285,000 with value dates ranging from of April 11, 2018 through April 24, 2018. The appraiser also valued the Portfolio as a whole, as if sold in its entirety to a single buyer, at $1,680,000,000 as of April 24, 2018.

■	Environmental Matters. According to the Phase I environmental reports, dated between April 30, 2018 and May 25, 2018, there are no recognized environmental conditions or recommendations for further action for the Workspace Properties with the exception of the 45-67 Great Valley Parkway property. The Borrowers (as defined below) have escrowed $37,500 for the additional investigation and possible closure of three underground storage tanks located at the 45-67 Valley Parkway Workspace Property. If the additional investigation determines that such tanks are underground storage tanks (“USTs”), the Borrowers are required to promptly cause such USTs to be properly closed and deliver evidence thereof reasonably satisfactory to the lender. Upon the delivery of such evidence or if the additional investigation does not conclude that such tanks are USTs, provided no event of default is then continuing, funds in the environmental reserve are required to be promptly disbursed to the Borrowers.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: workspace

The following table presents certain information relating to the markets and submarkets for the Workspace Properties:

Workspace Market and Submarket Summary(1)

MSA	Number of Properties	GLA	% of GLA	Occupancy(2)	Cut-off Date Allocated Loan Combination Amount	% of Cut-off Date Allocated Loan Combination Amount	Appraised Value	Appraised Value per SF	UW NOI	% of Portfolio UW NOI
Suburban PA	69	4,381,013	44.3%	85.9%	$513,227,344	40.3%	$656,125,000	$149.77	$53,115,781	42.4%
South Florida	11	1,136,698	11.5	90.4%	220,863,867	17.3	283,300,000	249.23	19,454,986	15.5
Tampa	34	1,799,568	18.2	94.2%	210,335,156	16.5	270,765,000	150.46	22,662,145	18.1
Minneapolis	19	1,488,832	15.1	86.7%	165,491,016	13.0	210,735,000	141.54	15,338,358	12.2
Arizona	14	1,078,652	10.9	90.8%	165,082,617	12.9	213,360,000	197.80	14,747,839	11.8
Total / Wtd. Avg.	147	9,884,763	100.0%	88.6%	$1,275,000,000	100.0%	$1,634,285,000	$165.33	$125,319,109	100.0%

(1)	Based on the MSA as defined in the appraisals.

(2)	Occupancy as of June 1, 2018.

■	The Borrowers. The borrowers, WPT Land 2 LP, RV OP 2 LP, RV OP 3 Lessee LP, WPT Properties LP, and RV OP 1 LP, are each a Delaware limited partnership (collectively, the “Borrowers”) and a special purpose entity. Each Borrower and each general partner of each Borrower has and is required to have two independent directors or managers. Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the Workpace Loan Combination.

The borrower sponsor and non-recourse carveout guarantor is Workspace Property Trust, L.P., which is a privately held, vertically integrated, full service commercial real estate company specializing in the acquisition, development, management and operation of office and flex space. Workspace Property Trust, L.P. is led by Thomas Rizk and Roger Thomas. The company’s philosophy is to invest in suburban office and flex assets. Workspace Property Trust L.P. was founded in 2015 and currently owns and operates the Properties, which were acquired in 2015 and 2016.

■	Escrows. On the origination date of the Workspace Loan Combination, proceeds from the Workspace Loan Combination funded reserves of approximately (i) $13.3 million for outstanding tenant improvements and leasing commissions (ii) $11.8 million for upfront tax reserves, (iii) $3.5 million for free rent related to existing tenants (iv) $3.2 million for initial tenant rollover reserves (v) $539,172 for deferred maintenance (vi) $350,000 for insurance premiums (vii) $205,933 for replacement reserves and (vii) $37,500 for environmental reserves.

On each due date, the Borrowers are required to fund (i) one-twelfth of the taxes that the lender estimates will be payable over the then-succeeding 12-month period (initially estimated to be $2,040,615), (ii) one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then-succeeding 12-month period, provided, however, such requirement will be waived provided that (a) no event of default has occurred and is continuing and (b) the Borrowers provide the lender with reasonably satisfactory evidence (as determined by the lender) that the Workspace Property is insured in accordance with the Workspace Loan documents pursuant to a blanket insurance policy reasonably acceptable to the lender and insuring substantially all of the real property owned, directly or indirectly, by the guarantor (monthly insurance payments are $552,198 for the first four payments and $219,630 thereafter), (iii) $205,933 for replacement reserves, and in the event a Workspace Property is released, the monthly deposit is required to be reduced by an amount equal to one-twelfth of the product of $0.25 and the square footage of the Workspace Property released, and provided further that the Borrowers will not be required to make deposits into the replacement reserve at any time the balance in the replacement reserve is equal to the then current monthly deposit amount times the number of payment dates remaining until the maturity date (provided that the number of payment dates may not exceed 36 or be less than 12 under the Workspace Loan documents), (iv) $1,441,528 for tenant improvements, reasonable legal fees incurred in connection with the negotiation of leases (which is limited to $5,000 per lease in the Workspace Loan documents) and leasing commission costs (the “Rollover Reserve”), and in the event a Workspace Property is released, the monthly deposit is required to be reduced by an amount equal to one-twelfth of the product of $1.75 times the square footage of the Workspace Property that is released, and provided further that the Borrowers will not be required to make deposits into the Rollover Reserve at any time the balance in the Rollover Reserve is equal to the then current monthly deposit amount times the number of payment dates remaining until the maturity date (provided that the number of payment dates may not exceed 18 or be less than 12 under the Workspace Loan documents), and (v) an operating expense reserve deposit equal to the difference between the actual and budgeted expenses during each three month period that the financial reports

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: workspace

delivered pursuant to the Workspace Loan documents show that the actual aggregate expenses are more than 15% less than the budgeted expenses for the prior three month period tested on a quarterly basis (after taking into account any expense savings reasonably documented by the Borrowers). As of the origination date, the Borrowers satisfied conditions for the monthly insurance reserve to be waived.

■	Lockbox and Cash Management. The Workspace Loan Combination is structured with a hard lockbox and in-place cash management. At origination, the Borrowers established a lender-controlled lockbox account. The Borrowers are required to cause all rent and other revenues from the Workspace Properties to be deposited directly into the lockbox account. All funds in the lockbox account (less the reasonable fees of the clearing bank) are required to be swept each business day into a lender-controlled cash management account.

Provided no Cash Sweep Event (as defined below) has occurred, all funds in the cash management account are required to be applied each business day to payments of taxes, insurance, debt service, reserves, and other items required pursuant to the Workspace Loan documents and the remaining cash flow will be released to the Borrowers. In the event only a Cash Sweep Event described in clause (c) or (d) below has occurred, all funds in the cash management account are required to be applied by the lender each business day to payments of taxes, insurance, debt service, reserves, and other items required by the lender and all remaining cash flow will be released to the Borrowers for costs associated with new leases or amendments to leases approved by the lender in accordance with the Workspace Loan documents, but only to the extent all amounts in the Rollover Reserve have been disbursed, and additional cash flow will be held by the lender as additional collateral for the loan. In the event a Cash Sweep Event described in clause (a) or (b) below has occurred, cash flow may be applied in the lender’s sole discretion and may be held by the lender in its sole discretion.

A “Cash Sweep Event” means the occurrence of (a) an event of default, (b) the bankruptcy or insolvency of the Borrowers or property manager, (c) if the debt yield (as calculated in the Workspace Loan documents) falling below 8.40% for the calendar quarter immediately preceding the date of determination, based on the trailing 12-month period or (d) an Extension Sweep Event (as defined below).

A “Cash Sweep Event Cure” means (a) if a Cash Sweep Event exists solely by reason of an event of default, the curing and acceptance of such cure by the lender of the applicable event of default, (b) if a Cash Sweep Event exists solely by reason of a bankruptcy of a property manager, the replacement of such property manager with a qualified manager acceptable to the lender pursuant to a management agreement acceptable to the lender within 60 days or, with respect to an involuntary petition filed against the property manager for which neither the Borrowers, guarantor nor any member or affiliate of the Borrowers or guarantor solicited or caused to be solicited petitioning creditors or consented to or otherwise acquiesced in or joined in such involuntary petition and to the extent there were no adverse consequences to the loan or the property, upon the dismissal of such involuntary action within 60 days, (c) if a Cash Sweep Event exists solely by reason of a debt yield below 8.40%, the achievement of a debt yield for two consecutive quarters of at least 8.65%, based on the trailing 12-month period, (d) if the Cash Sweep Event is caused solely by a bankruptcy or insolvency of the Borrowers based on an involuntary petition against the Borrowers with respect to which neither the Borrowers, guarantor nor any member or affiliate of the Borrowers or guarantor solicited or caused to be solicited petitioning creditors or consented to or otherwise acquiesced in or joined in such involuntary petition, upon the same being discharged, stayed or dismissed within 60 days of such filing, provided that in the lender’s sole discretion such filing does not result in any adverse consequences to the Workspace Loan Combination or the Portfolio or (e) if the Cash Sweep Event is caused by an Extension Sweep Event, the occurrence of an Extension Sweep Cure (as defined below). In no event will the Borrowers have the right to cure a Cash Sweep Event occurring by reason of a Borrower bankruptcy except as set forth above.

An “Extension Sweep Event” means the failure of the Borrowers to satisfy the debt yield requirements in connection with an extension of the Floating Rate Loan, which are 9.00% for the second extension and 9.25% for the third extension. The Borrowers are permitted to prepay a portion of the Workspace Loan Combination in connection with achieving the foregoing debt yield requirements.

An “Extension Sweep Event Cure” means (i) no event of default is continuing and (ii) the earlier to occur of (a) (1) with respect to the second extension term for the Floating Rate Loan, the date on which the debt yield is at least 9.0% and (2) with respect to the third extension term for the Floating Rate Loan, the date on which the debt yield is at least 9.25%, in each case as determined by the lender for the 12 full calendar months ending on the last day of each calendar quarter (provided that the Borrowers are permitted to make a partial prepayment of the Workspace Loan Combination in an amount which would satisfy the foregoing debt yield requirements) and (b) the date on which the

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: workspace

funds in the excess cash flow reserve equal at least an amount sufficient that, if applied to pay down the Workspace Loan Combination, would cause the debt yield tests to be satisfied.

■	Property Management. The Workspace Properties are managed by Workspace Property Management, L.P., a Delaware limited partnership and an affiliate of the Borrowers.

■	Current Mezzanine or Subordinate Indebtedness. Concurrently with the funding of the Workspace Fixed Rate Loan, JPMCB funded a subordinate loan in the amount of $556.8 million to the Borrowers. The subordinate loan was securitized in the Workspace Trust 2018-WPT transaction. The subordinate loan carries an interest rate of 5.34560% per annum and is co-terminus with the Workspace Loan. The Workspace Loan Combination is subject to an intercreditor agreement. Based on the total combined debt of $1.275 billion, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten Net Cash Flow and Debt Yield Based on Underwritten Net Operating Income are illustrated below:

Financial Information

	Workspace Loan	Workspace Loan Combination
Cut-off Date Balance	$40,000,000	$1,275,000,000
Cut-off Date LTV Ratio(1)	35.4%	78.0%
Maturity Date LTV Ratio(1)	35.4%	78.0%
DSCR Based on Underwritten NCF(1)	3.60x	1.63x
Debt Yield Based on Underwritten NOI(1)	21.6%	9.3%

(1)	Based on the Senior Fixed Rate Loan and $115.8 million of the Floating Rate Loan.

■	Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. The Borrowers have the right to obtain the separate release of any one or more of the individual Workspace Properties, at any time during the term of the Workspace Loan Combination following the date that is 60 days after the Closing Date, provided, among other terms and conditions: (i) the Borrowers pay a release price equal to 110% of the allocated loan amount for the individual Workspace Property (if the individual Workspace Property is being sold to a third party) or 115% of the allocated loan amount for the individual Workspace Property (if the individual Workspace Property is being sold to an affiliate of the Borrowers), as applicable, plus the payment of the yield maintenance premium, if applicable; (ii) after giving effect to the release, the debt yield for the remaining individual Workspace Properties is equal to or greater than the greater of (1) the debt yield for all of the Workspace Properties immediately prior to the release based on the trailing 12-month period or (2) 9.9% (as may be adjusted by the lender to account for the payment of any prior release amounts in accordance with the Workspace Loan documents); and (iii) if such release is to an affiliate of a Borrower, after giving effect to such release, the loan-to-value ratio for the Workspace Properties then remaining subject to the lien of the mortgages is equal to or less than the lesser of (1) 78.2% or (2) the loan-to-value ratio of all of the Workspace Properties immediately prior to the release. The Borrowers are permitted to prepay a portion of the related Workspace Loan Combination in order to satisfy the foregoing debt yield and loan-to-value requirements in accordance with the Workspace Loan documents. Twenty-five of the individual properties, as identified under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus, may not be released to an affiliate of the Borrowers except in connection with a release to cure a non-monetary default, and the borrowers are required to deliver updated surveys and appraisals with respect to certain other release parcels identified in the Workspace Loan documents in connection with the release. The Borrowers may also obtain the release of four separate outparcels representing approximately 10.8 acres without the payment of any release price, upon satisfaction of certain terms and conditions set forth in the Workspace Loan documents. In connection with the release of the Miramar parcel (as more specifically identified in the Workspace Loan documents), the Borrowers are permitted to convert the related individual Workspace Property into a condominium, subject to conditions set forth in the Workspace Loan documents. The Borrowers are permitted to prepay a portion of the related Loan Combination in order to satisfy the foregoing debt yield and loan-to-value requirements in accordance with the Workspace Loan documents. Prepayments in connection with a partial release are allocated to the Floating Rate Loan until the Floating Rate Loan is paid in full, prior to any allocation to the Fixed Rate Loan.

With respect to the Workspace Property known as 155 Great Valley Parkway, a tenant has an option to purchase the Workspace Property at a price which is in excess of the release price of 110% of ALA.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: workspace

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to 100.0 of the full replacement cost of the Workspace Properties, plus a business interruption insurance policy that provides 24 months of business interruption coverage with an additional 6-month extended period of indemnity, with no deductible in excess of $100,000 (provided, however, that higher deductibles for damage caused by windstorm and earthquake coverage are permitted so long as such higher deductibles are commercially reasonable and 5% of the total insurable value of the applicable individual property with respect to windstorm and earthquake). Notwithstanding the foregoing, so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 or subsequent statute, reauthorization or extension thereof (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts, the lender will accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: 1800 VINE STREET

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: 1800 VINE STREET

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: 1800 VINE STREET

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GACC
Location (City/State)	Los Angeles, California	Cut-off Date Balance		$34,900,000
Property Type	Office	Cut-off Date Balance per SF		$575.11
Size (SF)	60,684	Percentage of Initial Pool Balance		3.0%
Total Occupancy as of 10/6/2018	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 10/6/2018	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1982 / 2018	Mortgage Rate		4.78500%
Appraised Value(1)	$57,350,000	Original Term to Maturity (Months)		120
Appraisal Date(1)	7/2/2019	Original Amortization Term (Months)		NAP
Borrower Sponsor	Sean Moghavem	Original Interest Only Term (Months)	120
Property Management	Archway Corp.	First Payment Date	8/6/2018
		Maturity Date	7/6/2028

Underwritten Revenues	$3,632,269
Underwritten Expenses	$483,611		Escrows(2)
Underwritten Net Operating Income (NOI)	$3,148,658		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,137,128	Taxes	$139,738	$23,290
Cut-off Date LTV Ratio	60.9%	Insurance	$6,192	$2,064
Maturity Date LTV Ratio	60.9%	Replacement Reserve(3)	$0	$961
DSCR Based on Underwritten NOI / NCF	1.86x / 1.85x	TI/LC(4)	$5,711,113	$0
Debt Yield Based on Underwritten NOI / NCF	9.0% / 9.0%	Other(5)	$3,038,964	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$34,900,000	100.0%	Loan Payoff	$15,094,921	43.3%
			Principal Equity Distribution	10,477,862	30.0
			Reserves	8,896,007	25.5
			Closing Costs	431,211	1.2

Total Sources	$34,900,000	100.0%	Total Uses	$34,900,000	100.0%

(1)	The Appraised Value represents the “as-stabilized” appraised value as of July 2, 2019, which assumes the planned tenant improvement work has been completed, the free rent has burnt off and the leasing commissions are paid. At loan origination, $2,791,464 was reserved for free rent and $5,711,113 was reserved for tenant improvements and leasing commissions with respect to the International Workplace Group (Regus) lease. The “as-is” appraised value is $48,500,000 as of May 2, 2018. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “as-is” appraised value are both 72.0%.

(2)	See “—Escrows” below.

(3)	The Replacement Reserve is subject to a cap of $34,590.

(4)	The lender may from time to time following a termination of the International Workplace Group (Regus) lease reassess its estimate of the required monthly amount required for tenant improvements and leasing commissions.

(5)	The Upfront Other escrow includes $2,791,464 for free rent and $247,500 for parking lease rent.

■	The Mortgage Loan. The mortgage loan (the “1800 Vine Street Loan”) is evidenced by a note in the original principal amount of $34,900,000. The 1800 Vine Street Loan is secured by a first mortgage encumbering the borrower’s fee simple interest in a Class A office building 100.0% leased to International Workplace Group (Regus) (“Regus”), located in Los Angeles, California (the “1800 Vine Street Property”). The 1800 Vine Street Loan was originated by Deutsche Bank AG, acting through its New York Branch (an affiliate of German American Capital Corporation) (“DBNY”) on June 25, 2018 and represents approximately 3.0% of the Initial Pool Balance. The note evidencing the 1800 Vine Street Loan has an outstanding principal balance as of the Cut-off Date of $34,900,000 and an interest rate of 4.78500% per annum. The proceeds of the 1800 Vine Street Loan were primarily used to pay off prior debt, fund reserves, pay origination costs and return equity to the 1800 Vine Street Borrower (as defined below).

The 1800 Vine Street Loan had an initial term of 120 months and has a remaining term of 117 months as of the Cut-off Date. The 1800 Vine Street Loan requires interest only payments for the entire term of the loan. The scheduled maturity date of the 1800 Vine Street Loan is the due date in July 2028. Provided that no event of default has occurred and is continuing under the 1800 Vine Street loan documents, at any time after the earlier of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) June 25, 2021, and on any date before February 6, 2028, the 1800 Vine Street Borrower has the right to defease the 1800 Vine Street Loan in whole, but not in part. The 1800 Vine Street Loan is prepayable without penalty on or after February 6, 2028.

■	The Mortgaged Property. The 1800 Vine Street Property is a newly-renovated, three-story, Class A office building totaling 60,684 SF in Los Angeles, California. As of October 6, 2018, the 1800 Street Vine Property was 100.0% leased to Regus on a triple-net basis through May 2030. The 1800 Vine Street Property was previously owned and occupied by a media company, Prime Focus, which had been at the 1800 Vine Street Property for approximately 10 years. After Prime Focus vacated in 2016, the borrower sponsor acquired the vacant building in March 2016 for $20.4 million. Since acquiring the property, the borrower sponsor has invested over $14.0 million into the project reposition.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: 1800 VINE STREET

The 1800 Vine Street Property is entirely leased to Regus, one of the world’s largest flexible workplace providers with approximately 3,000 locations in approximately 120 countries and operated under their “Spaces” brand. Regus has executed a brand new 12-year lease that will extend through May 2030, approximately two years beyond the 1800 Vine Street Loan maturity date. Regus is currently in the process of investing in excess of $2.4 million ($40 per SF) of their own money to build out the space. The 1800 Vine Street Property also features a 180 parking spaces, including 140 covered spots contracted to Regus at a rate of $150 per spot per month. The 1800 Vine Street Property will offer valet service during business hours, accommodating the additional 40 spaces.

Regus offers on-demand and flexible office space for businesses and individuals, including office space, co-working space, virtual offices and meeting rooms with over 2.3 million members. Regus acquired Spaces, the Netherlands based international co-working space company, in 2015 to compete in the lifestyle segment of the co-working space demographic. With roughly 50 new Spaces locations opened recently in the United States, the company plans to open approximately 150 more locations next year.

The following table presents certain information relating to the sole tenant at the 1800 Vine Street Property:

Owned Tenant Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
International Workplace Group (Regus)	NR/NR/NR	60,684	100.0%	$3,349,757	100.0%	$55.20	5/31/2030	2, 10-year options
Owned Tenant		60,684	100.0%	$3,349,757	100.0%	$55.20
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg. Owned Tenant		60,684	100.0%	$3,349,757	100.0%	$55.20

(1)	Based on underwritten rent roll dated October 6, 2018.

The following table presents certain information relating to the lease rollover schedule at the 1800 Vine Street Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2018	0	0.0	0.0%	0	0.0	$0.00	0
2019	0	0.0	0.0%	0	0.0	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029 & Thereafter	60,684	100.0	100.0%	3,349,757	100.0	$55.20	1
Vacant	0	0.0	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	60,684	100.0%		$3,349,757	100.0%	$55.20	1

(1)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents certain information relating to historical leasing at the 1800 Vine Street Property:

Historical Leased %(1)(2)

	2015	2016	2017	As of 10/6/2018
Owned Space	NAP	NAP	NAP	100.0%

(1)	Based on underwritten rent roll dated October 6, 2018.

(2)	The borrower sponsor acquired the property when it was 100.0% vacant in 2016. Since acquisition, the borrower sponsor has been in progress of completing a significant renovation to secure the long term lease of Regus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: 1800 VINE STREET

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 1800 Vine Street Property:

Cash Flow Analysis(1)(2)(3)

	Underwritten	Underwritten $ per SF
Base Rent	$3,349,757	$55.20
Contractual Rent Steps	0	0.00
Other Income	450,000	7.42
Vacancy & Credit Loss	(167,488)	(2.76)
Effective Gross Income	$3,632,269	$59.86

Real Estate Taxes	$271,336	$4.47
Insurance	24,047	0.40
Management Fee	95,828	1.58
Other Expenses	92,400	1.52
Total Operating Expenses	483,611	$7.97

Net Operating Income	$3,148,658	$51.89
Capital Expenditures	11,530	0.19
Net Cash Flow	$3,137,128	$51.70

Occupancy	95.0%
NOI Debt Yield	9.0%
NCF DSCR	1.85x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Historical cash flows are not available because the 1800 Vine Street Property is in the process of being renovated.

(3)	Based on the underwritten rent roll dated October 6, 2018.

■	Appraisal. According to the appraisal, the 1800 Vine Street Property has an “as-stabilized” appraised value of $57,350,000 as of July 2, 2019, which assumes the planned tenant improvement work has been completed, the free rent has burnt off and the leasing commissions are paid. At loan origination, $2,791,464 was reserved for free rent and $5,711,113 was reserved for tenant improvements and leasing commissions with respect to the Regus lease. The 1800 Vine Street Property had an “as-is” appraised value of $48,500,000 as of May 2, 2018.

Appraisal Approach(1)	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$49,260,000	N/A	5.00%
Discounted Cash Flow Analysis	$47,670,450	7.50%	5.50%(2)

(1)	Based on the “as-is” appraised value.

(2)	Represents the terminal capitalization rate.

■	Environmental Matters. The Phase I environmental report dated May 7, 2018, did not identify any evidence of recognized environmental conditions at the 1800 Vine Street Property.

■	Market Overview and Competition. The 1800 Vine Street Property is located in Los Angeles, California in the Hollywood submarket within Los Angeles County. The 1800 Vine Street Property is visible from Highway 101 with an estimated 500,000 vehicles passing per day. Large media, technology and entertainment users absorbed 220,581 SF, the majority concentrated in Culver City (183,497 SF). West LA and Hollywood/Wilshire Corridor totaled 87% of positive net absorption for the Greater Los Angeles (GLA) market over the past four quarters. These two submarkets combined for more than 1.0 million SF of positive net absorption along with 1.5 million SF of new construction deliveries. More than 1.0 million SF remained underway geared towards the demand of these tenants. Santa Monica, Culver City, Century City, West Hollywood, Hollywood and Beverly Hills were the strongest performers quarter over quarter.

According to the appraisal, overall vacancy in the Los Angeles County market and the Hollywood submarket was 14.9% and 16.0%, respectively, as of the first quarter of 2018. According to the appraisal, as of the first quarter of 2018, new supply under construction in the Los Angeles County market stood at approximately 2.1 million SF. As of first quarter of 2018, the total office average asking rent for the Hollywood submarket was $36.60 per SF annually. Hollywood has the fourth highest asking rent of the Los Angeles County submarkets.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: 1800 VINE STREET

The following table presents certain information relating to lease comparables for the 1800 Vine Street Property:

Office Lease Comparables(1)

Property Name/Location	Year Built / Renovated	Occupancy	Total NRA (SF)	Tenant Name	Lease Date/Term	Lease Area (SF)	Initial Annual Base Rent PSF/Mo
1800 Highland 1800 N Highland Avenue, Los Angeles, CA	1964/2007	86%	86,800	Live Nation Live Nation Soothe Inc	Apr 2018 / 5.2 Yrs Nov 2017 / 6.0 Yrs Aug 2016 / 5.3 Yrs	20,711 25,249 12,771	$4.50 $4.15 $4.15

CNN Building 6430 W Sunset Boulevard, Los Angeles, CA	1968	89%	204,122	Casper	Feb 2017 / 5.3 Yrs	5,633	$4.65

Vine Street Tower 1601 North Vine Street, Los Angeles, CA	2017	100%	128,624	WeWork	Dec 2017 / 12.0 Yrs	65,000	$4.85

Columbia Square 1575 N. Gower, n/o Sunset, Hollywood (Los Angeles), CA	2016	95%	634,690	Global Brands Group Legend 3D Viacom Legend 3D	Sep 2017 / 10.0 Yrs Jan 2017 / 10.1 Yrs Jan 2017 / 12.0 Yrs Jan 2016 / 10.1 Yrs	75,320 30,000 179,854 27,000	$5.11 $5.25 $4.97 $5.25

Icon 5808 W. Sunset Boulevard, Los Angeles, CA	2017	100%	323,273	Netflix	Jan 2017 / 12.0 Yrs	323,273	$4.65
Hollywood Creative 1377 N. Serrano Avenue, Los Angeles, CA	2016	100%	68,834	ZestFinance, Inc.	July 2016 / 10.8 Yrs	68,834	$3.65

(1)	Source: Appraisal.

■	The Borrower. The borrower for the 1800 Vine Street Loan is Arch Vine, LLC, a Delaware limited liability company and a special purpose entity with one independent director (the “1800 Vine Street Borrower”). Legal counsel to the 1800 Vine Street Borrower delivered a non-consolidation opinion in connection with the origination of the 1800 Vine Street Loan. Sean Moghavem is the guarantor of certain nonrecourse carve-outs under the 1800 Vine Street Loan.

The borrower sponsor is Sean Moghavem, who serves as president of Archway Holdings Corp. Sean Moghavem has over 30 years of combined experience in commercial real estate acquisitions, management, entitlement and dispositions as well as venture capital and private equity, and oversees the entire operations of Archway Holdings Corp. (“Archway”). Archway is a privately held real estate investment group based in Beverly Hills, California, which acquires commercial real estate in California, Arizona and Texas. Archway is a vertically integrated company with expertise in various facets of real estate investment management including: acquisition, finance, leasing, re-development and entitlement operations across a variety of asset types including medical office, general/creative office, industrial, retail, multifamily and raw land.

■	Escrows. In connection with the origination of the 1800 Vine Street Loan, the 1800 Vine Street Borrower funded reserves of (i) $139,738 for real estate taxes, (ii) $6,192 for insurance premiums, (iii) $5,711,113 for outstanding tenant improvements and leasing commissions with respect to Regus lease, (iv) $2,791,464 for free rent and (v) $247,500 for parking lease rent.

The 1800 Vine Street Loan documents require monthly reserve deposits for real estate taxes in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months, initially $23,290. The 1800 Vine Street Loan documents require ongoing monthly escrows for insurance premiums in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable during the next 12 months, which is initially $2,064. The 1800 Vine Street Loan documents require monthly reserve deposits for capital expenditures in the amount of $961, which are capped at $34,590.

■	Lockbox and Cash Management. The 1800 Vine Street Loan is structured with a springing lockbox and springing cash management. From and after the first occurrence of a Trigger Period (as defined below), the 1800 Vine Street Borrower will establish a clearing account to be maintained at all times after the occurrence of the Trigger Period. The 1800 Vine Street Borrower was required at origination to deliver letters to all tenants at the 1800 Vine Street Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the 1800 Vine

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: 1800 VINE STREET

Street Borrower or the manager are required to be deposited in the lockbox account within three business days following receipt. Funds on deposit in the lockbox account are required to be swept daily into a lender-controlled cash management account and if a Trigger Period is not continuing, funds deposited into the clearing account are required to be swept on a daily basis into the 1800 Vine Street Borrower’s operating account.

A “Trigger Period” will commence upon the occurrence of (i) an event of default under the 1800 Vine Street Loan, (ii) the commencement of a Low Debt Service Period (as defined below) or (iii) the commencement of a Lease Sweep Period.

A “Low Debt Service Period” will commence if (i) the debt service coverage ratio falls below 1.15x and will end if the 1800 Vine Street Property has achieved a Debt Service Coverage Ratio of at least 1.20x for two consecutive Calculation Dates.

A “Lease Sweep Period” will commence upon the occurrence of: (a) (i) the date that is 12 months prior to the expiration of a Lease Sweep Lease (as defined below) or (ii) upon the date required under the Lease Sweep Lease by which the Sweep Tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) upon the early termination, early cancellation or early surrender of a Lease Sweep Lease or upon the 1800 Vine Street Borrower’s receipt of written notice by a Sweep Tenant (as defined below) of its intent to effect an early termination, early cancellation or early surrender of its Lease Sweep Lease; (c) if a Sweep Tenant has ceased operating its business at the 1800 Vine Street Property (i.e., “goes dark”) at 80% or more of its space at the 1800 Vine Street Property; (d) upon a monetary or material, non-monetary default under a Lease Sweep Lease by a Sweep Tenant beyond any applicable notice and cure period, or (e) upon a bankruptcy or insolvency proceeding of a Sweep Tenant.

A Lease Sweep Period will end once the applicable Lease Sweep Period has been cured or (1) at least 80% of the space demised under the Lease Sweep Lease has been re-tenanted pursuant to one or more “qualified leases” as defined in the 1800 Vine Street Loan documents providing for rental amounts equal to the rent paid under the original Lease Sweep Lease, (2) at least 65% of the space demised under the Lease Sweep Lease has been re-tenanted pursuant to one or more “qualified leases” and the 1800 Vine Street Property has achieved a DSCR of at least 1.30x for two consecutive quarters or (3) the space demised under the Lease Sweep Lease has been re-tenanted pursuant to one or more “qualified leases” (or, if applicable, the applicable Lease Sweep Lease has been renewed pursuant to its terms) and, in lender’s judgment, sufficient funds have been accumulated in the lease sweep reserve to cover all anticipated tenant improvement and leasing commissions and free and/or abated rent in connection therewith (and any operating shortfalls relating to the delay in the commencement of full rent payments).

A “Lease Sweep Lease” refers to RGN-Los Angeles XXII, LLC or any replacement lease covering a majority of the space currently demised under such lease.

A “Sweep Tenant” means any tenant under a Lease Sweep Lease or its indirect or direct parent company (if applicable).

■	Property Management. The 1800 Vine Street Property is managed by Archway Corp. The lender may require 1800 Vine Street Borrower to replace the property manager with (x) an unaffiliated qualified manager selected by the 1800 Vine Street Borrower or (y) another property manager chosen by the 1800 Vine Street Borrower and approved by the lender (provided, that such approval may be conditioned upon delivering a rating agency confirmation from each applicable rating agency as to such new property manager and management agreement) upon the occurrence of any one or more of the following events: (i) at any time following the occurrence of an event of default under the 1800 Vine Street Loan documents, (ii) if the property manager defaults under the management agreement beyond any applicable notice and cure period, (iii) if property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding, or (iv) if at any time the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds.

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Future Mezzanine or Subordinate Indebtedness. Not permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: 1800 VINE STREET

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The 1800 Vine Street Loan documents require that the “all risk” insurance policy required to be maintained by the 1800 Vine Street Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 1800 Vine Street Property, or that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect and such policies contain an exclusion for acts of terrorism, the 1800 Vine Street Borrower will obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

 LOAN #10: ONE AMERICAN PLACE

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

 LOAN #10: ONE AMERICAN PLACE

One American Place

Floor											
24	Breazeale, Sachse & Wilson 14,372 SF – 11/2029										
23	Breazeale, Sachse & Wilson 14,372 SF – 11/2029										
22	RGN-Baton Rouge I, LLC 14,707 SF – 11/2025										
21	Bradley Murchison Kelly Sh 3,663 SF – 12/2022	Erlingson Banks, PLLC 4,134 SF – 6/2020	Bradley Murchison Kelly Sh 1,143 SF – 12/2022	KPMG LLP 329 SF – 3/2024	KPMG LLP 5,438 SF – 3/2024						
20	FG LA LLC 5,042 SF – 8/2020	Louisiana Chemical Assn 6,279 SF – 12/2020	BlueHenge Capital 3,042 SF – 11/2023								
19	Breazeale, Sashse & Wilson 8,268 SF – 11/2029	Breazeale, Sashse & Wilson 1,507 SF – 11/2029	Jones, Swanson & Huddell 1,388 SF – 12/2018	Vacant 1,237 SF	Foley & Judell, L.L.P. 1,749 SF – 7/2019						
18	Capital One Bank, N.A. 14,378 SF – 10/2021										
17	Capital One Bank, N.A. 14,378 SF – 10/2021										
16	Kelly Hart & Hallman LLP 5,307 SF – 3/2020	Associated Office Systems 1,450 SF – 9/2019	Bridal Glory International 1,637 SF – 8/2019	Law Office of Emile C. Rol 795 SF – 11/2018	Stewart, Robbins & Brown 3,366 SF – 8/2022	National Fish and Wildlife 1,823 SF – 7/2019					
15	Ryan, LLC 4,746 SF – 7/2019	Vacant 791 SF	Dent Group, LLC 2,281 SF – 4/2023	Bank of New York Mellon Tr 1,623 SF – 4/2021	McGlinchey Stafford PLLC 4,706 SF – 5/2024						
14	McGlinchey Stafford PLLC 14,378 SF – 5/2024										
13	McGlinchey Stafford PLLC 14,378 SF – 5/2024										
12	Level 3 Communications Inc 4,687 SF – 10/2021	Vacant 989 SF	McGlinchey Stafford PLLC 5,341 SF – 5/2024	McGlinchey Stafford, PLLC 3,163 SF – 5/2024							
11	Produced Water Transfer 4,768 SF – 10/2021	Michael L. Jackson Attorne 1,542 SF – 5/2020	Stone Pigman Walther Wittm 4,951 SF – 4/2022	Produced Water Transfer 2,382 SF – 10/2021	Gordon, Arata, Montgomery 793 SF – 1/2019						
10	AARP 5,031 SF – 1/2019	Bellsouth 2,860 SF – 8/2023	Southwestern Electric Power 1,880 SF – 11/2020	Bellsouth 1,270 SF – 8/2023	Louisiana Board of Veterin 1,990 SF – 7/2020	Vacant 1,486 SF					
9	Trinity Consultants, Inc. 6,000 SF – 11/2022	Erlingson Banks, PLLC 1,799 SF – 6/2025	Bonton Associates, LLC 1,956 SF – 8/2018	Key Management Group, LLC 3,340 SF – 6/2020							
8	Moffatt & Nichol 3,430 SF – 3/2021	Tiger Turpin Petroleum, LL 915 SF – 12/2018	Murray & Murray Law Firm 3,968 SF – 4/2019	Harrison Law, LLC 1,975 SF – 7/2019	Civil Solutions Consulting 3,681 SF – 12/2020						
7	Office of the Governor 4,998 SF – 6/2020	Vacant 10,137 SF									
6	Louisiana Ambulance Allian 2,641 SF – 11/2022	Vacant 11,542 SF									
1	Capital One Bank N.A. 6,839 SF 1/2028	Advance Local Media, LLC 2,428 SF 2/2019	SP Plus Corporation 423 SF 6/2021	Janitor Storage 699 SF	Level 3 Communications 3,942 SF – 7/2019	Management Office 790 SF	Vacant 4,461 SF	A. Frederick Peterson 1,629 SF 9/2020	Vacant 4,670 SF	B.R. Smoothie, LLC 1,129 SF 12/2020	Subway Real Estate, LLC 1,438 SF 3/2024
Storage	Bradley Murchison Kelly Sh 380 SF	Kelly Hart & Hallman LLP 266 SF	A. Frederick Peterson 422 SF	Erlingson Banks, PLLC 203 SF	Maintenance Storage 2,728 SF	Breazeale, Sashse & Wilson 1,802 SF	Breazeale, Sashse & Wilson 3,350 SF	Capital One Bank, N.A. 5,141 SF	McGlinchey Stafford, PLLC 1,146 SF	Capital One Bank, N.A. 11,655 SF	Vacant 5,321 SF

VACANT | BUILDING | 2018 – 2019 | 2020 – 2021 | 2022+

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

 LOAN #10: ONE AMERICAN PLACE

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

 LOAN #10: ONE AMERICAN PLACE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		JPMCB
Location (City/State)	Baton Rouge, Louisiana	Cut-off Date Balance		$31,464,484
Property Type	Office	Cut-off Date Balance per SF		$94.46
Size (SF)	333,084	Percentage of Initial Pool Balance		2.7%
Total Occupancy as of 8/10/2018(1)	87.8%	Number of Related Mortgage Loans		None
Owned Occupancy as of 8/10/2018(1)	87.8%	Type of Security		Fee Simple
Year Built / Latest Renovation	1974 / 2003	Mortgage Rate		5.34200%
Appraised Value(2)	43,500,000	Original Term to Maturity (Months)		60
Appraisal Date	6/14/2018	Original Amortization Term (Months)		360
Borrower Sponsor	Gemini-Rosemont Realty LLC	Original Interest Only Period (Months)	NAP
Property Management	Latter & Blum Property Management, Inc.	First Payment Date	10/1/2018
		Maturity Date	9/1/2023

Underwritten Revenues(1)	$6,373,399
Underwritten Expenses	$2,693,733	Escrows(3)
Underwritten Net Operating Income (NOI)	$3,679,666		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,271,326	Taxes	$328,844	$32,884
Cut-off Date LTV Ratio(2)	72.3%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	67.1%	Replacement Reserve	$5,551	$5,551
DSCR Based on Underwritten NOI / NCF	1.74x / 1.55x	TI/LC	$850,000	$48,575
Debt Yield Based on Underwritten NOI / NCF	11.7% / 10.4%	Other(4)	$832,486	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$31,500,000	93.6%	Loan Payoff	$31,500,000	93.6%
Principal’s New Cash Contribution	2,167,816	6.4	Reserves	2,016,881	6.0
			Closing Costs	150,935	0.4
Total Sources	$33,667,816	100.0%	Total Uses	$33,667,816	100.0%

(1)	Total Occupancy and Owned Occupancy are as of August 10, 2018 and Underwritten Revenues are inclusive of 3,042 SF associated with BlueHenge Capital, which has executed its lease but is not yet in occupancy or paying rent. BlueHenge Capital is scheduled to take occupancy and will begin paying rent on December 1, 2018.

(2)	The Appraised Value represents the “Hypothetical Market Value As Is” as of June 14, 2018, which assumes $423,709 in outstanding tenant improvements for Breazeale, Sachse & Wilson and $850,000 in unspecified future leasing costs have been funded or escrowed. The “as-is” appraised value for the One American Place Property (as defined below) is $42,200,000 as of June 14, 2018. Based on the “as-is” appraised value, the Cut-off Date LTV Ratio and the Maturity Date LTV Ratio are 74.6% and 69.2%, respectively.

(3)	See “—Escrows” below.

(4)	The Upfront Other Escrows includes approximately $807,132 for outstanding tenant improvements and leasing commissions and an additional $25,354 for free rent.

■	The Mortgage Loan. The mortgage loan (the “One American Place Loan”) is evidenced by a note in the original principal amount of $31,500,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in an 333,084 SF Class A office property located in Baton Rouge, Louisiana (the “One American Place Property”). The One American Place Loan was originated by JPMCB on August 15, 2018, and represents approximately 2.7% of the Initial Pool Balance. The note evidencing the One American Place Loan has an outstanding principal balance as of the Cut-off Date of $31,464,484 and an interest rate of 5.34200% per annum. The proceeds of the One American Place Loan were primarily used to refinance the One American Place Property, fund reserves and pay closing costs.

The One American Place Loan had an initial term of 60 months and has a remaining term of 59 months as of the Cut-off Date. The One American Place Loan requires payments of principal and interest sufficient to amortize the One American Place Loan over a 30-year amortization schedule. The scheduled maturity date of the One American Place Loan is the due date in September 2023. Provided that no event of default has occurred and is continuing under the One American Place Loan documents, at any time after September 30, 2019, the One American Place Loan may be prepaid in full, provided the applicable prepayment is accompanied by payment of the greater of 1% of the unpaid principal balance or a yield maintenance premium (as described in the One American Place Loan documents). Provided that no event of default has occurred and is continuing under the One American Place Loan documents, voluntary prepayment of the One American Place Loan without a prepayment premium or yield maintenance charge is permitted on or after September 1, 2021.

■	The Mortgaged Property. The One American Place Property consists of a 24-story, Class A office building located in Baton Rouge, Louisiana. The One American Place Property located two blocks from the state capitol building and is the tallest privately owned building in the Baton Rouge central business district (“CBD”) with panoramic views of the Mississippi River. The One American Place Property was originally constructed in 1974 and, according to the borrower sponsor, has since undergone extensive renovations. The last major renovation took place in 2003, with a number of additional capital improvements having been made through the first quarter of 2018. From 2011 through the first quarter of 2018, approximately $819,000 was invested by the current owner to renovate the One American Place Property’s walkways, control systems, windows, rooftops, restrooms, vacant suites, and common areas. The

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

 LOAN #10: ONE AMERICAN PLACE

One American Place Property also includes a 417-space parking garage utilized as primary parking, resulting in a parking ratio of approximately 1.25 spaces per 1,000 SF.

As of August 10, 2018, the One American Place Property was 87.8% leased to 52 tenants. The One American Place Property has experienced an average occupancy of over 85.0% since 2015. Additionally, the remaining weighted average lease term as of the Cut-off Date for the top three tenants (41.8% of NRA) is approximately 7.3 years, which extends beyond the term of the One American Place Loan.

The largest tenant by underwritten base rent, Capital One Bank, N.A., leases a total of 52,391 SF (15.7% of the NRA) through January 2028 (23,635 SF) and October 2021 (28,756 SF) and has been at the property since 2011. Capital One Bank, N.A. is a financial services and products company that’s offers a wide array of banking/lending solutions for personal, business, government sector, and commercial clients. Capital One Bank, N.A. is a Fortune 500 company and is one of the nation’s top 10 largest banks according to the company’s website. Capital One Bank, N.A. has locations primarily in the states of New York, New Jersey, Texas, Louisiana, Maryland, Virginia, and the District of Columbia. According to Capital One Bank, N.A.’s annual report for 2017 there were approximately 49,300 employees (up 4.2% from 2016), total revenue for year-end 2017 saw positive growth with an increase of 6.8% from 2016 to approximately $27.2 billion. Capital One Bank, N.A. accounts for approximately 17.0% of the underwritten base rent and each of its leases provide for either one five-year or one ten-year renewal option.

The second largest tenant by underwritten base rent, McGlinchey Stafford, PLLC, leases 43,112 SF (12.9% of the NRA) through May 2024 and has been at the property since 2004. McGlinchey Stafford, PLLC is a full service law firm that provides legal solutions in 34 different practice areas. Founded in 1974 in New Orleans, Louisiana McGlinchey Stafford, PLLC employs approximately 200 attorneys based around 14 different offices within the U.S. McGlinchey Stafford, PLLC is nationally ranked in three practice areas: commercial litigation, litigation-banking & finance, and financial services regulation law. The firm is also regionally ranked in an additional 49 practice areas. McGlinchey Stafford, PLLC accounts for approximately 15.7% of underwritten base rent with two five-year renewal options.

The third largest tenant by underwritten base rent, Breazeale, Sachse & Wilson, leases a total of 43,671 SF (13.1% of the NRA) through November 2029 (38,519 SF) and November 2024 (5,152 SF) and has been at the property since 1994. Established in 1928 in Baton Rouge, Louisiana, Breazeale, Sachse & Wilson is a full-service law firm providing legal solutions in 49 different practice areas. The firm operates primarily in the state of Louisiana and has achieved regional ranking recognition in 27 practice areas. With over 70 attorneys, the firm is the one of the largest law firms in the state, and one of the largest law firms in the southern U.S. Breazeale, Sachse & Wilson accounts for approximately 13.9% of underwritten base rent with each of its leases having either two successive five-year renewal options or one ten-year renewal option.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

 LOAN #10: ONE AMERICAN PLACE

The following table presents certain information relating to the major tenants at the One American Place Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Capital One Bank, N.A.(3)(4)	A- / Baa1 / BBB	52,391	15.7%	$1,014,830	17.0%	$19.37	Various	Various
McGlinchey Stafford, PLLC(5)	NR/NR/NR	43,112	12.9%	937,004	15.7%	$21.73	5/31/2024	2, 5-year options
Breazeale, Sachse & Wilson(6)(7)	NR/NR/NR	43,671	13.1%	826,903	13.9%	$18.93	Various	Various
RGN-Baton Rouge I, LLC(8)	NR/NR/NR	14,707	4.4%	352,968	5.9%	$24.00	11/30/2025	2, 5-year options
Level 3 Communications Inc(9)	NR/NR/BB	8,629	2.6%	209,006	3.5%	$24.22	Various	Various
Louisiana Chemical Assn	NR/NR/NR	6,279	1.9%	141,278	2.4%	$22.50	12/31/2020	1, 5-year option
Produced Water Transfer	NR/NR/NR	7,150	2.1%	129,892	2.2%	$18.17	10/31/2021	N/A
Erlingson Banks, PLLC(10)	NR/NR/NR	6,136	1.8%	119,860	2.0%	$19.53	Various	Various
KPMG LLP	NR/NR/NR	5,767	1.7%	117,861	2.0%	$20.44	3/31/2024	2, 5-year options
Trinity Consultants, Inc.	NR/NR/NR	6,000	1.8%	108,000	1.8%	$18.00	11/30/2022	2, 5-year options
Ten Largest Owned Tenants		193,842	58.2%	$3,957,601	66.3%	$20.42
Remaining Tenants(11)		98,608	29.6%	2,008,292	33.7%	$21.28
Vacant		40,634	12.2%	0	0.0%	$0.00
Total / Wtd. Avg. All Tenants Owned(11)		333,084	100.0%	$5,965,894	100.0%	$20.70

(1)	Based on the underwritten rent roll dated August 10, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Capital One Bank, N.A. leases 28,756 SF through October 2021 and 23,635 SF of space through January 2028.

(4)	Each of the Capital One Bank, N.A. leases has a five-year or a ten-year renewal option.

(5)	McGlinchey Stafford, PLLC has the right to terminate its lease with respect to approximately 1,146 SF of storage space at any time with 30 days’ notice.

(6)	Breazeale, Sachse & Wilson leases 38,519 SF through November 2029 and 5,152 SF through November 2024.

(7)	Breazeale, Sachse & Wilson has (i) two successive five year renewal options or (ii) one, ten year renewal option. Breazeale, Sachse & Wilson also has the right to terminate its lease with respect to approximately 5,152 SF of storage space at any time with 30 days’ notice.

(8)	RGN-Baton Rouge I, LLC has the right to terminate its lease in May 2020 with 180 days’ notice and the payment of a termination fee.

(9)	Level 3 Communications Inc leases 3,942 SF through July 2019 with one, five year renewal option and 4,687 SF through October 2021 with two, five year renewal options.

(10)	Erlingson Banks, PLLC leases 4,134 SF through June 2020 with no renewal or extension options, 1,799 SF through June 2025 with one five year renewal option and 203 SF on a month-to-month basis.

(11)	Remaining Tenants is inclusive of approximately 4,217 SF associated with a management office, maintenance storage and janitor storage closet. These spaces are represented as occupied square footage with no attributable UW Base Rent. UW Base Rent $ per SF is calculated net of such amenity space tenants.

The following table presents the lease rollover schedule at the One American Place Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	2,417	0.7%	0.7%	$25,152	0.4%	$10.41	8
2018	5,054	1.5%	2.2%	115,424	1.9%	$22.84	5
2019	29,542	8.9%	11.1%	655,748	11.0%	$22.20	14
2020	40,951	12.3%	23.4%	874,242	14.7%	$21.35	12
2021	46,069	13.8%	37.2%	1,049,288	17.6%	$22.78	7
2022	21,764	6.5%	43.8%	424,555	7.1%	$19.51	6
2023	9,453	2.8%	46.6%	205,088	3.4%	$21.70	3
2024	54,323	16.3%	62.9%	1,105,937	18.5%	$20.36	4
2025	16,506	5.0%	67.9%	388,948	6.5%	$23.56	2
2026	0	0.0%	67.9%	0	0.0%	$0.00	0
2027	0	0.0%	67.9%	0	0.0%	$0.00	0
2028	23,635	7.1%	75.0%	331,875	5.6%	$14.04	1
2029 & Thereafter(3)	42,736	12.8%	87.8%	789,639	13.2%	$20.50	1
Vacant	40,634	12.2%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(3)	333,084	100.0%		$5,965,894	100.0%	$20.70	63

(1)	Based on the underwritten rent roll dated August 10, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Approximately 4,217 SF is associated with a management office, maintenance storage and janitor storage closet. These spaces are represented as occupied square footage with no attributable UW Base Rent. UW Base Rent $ per SF and # of Expiring Leases is calculated net of such amenity space tenants.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

 LOAN #10: ONE AMERICAN PLACE

The following table presents certain information relating to historical leasing at the One American Place Property:

Historical Leased %(1)

	2015	2016	2017	As of 8/10/2018(2)(3)
Owned Space	85.5%	85.0%	86.3%	87.8%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated August 10, 2018.

(3)	Occupancy as of August 10, 2018 is inclusive of 3,042 SF associated with BlueHenge Capital, which has executed its lease but is not yet in occupancy or paying rent. BlueHenge Capital is scheduled to take occupancy and begin paying rent on December 1, 2018.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the One American Place Property:

Cash Flow Analysis(1)

	2015	2016	2017	TTM 5/31/2018	Underwritten(3)	Underwritten $ per SF(3)
Base Rent	$5,551,971	$5,681,125	$5,440,192	$5,921,906	$5,965,894	$17.91
Gross Up Vacancy	0	0	0	0	772,874	2.32
Reimbursements	476,685	515,229	416,638	479,823	460,297	1.38
Gross Revenue	$6,028,656	$6,196,354	$5,856,830	$6,401,729	$7,199,064	$21.61

Vacancy & Credit Loss	0	8,220	10,801	9,853	(825,666)	(2.48)
Effective Gross Income	$6,028,656	$6,204,574	$5,867,631	$6,411,582	$6,373,399	$19.13

Real Estate Taxes	$256,956	$256,479	$223,336	$247,458	$256,480	$0.77
Insurance	74,940	77,291	76,505	82,688	87,119	0.26
Management Fee	109,412	112,284	120,986	115,220	191,202	0.57
Other Operating Expenses	1,843,334	1,985,572	1,913,333	2,139,143	2,158,932	6.48
Total Operating Expenses	$2,284,642	$2,431,626	$2,334,160	$2,584,509	$2,693,733	$8.09

Net Operating Income	$3,744,014	$3,772,948	$3,533,471	$3,827,072	$3,679,666	$11.05
TI/LC	0	0	0	0	341,723	1.03
Capital Expenditures	0	0	0	0	66,617	0.20
Net Cash Flow	$3,744,014	$3,772,948	$3,533,471	$3,827,072	$3,271,326	$9.82

Occupancy(2)	85.5%	85.0%	86.3%	82.6%	88.5%(4)
NOI Debt Yield	11.9%	12.0%	11.2%	12.2%	11.7%
NCF DSCR	1.78x	1.79x	1.68x	1.81x	1.55x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Historical Occupancy is as of December 31 of each respective year unless otherwise specified.

(3)	Underwritten Base Rent includes escalations through May 2019.

(4)	Underwritten Occupancy represents the underwritten economic vacancy of 11.5% and is inclusive of 3,042 SF associated with BlueHenge Capital, which has executed its lease but is not yet in occupancy or paying rent. BlueHenge Capital is scheduled to take occupancy and begin paying rent on December 1, 2018.

■	Appraisal. According to the appraisal, as of an effective date of June 14, 2018, the One American Place Property had an “as-is” appraised value of $42,200,000 and an “Hypothetical Market Value as if Funded” of $43,500,000. The “hypothetical” value assumes $423,709 in outstanding tenant improvements for Breazeale, Sachse & Wilson and $850,000 in unspecified future leasing costs have been funded or escrowed.

Appraisal Approach	As-Is Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$42,200,000	N/A	8.00%

■	Environmental Matters. According to a Phase I environmental report dated August 2, 2018, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the One American Place Property, other than the maintenance of the existing asbestos operations and maintenance plan.

■	Market Overview and Competition. The One American Place Property is located in the North CBD submarket within the Baton Rouge Office Market. The One American Place Property has access to Interstate 110 and Interstate 10, approximately 0.4 miles east and 0.9 miles south of the property, respectively. Interstate 110 provides access to the

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

 LOAN #10: ONE AMERICAN PLACE

Baton Rouge Metropolitan Airport, which is approximately eight miles to the north, and Interstate 10 provides access to New Orleans to the east and Lafayette to the west. The One American Place Property is located approximately 2.5 miles north of Louisiana State University, home to approximately 31,409 students. Further, the One American Place Property is two blocks from the state capital building and three blocks from the Mississippi River. According to the appraisal, the estimated 2017 population within a one-, three- and five-mile radius of the One American Place Property was 3,843, 56,609 and 139,676, respectively. The estimated median 2017 household income within a one-, three- and five-mile radius of the One American Place Property was $29,471, $27,141 and $29,237, respectively.

According to the appraisal, the One American Place Property is located in the North CBD submarket. As of the first quarter of 2018, the North CBD submarket contained approximately 1.1 million SF of Class A office space. As of the first quarter of 2018, the Class A office space in the North CBD submarket had a vacancy rate of 6.8% and average asking rents of $21.00 per SF. The appraisal identified four comparable office leases in the submarket in buildings ranging in size from 172,574 SF to 317,415 SF. Asking rents for the comparable leases ranged from $21.00 per SF to $28.50 per SF with a weighted average of approximately $22.77 per SF. The appraisal’s concluded office market rent is $22.00 which is in line with underwritten base rent per square foot on the One American Place Property.

Office Lease Comparables(1)

Property Name	Property Location	Lease Date	GLA (SF)	Lease Term (years)	Base Rent per SF	Lease Type
One American Place(2)	Baton Rouge, LA	Various	333,084	16.0	$20.70	Gross, NNN
Chase South Tower	Baton Rouge, LA	May-18	15,500	5.0	$21.00	Full Service
Riverside Tower North	Baton Rouge, LA	Apr-16	7,480	5.0	$23.50	Full Service
City Plaza – Baton Rouge	Baton Rouge, LA	Aug-16	5,525	N/A	$22.75	Full Service
II City Plaza	Baton Rouge, LA	Mar-18	3,861	N/A	$28.50	Full Service

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated August 10, 2018.

The following table presents certain information relating to sales comparables for the One American Place Property:

Office Building Sales Comparables(1)

Property Name	Property Location	Rentable Area (SF)	Sale Date	Sale Price
One American Place(2)	Baton Rouge, LA	333,084	N/A	N/A
Royal Oaks Centre	Houston, TX	232,108	Dec-17	$24,000,000
Concord Center	Birmingham, AL	153,000	Nov-17	$22,950,000
Trustmark Centre	Memphis, TN	163,446	Nov-17	$19,700,000
Grandview II	Birmingham, AL	149,463	Jan-17	$24,100,000
Centennial Tower	Atlanta, GA	637,009	Aug-15	$68,800,000

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated August 10, 2018.

■	The Borrower. The borrower is One American Place Operating LLC, a Delaware limited liability company and a single purpose entity structured to be bankruptcy remote, with one independent director. Legal counsel to the borrower-sponsor delivered a non-consolidation opinion in connection with the origination of the One American Place Loan. The nonrecourse carve-out guarantor is Gemini-Rosemont Realty LLC, a Delaware limited liability company.

■	Escrows. In connection with the origination of the One American Place Loan, the borrower funded reserves of (i) $807,132 for outstanding TI/LCs (ii) $850,000 for future TI/LCs, (iii) $328,844 for real estate taxes, (iv) $25,354 for a free rent reserve and (v) $5,551 for replacement reserves.

       Additionally, on each monthly due date, the borrower is required to fund the following reserves with respect to the One American Place Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates (initially $32,884) will be necessary to pay taxes over the then succeeding 12-month period, (ii) a TI/LC rollover reserve in an amount equal to $48,575, (iii) a replacement reserve in an amount equal to $5,551 and (iv) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

 LOAN #10: ONE AMERICAN PLACE

premiums upon the expiration of the insurance policies. Notwithstanding the foregoing, (i) monthly insurance escrows are waived so long as (A) no event of default has occurred and is continuing and (B) the One American Place Property is covered by an acceptable blanket policy satisfying the requirements of the One American Place Loan documents (which is currently the case) and the lender receives satisfactory evidence that all premiums have been paid when due, and (ii) monthly tax escrows are waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the taxes have been paid.

■	Lockbox and Cash Management. The One American Place Loan documents require a hard lockbox and springing cash management. All rents and other payments are required to be deposited directly into a clearing account controlled by the lender. Prior to the occurrence of a Cash Sweep Event (as defined below), all funds in the clearing account (other than any required “minimum balance”) are required to be transferred daily to an account maintained by the borrower. Upon the occurrence and during the continuance of a Cash Sweep Event, all funds in the clearing account are required to be transferred once every business day into a cash management account controlled by the lender and disbursed in accordance with the One American Place Loan documents.

A “Cash Sweep Event” will commence upon the occurrence of (i) an event of default under the One American Place Loan documents, (ii) any bankruptcy or insolvency action of the borrower or property manager, (iii) the date on which the debt service coverage ratio (as calculated in the One American Place Loan documents), based on the trailing three month period, is less than 1.15x (a “DSCR Trigger Event”) or (iv) a Tenant Termination Trigger Event (as defined below).

A “Tenant Termination Trigger Event” will commence if Capital One Bank, N.A.; (i) gives notice that it does not intend to renew its lease or fails to renew its lease twelve months prior to the October 31, 2021 expiration or (ii) “goes dark”, vacates or abandons the premises demised pursuant to its lease or gives notice of its intention to do any of the foregoing.

A Cash Sweep Event will end on the date: (a) if the Cash Sweep Event is caused solely by the occurrence of a DSCR Trigger Event, the achievement of a DSCR of 1.20x or greater for two consecutive quarters based upon the trailing three month period immediately preceding the date of determination, (b) if the Cash Sweep Event is caused solely by an event of default, the acceptance by the lender of a cure of such event of default (which cure lender is not obligated to accept and may reject or accept in its sole and absolute discretion), (c) if the Cash Sweep Event is caused solely by a bankruptcy action of property manager, if borrower replaces the property manager with a qualified manager under a replacement management agreement or the dismissal of such proceedings without material adverse consequences to the loan or the property or (d) if the Cash Sweep Event is caused solely by the occurrence of a Tenant Termination Trigger Event, the re-tenanting of no less than 75.0% of the space demised to Capital One Bank, N.A. pursuant to the Capital One Bank, N.A. lease with one or more replacement tenants pursuant to executed leases approved by lender, which leases must provide for rents that result in a DSCR of no less than 1.20x and that, for any tenants that have yet to take occupancy subject to the following conditions, (x) such tenants do not have any right to terminate the applicable replacement leases prior to occupancy and (y) amounts sufficient to satisfy any free rent, tenant improvement and leasing commission costs with respect to such replacement leases have been reserved with the lender. The foregoing cures are subject to the following conditions, (i) no event of default has occurred and is continuing, (ii) a Cash Sweep Event cure may occur no more than a total of two times in the aggregate during the term of the One American Place Loan, and (iii) the borrower pays all of the lender’s reasonable expenses incurred in connection with such cure including, reasonable attorney’s fees and expenses. In no event will the borrower have the right to cure a Cash Sweep Event caused by any bankruptcy action of borrower.

■	Property Management. The One American Place Property is managed by Latter & Blum Property Management, Inc., a third party property manager. Provided that no event of default is occurring under the One American Place Loan documents, rating agency and lender approval is not required for the appointment of a property manager that meets the requirements for a qualified manager as set forth in the One American Place Loan documents. The lender may require the borrower to replace the property manager with a qualified manager as set forth in the One American Place Loan documents: (i) upon the occurrence and during the continuance of an event of default under the One American Place Loan that is not cured; (ii) upon the occurrence of a default by the property manager under the management agreement beyond applicable notice, grace and cure period; (iii) upon the insolvency of or commencement of insolvency or bankruptcy proceedings involving the manager; or (iv) if the debt service coverage

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

 LOAN #10: ONE AMERICAN PLACE

ratio (as calculated in the One American Place Loan documents and based on the trailing three-month period) is less than 1.15x.

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The One American Place Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the One American Place Property. Any such insurance may be provided through a blanket insurance policy, provided that such policy is required to provide the same protection that a separate policy insuring only the One American Place Property would provide, as determined by the lender. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #11: TRIBECA HOUSE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller		GACC
Location (City/State)	New York, New York	Cut-off Date Balance(2)		$30,000,000
Property Type(1)	Multifamily	Cut-off Date Balance per Unit(1)(2)		$377,733.60
Size (Units)(1)	503	Percentage of Initial Pool Balance		2.6%
Total Occupancy as of 3/14/2018	92.8%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/14/2018	92.8%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / 2001, 2015-2017	Mortgage Rate		3.91900%
Appraised Value	$580,000,000	Original Term to Maturity (Months)		120
Appraisal Date	2/6/2018	Original Amortization Term (Months)		NAP
Borrower Sponsor	Clipper Realty Inc.	Original Interest Only Term (Months)	120
Property Management	Clipper Realty L.P.	First Payment Date	4/6/2018
		Maturity Date	3/6/2028

Underwritten Revenues	$34,891,789
Underwritten Expenses	$16,168,603	Escrows
Underwritten Net Operating Income (NOI)	$18,723,186		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$18,382,425	Taxes	$0	$0
Cut-off Date LTV Ratio(3)	32.8%	Insurance	$0	$0
Maturity Date LTV Ratio(3)	32.8%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(3)	2.48x / 2.43x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(3)	9.9% / 9.7%	Other	$0	$0

Sources and Uses

Sources	$	%	Uses	$	%
Senior Notes	$190,000,000	46.3%	Loan Payoff	$407,948,818	99.3%
Subordinate Note	67,000,000	16.3	Closing Costs	2,839,066	0.7
Mezzanine Loan	103,000,000	25.1
Borrower Sponsor Equity	50,787,885	12.4

Total Sources	$410,787,885	100.0%	Total Uses	$410,787,885	100.0%

(1)	The TriBeCa House property consists of 503 apartment units, which contributed 87.8% of the 2017 year end effective gross income, and 53,036 SF of ground floor retail space. The Cut-off Date Balance per Unit is calculated based on the 503 apartment units.

(2)	The Cut-off Date Balance of $30,000,000 represents the non-controlling Note A-6 and Note A-7, which, together with the non-controlling pari passu notes with an aggregate original principal balance of $190,000,000 (the “Senior Notes”) and the controlling and non-controlling subordinate note with an aggregate original principal balance of $67,000,000, comprise a loan combination (the “TriBeCa House Loan Combination”).

(3)	Calculated based on the aggregate outstanding principal balance of the Senior Notes as of the Cut-off Date of the TriBeCa House Loan Combination.

The following table presents certain information relating to the residential unit mix at the TriBeCa House property:

Unit Mix Summary(1)
Unit Type	# of Units	Average Unit Size (SF)	Occupancy	Average Monthly Rental Rate per Unit	Average Annual Rental Rate per SF

Studio	232	837	94.8%	$4,598	$66.24
1BR	219	957	90.4%	$5,441	$69.47
2BR	45	1,442	93.3%	$8,768	$73.76
3BR	4	1,610	100.0%	$9,808	$73.09
Duplex (2BR)	2	2,259	100.0%	$11,933	$63.40
Duplex (3BR)	1	2,260	100.0%	$14,163	$75.21
Total / Wtd. Avg.	503	958	92.8%	$5,427	$68.73

(1)	Based on underwritten rent roll dated March 14, 2018.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #11: TRIBECA HOUSE

The following table presents certain information relating to historical leasing at the TriBeCa House property:

Historical Leased %(1)(2)

	2015	2016	2017	As of 3/14/2018
Owned Space	82.8%	89.3%	88.8%	92.8%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	Historical Occupancy figures reflect the occupancy of the 503 apartment units. Retail occupancy was 94.0% as of December 31, 2015, and 100.0% as of December 31, 2016, December 31, 2017 and March 14, 2018.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating history and Underwritten Net Cash Flow at the TriBeCa House property:

Cash Flow Analysis(1)

	2015(2)	2016(2)	2017(2)	Underwritten	Underwritten per Unit(3)
Residential
Gross Potential Residential Rent	$27,531,810	$28,242,892	$29,893,070	$32,950,469	$65,508
Less: Vacancy, Bad Debt & Concessions(4)	0	0	0	(2,825,209)	(5,617)
Net Rental Income	$27,531,810	$28,242,892	$29,893,070	$30,125,260	$59,891

Commercial
Gross Potential Commercial Rent	$3,512,181	$3,849,376	$4,233,253	$4,383,062	$82.64
Less: Vacancy, Bad Debt & Concessions(5)	0	0	0	(219,153)	(4.13)
Net Commercial Income	$3,512,181	$3,849,376	$4,233,253	$4,163,908	$78.51

Total Other Income(6)	459,613	498,331	602,620	602,620	1,198
Effective Gross Income	$31,503,604	$32,590,599	$34,728,942	$34,891,789	$69,367

Total Operating Expenses	12,526,522	14,317,696	14,863,891	16,168,603	32,144
Net Operating Income	$18,977,082	$18,272,903	$19,865,052	$18,723,186	$37,223

Capital Reserve - Residential	0	0	0	150,900	300
Capital Reserve - Commercial	0	0	0	10,607	0.20
TI/LC	0	0	0	179,253	3.38
Net Cash Flow	$18,977,082	$18,272,903	$19,865,052	$18,382,425	$36,546

Occupancy	82.8%	89.3%	88.8%	92.6%
NOI Debt Yield(7)	10.0%	9.6%	10.5%	9.9%
NCF DSCR(7)	2.51x	2.42x	2.63x	2.43x

(1)	Based on underwritten rent roll dated March 14, 2018.

(2)	Net Operating Income fluctuation from 2014 through 2017 reflects the borrower sponsor’s strategy of renovating vacant units with luxury finishes and increasing rents.

(3)	Underwritten per Unit reflects the amount per the 503 residential units per month, with the exception of Gross Potential Commercial Rent, Less: Vacancy, Bad Debt & Concessions for the commercial component, Capital Reserve - Commercial, which are calculated per SF.

(4)	Underwritten Vacancy, Bad Debt & Concessions for the residential component represent 8.6% of Underwritten Gross Potential Residential Rent and accounts for the actual economic vacancy plus actual 2017 concessions of approximately 1.0%.

(5)	Underwritten Vacancy, Bad Debt & Concessions for the commercial component represent 5.0% of Underwritten Gross Potential Commercial Rent.

(6)	Other Income includes laundry income, storage fees, license agreement income, lease cancellation fees, late fees, and application fees among others.

(7)	Calculated based on the aggregate principal balance as of the Cut-off Date of the Senior Notes of the TriBeCa House Loan Combination.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #12: OVERLAND PARK XCHANGE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		JPMCB
Location (City/State)	Overland Park, Kansas	Cut-off Date Balance(3)		$28,000,000
Property Type	Office	Cut-off Date Balance per SF(2)		$106.35
Size (SF)	733,400	Percentage of Initial Pool Balance		2.4%
Total Occupancy as of 7/1/2018	90.1%	Number of Related Mortgage Loans		None
Owned Occupancy as of 7/1/2018	90.1%	Type of Security(4)		Fee Simple
Year Built / Latest Renovation	1986 / 2015	Mortgage Rate		4.70000%
Appraised Value(1)	$119,700,000	Original Term to Maturity (Months)		120
Appraisal Date	6/13/2018	Original Amortization Term (Months)		NAP
Borrower Sponsor	Gary L. Oborny	Original Interest Only Period (Months)	120
Property Management	Occidental Management, Inc.	First Payment Date	8/1/2018
		Maturity Date	7/1/2028

Underwritten Revenues	$14,709,331
Underwritten Expenses	$6,208,312	Escrows
Underwritten Net Operating Income (NOI)	$8,501,019		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$7,795,593	Taxes	$552,511	$184,170
Cut-off Date LTV Ratio(1)(2)	65.2%	Insurance(5)	$0	$0
Maturity Date LTV Ratio(1)(2)	66.3%	Replacement Reserve	$12,223	$12,223
DSCR Based on Underwritten NOI / NCF(2)	2.29x / 2.10x	TI/LC	$1,964,000	$30,558
Debt Yield Based on Underwritten NOI / NCF(2)	10.9% / 10.0%	Other(6)	$2,863,221	(6)

Sources and Uses

Sources	$	%	Uses	$	%
Loan Amount	$78,000,000	94.9%	Loan Payoff	$76,533,206	93.1%
Principal’s New Cash Contribution	4,201,432	5.1%	Reserves	5,391,955	6.6
			Closing Costs	276,272	0.3
Total Sources	$82,201,432	100.0%	Total Uses	$82,201,432	100.0%

(1)	The Appraised Value represents, and the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on, the sum of the “as-is” appraised value for the property and the “As-Is – NPV of Tax Abatement” appraised value. The “as-is” appraised value is $117,700,000 as of June 13, 2018, equating to a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 66.3% and 66.3%, respectively. The “As-Is – NPV of Tax Abatement” appraised value represents the appraisal’s determination of the net present value of the payment in lieu of taxes program affecting the property.

(2)	Calculated based on the aggregate outstanding principal balance of the Overland Park Xchange Loan Combination (as defined below).

(3)	The Cut-off Date Balance of $28,000,000 represents the controlling note A-2A, which, together with the non-controlling pari passu notes with an aggregate original principal balance of $50,000,000, comprise the “Overland Park Xchange Loan Combination” with an aggregate original principal balance of $78,000,000.

(4)	The borrower previously owned the fee simple interest in the Overland Park Xchange Property. The borrower conveyed the fee title to the City of Overland Park, Kansas, which ground leased the property back to the borrower in order to facilitate a payment in lieu of taxes arrangement. The lender has been granted a security interest in the fee simple and leasehold interests of the Overland Park Xchange property, and the Type of Security above reflects the fee simple estate.

(5)	The borrower is required to deposit monthly escrows equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of insurance coverage (unless the Overland Park Xchange Property (as defined below) is insured under a blanket insurance policy meeting the requirements of the loan documents).

(6)	The Upfront Other Escrows represents the aggregate of (i) $2,499,221 for outstanding tenant improvements and (ii) $364,000 for a Select Quote existing rent buyout reserve to cover the existing rent buyout. The Monthly Other escrows represents the monthly amortization reserve, which equates to the difference between (i) a hypothetical monthly debt service payment amount for the loan calculated assuming no interest only period and a constant monthly payment of principal and interest based on a 30-year amortization schedule and (ii) an amount equal to accrued interest due and payable on the unpaid principal balance of the loan during each applicable accrual period, which may be used for lender-approved leasing expenses. The initial amortization reserve monthly deposit is approximately $88,854. In lieu of a monthly deposit, the borrower may deposit a letter of credit in an amount equal to $9,167,500, which represents the cap on the amortization reserve.

The following table presents certain information relating to the tenants at the Overland Park Xchange property (the “Overland Park Xchange Property”):

Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
United Health Group(4)	A- / A3 / A+	328,098	44.7%	$5,302,434	43.1%	$16.16	12/31/2026	2, 5-year options
Black & Veatch	NR / NR / NR	202,116	27.6	4,042,320	32.9%	20.00	4/30/2026	3, 5-year options
Select Quote(5)	NR / NR / NR	130,449	17.8	2,956,445	24.0%	22.66	Various(5)	1, 5-year option
All Tenants		660,663	90.1%	$12,301,199	100.0%	$18.62
Vacant		72,737	9.9	0	0.0%	0.00
Total / Wtd. Avg. All Owned Tenants		733,400	100.0%	$12,301,199	100.0%	$18.62

(1)	Based on the underwritten rent roll dated July 1, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent and UW Base Rent $ per SF include contractual rent steps for Select Quote through July 2019, totaling $114,240. UW Base Rent and UW Base Rent $ per SF include average rent for United Health Group through its lease expiration, totaling $82,189; the current in-place rent is $15.10 per SF.

(4)	United Health Group subleases 781 SF to Baxter Credit Union.

(5)	Select Quote occupies multiple spaces with two different expiration dates: (i) 27,259 SF at an UW Base Rent of $20.50 per SF expires in July 2023 and (ii) 103,190 SF at an UW Base Rent of $23.24 per SF expires in July 2029.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #12: OVERLAND PARK XCHANGE

The following table presents certain information relating to the lease rollover schedule at the Overland Park Xchange Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2018	0	0.0%	0.0%	0	0.00%	$0.00	0
2019	0	0.0%	0.0%	0	0.00%	$0.00	0
2020	0	0.0%	0.0%	0	0.00%	$0.00	0
2021	0	0.0%	0.0%	0	0.00%	$0.00	0
2022	0	0.0%	0.0%	0	0.00%	$0.00	0
2023	27,259	3.7%	3.7%	558,810	4.50%	$20.50	1
2024	0	0.0%	3.7%	0	0.00%	$0.00	0
2025	0	0.0%	3.7%	0	0.00%	$0.00	0
2026	530,214	72.3%	76.0%	9,344,754	76.00%	$17.62	2
2027	0	0.0%	76.0%	0	0.00%	$0.00	0
2028	0	0.0%	76.0%	0	0.00%	$0.00	0
2029 & Thereafter	103,190	14.1%	90.1%	2,397,635	19.50%	$23.24	1
Vacant	72,737	9.9%	100.0%	0	0.00%	$0.00	0
Total / Wtd. Avg.	733,400	100.0%		$12,301,199	100.0%	$18.62	4

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents certain information relating to historical leasing at the Overland Park Xchange Property:

Historical Leased%(1)

	2015	2016	2017	As of 7/1/2018(2)
Owned Space	74.8%	77.7%	83.7%	90.1%

(1)	As provided by the borrower and which represents average month-end occupancy for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated July 1, 2018.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Overland Park Xchange Property:

Cash Flow Analysis

	2015	2016	2017	TTM 6/30/2018	Underwritten	Underwritten $ per SF
Base Rent(1)	$6,052,996	8,419,672	$9,520,993	$10,401,647	$12,301,199	$16.77
Vacant Income	0	0	0	0	1,491,109	2.03
Total Reimbursement Revenue	136,583	19,986	37,042	87,596	2,700,038	3.68
Other Income	437	663	561	3,278	0	0.00
Gross Revenue	$6,190,016	$8,440,322	$9,558,596	$10,492,521	$16,492,345	$22.49
Vacancy & Credit Loss	0	0		0	(1,783,014)	(2.43)
Effective Gross Income	$6,190,016	$8,440,322	$9,558,596	$10,492,521	$14,709,331	$20.06

Real Estate Taxes	$845,770	$1,329,231	$1,323,791	$1,328,607	$2,210,042	$3.01
Insurance	130,505	71,746	27,500	83,236	110,010	0.15
Management Fee	252,887	436,267	461,130	530,611	441,280	0.60
Other Operating Expenses	843,042	805,728	893,691	982,163	3,446,980	4.70
Total Operating Expenses	$2,072,203	$2,642,972	$2,706,112	$2,924,618	$6,208,312	$8.47

Net Operating Income(2)	$4,117,814	$5,797,349	$6,852,484	$7,567,904	$8,501,019	$11.59
TI/LC, Capex/RR	0	0	0	0	705,426	0.96
Net Cash Flow	$4,117,814	$5,797,349	$6,852,484	$7,567,904	$7,795,593	$10.63

Occupancy(3)	74.8%	77.7%	83.7%	90.1%	90.1%
NOI Debt Yield	5.3%	7.4%	8.8%	9.7%	10.9%
NCF DSCR	1.11x	1.56x	1.84x	2.04x	2.10x

(1)	UW Base Rent and UW Base Rent $ per SF include contractual rent steps for Select Quote through July 2019, totaling $114,240. UW Base Rent and UW Base Rent $ per SF include average rent for United Health Group through its lease expiration, totaling $82,189; the current in-place rent is $15.10 per SF.

(2)	The increase in Net Operating Income from 2015 to 2016 and 2016 to 2017 is primarily attributable to lease-up at the Overland Park Xchange Property following an approximately $40.0 million ground-up renovation completed in 2015. The increase in Net Operating Income from TTM 6/30/2018 to Underwritten Net Operating Income is attributable to Select Quote taking occupancy after lease commencement on January 1, 2018.

(3)	Historical Occupancies are as of December 31 of each respective year. TTM 6/30/2018 Occupancy is as of July 1, 2018.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #13: aloft portland airport

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CREFI
Location (City/State)	Portland, Oregon	Cut-off Date Principal Balance		$24,969,345
Property Type	Hospitality	Cut-off Date Principal Balance per Room		$183,598.13
Size (Rooms)	136	Percentage of Initial Pool Balance		2.2%
Total TTM Occupancy as of 6/30/2018	87.8%	Number of Related Mortgage Loans(2)		3
Owned TTM Occupancy as of 6/30/2018	87.8%	Type of Security(3)		Leasehold
Year Built / Latest Renovation	2008 / 2015	Mortgage Rate		4.89000%
Appraised Value	$39,900,000	Original Term to Maturity (Months)		120
Appraisal Date	6/22/2018	Original Amortization Term (Months)		360
Borrower Sponsors(1)	Harold Pollin and David B. Pollin	Original Interest Only Period (Months)		NAP
Property Management	Pollin Management, LLC	First Payment Date		10/6/2018
		Maturity Date		9/6/2028

Underwritten Revenues	$7,236,702
Underwritten Expenses	$4,057,474	Escrows
Underwritten Net Operating Income (NOI)	$3,179,228
Underwritten Net Cash Flow (NCF)	$2,889,760		Upfront	Monthly
Cut-off Date LTV Ratio	62.6%	Taxes	$111,469	$10,134
Maturity Date LTV Ratio	51.3%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	2.00x / 1.82x	FF&E	$0	$23,688
Debt Yield Based on Underwritten NOI / NCF	12.7% / 11.6%	Other(4)	$375	$0

	Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$25,000,000	100.0%	Loan Payoff	$14,142,098	56.6%
			Principal Equity Distribution	10,217,459	40.9
			Closing Costs	528,600	2.1
			Reserves	111,844	0.4
Total Sources	$25,000,000	100.0%	Total Uses	$25,000,000	100.0%

(1)	Harold Pollin and David B. Pollin are the guarantors of the nonrecourse carve-outs under the Aloft Portland Airport loan documents.

(2)	The Aloft Portland Airport borrower sponsors are also the borrower sponsors of the Concord Plaza and Hampton Inn Portland Airport mortgage loans.

(3)	The Aloft Portland Airport property (“Aloft Portland Airport Property”) is on a ground lease with the Port of Portland through June 30, 2084. In connection with the execution of the ground lease on May 28, 1999, the Aloft Portland Airport borrower sponsor prepaid ground rent upfront for the entire ground lease term through 2084. As ground rent associated with the ground lease was prepaid upfront, the Aloft Portland Airport borrower sponsor will not be required to make ground lease payments until June 30, 2084.

(4)	Other Upfront reserves represent a PIP reserve of $375, which represents deferred maintenance at the Aloft Portland Airport Property.

The following table presents certain information relating to the 2017 demand analysis with respect to the Aloft Portland Airport Property based on market segmentation, as provided in the appraisal for the Aloft Portland Airport Property:

2017 Accommodated Room Night Demand(1)

Property	Commercial	Meeting and Group	Leisure	Contract
Aloft Portland Airport	55%	10%	25%	10%

(1)	Source: Appraisal.

The following tables present certain information relating to historical occupancy, ADR and RevPAR at the Aloft Portland Airport Property and its competitive set, as provided in a market report for the property:

Historical Statistics(1)(2)

	Aloft Portland Airport				Competitive Set				Penetration
	12/31/2015	12/31/2016	12/31/2017	TTM 6/30/2018	12/31/2015	12/31/2016	12/31/2017	TTM 6/30/2018	12/31/2015	12/31/2016	12/31/2017	TTM 6/30/2018
Occupancy(3)	86.1%	85.5%	87.7%	87.8%	78.0%	79.0%	78.9%	78.7%	110.5%	108.2%	111.1%	111.5%
ADR	$136.66	$145.80	$151.09	$154.60	$134.69	$142.24	$148.07	$148.08	101.5%	102.5%	102.0%	104.4%
RevPAR	$117.73	$124.64	$132.45	$135.68	$105.02	$112.38	$116.88	$116.52	112.1%	110.9%	113.3%	116.4%

(1)	12/31/2015, 12/31/2016 and 12/31/2017 figures are from a December 2017 travel research report.

(2)	TTM 6/30/2018 figures are from a June 2018 travel research report.

(3)	Variances between occupancy figures from travel research reports and the borrower provided figures on the subsequent page are attributable to variances in reporting methodologies and/or timing differences.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #13: aloft portland airport

■	Operating History and Underwritten Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Aloft Portland Airport Property:

Cash Flow Analysis(1)

	2015		2016		2017		TTM 6/30/2018		Underwritten		Underwritten $ per Room
Room Revenue	$5,844,588		$6,232,927		$6,596,558		$6,778,139		$6,778,139		$49,839.26
Food & Beverage Revenue	476,377		467,297		450,652		403,223		403,223		2,964.87
Other Revenue(2)	63,412		70,778		57,609		55,340		55,340		406.91
Total Revenue	$6,384,377		$6,771,002		$7,104,819		$7,236,702		$7,236,702		$53,211.05

Room Expense	$1,248,274		$1,373,702		$1,390,896		$1,414,184		$1,414,184		$10,398.41
Food & Beverage Expense	250,420		262,906		246,261		258,057		258,057		1,897.48
Other Expense	47,756		46,649		45,406		43,089		43,089		316.83
Total Departmental Expense	$1,546,450		$1,683,257		$1,682,563		$1,715,330		$1,715,330		$12,612.72
Total Undistributed Expense	1,960,761		2,110,681		2,150,657		2,135,786		2,149,304		15,803.70
Total Fixed Charges	159,441		173,349		184,454		187,636		192,841		1,417.95
Total Operating Expenses	$3,666,652		$3,967,287		$4,017,675		$4,038,753		$4,057,474		$29,834.37

Net Operating Income	$2,717,725		$2,803,715		$3,087,145		$3,197,950		$3,179,228		$23,376.67
FF&E	255,375		270,840		284,193		289,468		289,468		2,128.44
Net Cash Flow	$2,462,350		$2,532,875		$2,802,952		$2,908,482		$2,889,760		$21,248.23

Occupancy(3)	86.3%		85.6%		87.8%		87.9%		87.9%
NOI Debt Yield	10.9%		11.2%		12.4%		12.8%		12.7%
NCF DSCR	1.55	x	1.59	x	1.76	x	1.83	x	1.82	x

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other Revenue consists of revenue from phone calls, in-room movies, guest laundry services, the business center and city lodging tax credit fees.

(3)	Occupancy is as provided by the borrower. Variances between borrower provided occupancy figures and occupancy figures from travel research reports on the prior page are attributable to variances in reporting methodologies and/or timing differences.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #14: Carlton plaza

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		JPMCB
Location (City/State)	Woodland Hills, California	Cut-off Date Balance		$22,500,000
Property Type	Office	Cut-off Date Balance per SF		$145.22
Size (SF)	154,933	Percentage of Initial Pool Balance		2.0%
Total Occupancy as of 7/1/2018	83.6%	Number of Related Mortgage Loans		None
Owned Occupancy as of 7/1/2018	83.6%	Type of Security		Fee Simple
Year Built / Latest Renovation	1986 / NAP	Mortgage Rate		4.49600%
Appraised Value	$34,620,000	Original Term to Maturity (Months)		120
Appraisal Date	7/26/2018	Original Amortization Term (Months)		NAP
Borrower Sponsors	Stephen M. Zotovich and Bradley E. Lofgren	Original Interest Only Period (Months)	120
Property Management	Peregrine Realty Partners, Inc.	First Payment Date	11/1/2018
		Maturity Date	10/1/2028

Underwritten Revenues	$4,010,756
Underwritten Expenses	$1,821,764		Escrows
Underwritten Net Operating Income (NOI)	$2,188,991		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,045,515	Taxes	$280,616	$35,077
Cut-off Date LTV Ratio	65.0%	Insurance(1)	$0	$0
Maturity Date LTV Ratio	65.0%	Replacement Reserve(2)	$125,000	$0
DSCR Based on Underwritten NOI / NCF	2.13x / 1.99x	TI/LC(3)	$1,375,000	$0
Debt Yield Based on Underwritten NOI / NCF	9.7% / 9.1%	Other(4)	$374,313	$0

	Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$22,500,000	59.2%	Purchase Price	$34,400,000	90.5%
Principal’s New Cash Contribution	15,496,793	40.8	Reserves	2,154,929	5.7
			Closing Costs	1,441,864	3.8
Total Sources	$37,996,793	100.0%	Total Uses	$37,996,793	100.0%

(1)	The borrower is required to deposit monthly escrows equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of insurance coverage (unless the Carlton Plaza property (the “Carlton Plaza Property”) is insured under a blanket insurance policy meeting the requirements of the loan documents).

(2)	The Replacement Reserve is subject to a cap of $100,000. The borrower is required to make monthly deposits of $2,578 into the Ongoing Replacement Reserve ($) on each monthly payment date following the date that the balance of funds in the Replacement Reserve account is less than $100,000.

(3)	At such time that the amount in the TI/LC reserve is less than $500,000, the borrower is required to deposit monthly escrows equal to $12,890 into the monthly TI/LC reserve. The TI/LC reserve is subject to a cap of $773,400 (excluding amounts attributable to termination deposits and the initial deposit).

(4)	The Upfront Other escrow balance is associated with a free rent reserve established at origination.

The following table presents certain information relating to the major tenants at the Carlton Plaza Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Lewis Marenstein et al	NR / NR / NR	19,244	12.4%	$526,708	14.7%	$27.37	12/31/2023	1, 3-year option
Weider Health and Fitness	NR / NR / NR	12,722	8.2%	371,610	10.4%	$29.21	7/31/2024	1, 5-year option
Prober & Raphael	NR / NR / NR	12,849	8.3%	333,051	9.3%	$25.92	12/31/2024	1, 5-year option
Solidifi(2)	NR / NR / NR	11,564	7.5%	297,657	8.3%	$25.74	7/31/2019	1, 5-year option
DTI	NR / NR / NR	8,948	5.8%	248,844	7.0%	$27.81	12/31/2023	NA
Grassini & Wrinkle	NR / NR / NR	6,562	4.2%	204,341	5.7%	$31.14	4/30/2020	NA
FFC Billing Corp	NR / NR / NR	4,123	2.7%	121,587	3.4%	$29.49	4/30/2023	1, 5-year option
Mandell)	NR / NR / NR	4,622	3.0%	137,320	3.8%	$29.71	11/30/2020	NA
Hausman & Sosa, LLP	NR / NR / NR	4,156	2.7%	109,012	3.0%	$26.23	11/30/2021	1, 3-year option
Safework, Inc	NR / NR / NR	3,717	2.4%	106,455	3.0%	$28.64	4/30/2023	1, 5 year option
Ten Largest Owned Tenants		88,507	57.1%	$2,456,585	68.6%	$27.76
Remaining Tenants		41,039	26.5%	1,123,073	31.4%	27.37
Vacant		25,387	16.4%	0	0.0%	0.00
Total / Wtd. Avg. All Owned Tenants		154,933	100.0%	$3,579,658	100.0%	$27.63

(1)	Based on the underwritten rent roll dated July 1, 2018.

(2)	Solidifi subleases approximately 5,856 SF to Hizzoner LLC through December 31, 2018 and approximately 5,708 SF to Capital Providers Insurance Services, Inc. through July 15, 2019.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #14: Carlton plaza

The following table presents certain information relating to the lease rollover schedule at the Carlton Plaza Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2018	4,562	2.9	2.9%	126,370	3.5	$27.70	2
2019	18,057	11.7%	14.6%	487,183	13.6%	$26.98	6
2020	21,017	13.6%	28.2%	620,411	17.3%	$29.52	8
2021	7,723	5.0%	33.1%	209,812	5.9%	$27.17	3
2022	5,927	3.8%	37.0%	165,115	4.6%	$27.86	2
2023	43,228	27.9%	64.9%	1,206,205	33.7%	$27.90	7
2024	27,633	17.8%	82.7%	764,562	21.4%	$27.67	4
2025	0	0.0%	82.7%	0	0.0%	$0.00	0
2026	0	0.0%	82.7%	0	0.0%	$0.00	0
2027	0	0.0%	82.7%	0	0.0%	$0.00	0
2028	0	0.0%	82.7%	0	0.0%	$0.00	0
2029 & Thereafter	1,399	0.9%	83.6%	0	0.0%	$0.00	1
Vacant	25,387	16.4%	100.0%	NAP	NAP%	NAP	NAP
Total / Wtd. Avg.	154,933	100.0%		$3,579,658	100.0%	$27.63	33

(1)	Based on the underwritten rent roll dated July 1, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents certain information relating to historical leasing at the Carlton Plaza Property:

Historical Leased%(1)

	2015	2016	2017	7/1/2018(2)
Owned Space	93.4%	95.1%	90.9%	83.6%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated July 1, 2018.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #14: Carlton plaza

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Carlton Plaza Property:

Cash Flow Analysis(1)

	2015		2016		2017		Underwritten		Underwritten $ per SF
Base Rent(2)	$3,595,434		$3,669,315		$3,707,348		$3,579,658		$23.10
Gross Up Vacancy	0		0		0		700,681		4.52
Reimbursements	240,734		400,215		469,318		430,178		2.78
Gross Revenue	$3,836,168		$4,069,530		$4,176,667		$4,710,517		$30.40

Vacancy & Credit Loss	($241,360)		($131,510)		$0		($700,681)		($4.52)
Other Income	3,502		5,463		897		920		0.01
Effective Gross Income	$3,598,311		$3,943,483		$4,177,564		$4,010,756		$25.89

Real Estate Taxes	$353,200		$382,458		$421,296		$437,865		$2.83
Insurance	99,025		87,983		81,663		37,216		0.24
Management Fee	111,085		119,750		108,179		120,323		0.78
Other Operating Expenses	1,232,026		1,234,322		1,259,083		1,226,361		7.92
Total Operating Expenses	$1,795,336		$1,824,513		$1,870,221		$1,821,764		$11.76

Net Operating Income	$1,802,974		$2,118,970		$2,307,343		$2,188,991		$14.13
TI/LC	0		0		0		262,490		1.69
Replacement Reserves	0		0		0		30,987		0.20
Capital Expenditures	0		0		0		(150,000)		(0.97)
Net Cash Flow	$1,802,974		$2,118,970		$2,307,343		$2,045,515		$13.20

Occupancy(3)	93.4%		95.1%		90.9%		83.6%
NOI Debt Yield	8.0%		9.4%		10.3%		9.7%
NCF DSCR	1.76	x	2.07	x	2.25	x	1.99	x

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items are not considered for the underwritten cash flow.
(2)	The historical cash flows for 2016 are based on an annualized 8-month period due to the acquisition of the Creekside Oaks Property in April 2016. Additionally, due to the acquisition, historical cash flows prior to 2016 are not available.
(3)	Contractual Rent Steps includes $116,614, which represents the present value of rent steps for credit tenants and $44,673 for contractual rent steps through July 2019 for other tenants.
(4)	Represents an underwritten economic vacancy of 5.0%.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

(THIS PAGE INTENTIONALLY LEFT BLANK)

LOAN #15: creekside oaks

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CREFI
Location (City/State)	Sacramento, California	Cut-off Date Balance	$21,000,000
Property Type	Office	Cut-off Date Balance per SF	$117.52
Size (SF)	178,694	Percentage of Initial Pool Balance	1.8%
Total Occupancy as of 6/30/2018	97.5%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/30/2018	97.5%	Type of Security	Fee Simple
Year Built / Latest Renovation	1989-1991 / 2009, 2017	Mortgage Rate	4.55000%
Appraised Value	$32,500,000	Original Term to Maturity (Months)	120
Appraisal Date	7/2/2018	Original Amortization Term (Months)	NAP
Borrower Sponsors(1)	Various	Original Interest Only Period (Months)	120
Property Management	Seagate Properties, Inc.	First Payment Date	9/6/2018
Maturity Date	8/6/2028
Underwritten Revenues	$4,517,669
Underwritten Expenses	$1,713,708	Escrows
Underwritten Net Operating Income (NOI)	$2,803,961	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,514,390	Taxes	$178,914	$35,783
Cut-off Date LTV Ratio	64.6%	Insurance	$7,030	$7,030
Maturity Date LTV Ratio	64.6%	Replacement Reserve(2)	$0	$3,425
DSCR Based on Underwritten NOI / NCF	2.89x / 2.60x	TI/LC(3)	$0	$20,706
Debt Yield Based on Underwritten NOI / NCF	13.4% / 12.0%	Other(4)	$24,935	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$21,000,000	63.7%	Purchase Price	$32,200,000	97.6%
Principal’s New Cash Contribution	11,521,228	34.9	Closing Costs	573,257	1.7
Other Sources(5)	462,908	1.4	Reserves	210,879	0.6

Total Sources	$32,984,136	100.0%	Total Uses	$32,984,136	100.0%

(1)	The borrower sponsors are Mark B. Polite, Willis K. Polite, Dennis P. Fisco, Trent R. Isgrig, Deborah M. Dedomenico, Gregory W. Kunz, Mark Engstrom and James G. Engstrom, each of whom are also the guarantors of the non-recourse carveouts under the Creekside Oaks Mortgage Loan documents.
(2)	The Replacement Reserve is subject to a cap of $100,000.

(3)	The TI/LC reserve is subject to a cap of $400,000.

(4)	The Upfront Other escrows consists of a $24,935 free rent reserve which consists of free rent obligations for Mann, Urutia, CPAS and Associates, LP.

(5)	Other Sources consists of security deposits ($132,837), rents ($134,901), property taxes ($21,777), and other credits ($181,539) net of expenses ($8,146).

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the Creekside Oaks property (the “Creekside Oaks Property”):

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration
Centene Management Company, LLC(4)	BBB / Ba1 / BB+	42,364	23.7%	$1,071,827	24.3%	$25.30	9/30/2021
York Risk Services Holding Corp.	NR / NR / NR	17,082	9.6	450,965	10.2	26.40	1/31/2021
Comcast of Sacramento II, LLC	A- / A3 / A-	13,856	7.8	351,615	8.0	25.38	12/31/2020
Passport Health Communications, Inc.	NR / Baa1 / A-	13,698	7.7	348,719	7.9	25.46	6/30/2021
KML Enterprises Career Development, LLC	NR / NR / NR	11,789	6.6	318,303	7.2	27.00	8/31/2021
Barrett Business Services, Inc.	NR / NR / NR	7,668	4.3	202,159	4.6	26.36	9/30/2022
Honeywell International, Inc.	A / A2 / A-	6,647	3.7	160,668	3.6	24.17	10/31/2019
Truven Health Analytics, Inc.	A+ / A1 / A+	6,295	3.5	163,420	3.7	25.96	11/30/2020
NetBrain Technologies, Inc.	NR / NR / NR	6,216	3.5	152,914	3.5	24.60	7/31/2019
Mann, Urrutia, Nelson, CPAS and Associates, LLP	NR / NR / NR	5,772	3.2	153,073	3.5	26.52	5/31/2028
Ten Largest Owned Tenants		131,387	73.5%	$3,373,663	76.4%	$25.68
Remaining Tenants		42,923	24.0	1,041,016	23.6	24.25
Vacant		4,384	2.5	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		178,694	100.0%	$4,414,679	100.0%	$25.33

(1)	Based on the underwritten rent roll dated June 30, 2018.
(2)	Certain ratings are those of the parent company or the U.S. federal government whether or not the parent or the U.S. federal government, as applicable, guarantees the lease.

(3)	UW Base Rent and UW Base Rent $ per SF includes $116,614, which represents the present value of rent steps for credit tenants and $44,673 for contractual rent steps through July 2019 for other tenants.

(4)	Centene Management Company, LLC has a one-time right to terminate its lease effective as of June 30, 2027, with written notice at least nine months prior to the termination date and payment of a termination fee equal to $587,249.95.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #15: creekside oaks

The following table presents certain information relating to the lease rollover schedule at the Creekside Oaks Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	1,642	0.9%	0.9%	$0	0.0%	$0.00	1
2018	0	0.0	0.9%	0	0.0	$0.00	0
2019	26,084	14.6	15.5%	642,503	14.6	$24.63	8
2020	29,981	16.8	32.3%	758,885	17.2	$25.31	5
2021	91,672	51.3	83.6%	2,365,822	53.6	$25.81	6
2022	16,680	9.3	92.9%	431,924	9.8	$25.89	5
2023	2,479	1.4	94.3%	62,471	1.4	$25.20	1
2024	0	0.0	94.3%	0	0.0	$0.00	0
2025	0	0.0	94.3%	0	0.0	$0.00	0
2026	0	0.0	94.3%	0	0.0	$0.00	0
2027	0	0.0	94.3%	0	0.0	$0.00	0
2028	5,772	3.2	97.5%	153,073	3.5	$26.52	1
2029 & Thereafter	0	0.0	97.5%	0	0.0	$0.00	0
Vacant	4,384	2.5	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	178,694	100.0%		$4,414,679	100.0%	$25.33	27

(1)	Based on the underwritten rent roll dated June 30, 2018.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	UW Base Rent and UW Base Rent $ per SF includes $116,614, which represents the present value of rent steps for credit tenants and $44,673 for contractual rent steps through July 2019 for other tenants.

The following table presents certain information relating to historical leasing at the Creekside Oaks Property:

Historical Leased %(1)

	2016	2017	As of 6/30/2018(2)
Owned Space	93.1%	93.6%	97.5%

(1)	As provided by the borrowers and which represents occupancy as of December 31 for the indicated year unless otherwise specified. As the Creekside Oaks Property was acquired in April 2016, occupancy figures prior to 2016 are not available.

(2)	Based on the underwritten rent roll dated June 30, 2018.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #15: creekside oaks

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Creekside Oaks Property:

Cash Flow Analysis(1)

	2016(2)	2017	TTM 5/31/2018	Underwritten		Underwritten $ per SF
Base Rent	$3,829,665	$3,852,448	$4,018,865	$4,298,064		$24.05
Contractual Rent Steps(3)	0	0	0	116,614		0.65
Gross Up Vacancy	0	0	0	154,677		0.87
Reimbursements	90,244	69,258	81,277	158,270		0.89
Vacancy & Credit Loss	0	0	0	(236,381)		(1.32)
EGI Before Other Income	$3,919,909	$3,921,706	$4,100,142	$4,491,244		$25.13
Other Income	24,462	18,916	26,425	26,425		0.15
Effective Gross Income	$3,944,374	$3,940,622	$4,126,566	$4,517,669		$25.28

Real Estate Taxes	$345,837	$342,557	$340,180	$408,946		2.29
Insurance	40,190	35,832	33,712	80,341		0.45
Management Fee	164,724	156,000	157,950	180,707		1.01
Other Operating Expenses	1,121,806	1,024,936	1,040,882	1,043,714		5.84
Total Operating Expenses	$1,672,557	$1,559,325	$1,572,724	$1,713,708		$9.59

Net Operating Income	$2,271,817	$2,381,297	$2,553,842	$2,803,961		$15.69
TI/LC	0	0	0	248,471		1.39
Replacement Reserves	0	0	0	41,100		0.23
Net Cash Flow	$2,271,817	$2,381,297	$2,553,842	$2,514,390		$14.07

Occupancy	93.1%	93.6%	95.3%	95.0%	(4)
NOI Debt Yield	10.8%	11.3%	12.2%	13.4%
NCF DSCR	2.35x	2.46x	2.64x	2.60x

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items are not considered for the underwritten cash flow.
(2)	The historical cash flows for 2016 are based on an annualized 8-month period due to the acquisition of the Creekside Oaks Property in April 2016. Additionally, due to the acquisition, historical cash flows prior to 2016 are not available.
(3)	Contractual Rent Steps includes $116,614, which represents the present value of rent steps for credit tenants and $44,673 for contractual rent steps through July 2019 for other tenants.
(4)	Represents an underwritten economic vacancy of 5.0%.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Drexel Hamilton, LLC, The Williams Capital Group, L.P. or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.